                                                                    EXHIBIT 10.4



                                                                  EXECUTION COPY



================================================================================



                                  $995,000,000


                                CREDIT AGREEMENT


                            DATED AS OF MAY 23, 1996


                                     AMONG


                       SMITH'S FOOD & DRUG CENTERS, INC.,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                             BANKERS TRUST COMPANY
                                      AND
                        THE CHASE MANHATTAN BANK, N.A.,
                                 AS ARRANGERS,

                             CHASE SECURITIES INC.,
                             AS SYNDICATION AGENT,

                                      AND

                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT



================================================================================

                       SMITH'S FOOD & DRUG CENTERS, INC.

                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

SECTION 1.      DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        1.1     Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement  . . . . . . . . . . . .  46
        1.3     Other Definitional Provisions and Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 2.      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
        2.1     Commitments; Making of Loans; the Register; Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
        2.2     Interest on the Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        2.3     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        2.4     Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding
                Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        2.5     Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
        2.6     Special Provisions Governing Eurodollar Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
        2.7     Increased Costs; Taxes; Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
        2.8     Obligation of Lenders and Issuing Lenders to Mitigate   . . . . . . . . . . . . . . . . . . . . . . . . . .  84
        2.9     Replacement of Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

SECTION 3.      LETTERS OF CREDIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
        3.1     Issuance of Letters of Credit and Revolving Lenders' Purchase of Participations Therein   . . . . . . . . .  85
        3.2     Letter of Credit Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
        3.3     Drawings and Reimbursement of Amounts Paid Under Letters of Credit.   . . . . . . . . . . . . . . . . . . .  90
        3.4     Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
        3.5     Indemnification; Nature of Issuing Lenders' Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
        3.6     Increased Costs and Taxes Relating to Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . .  95

SECTION 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
        4.1     Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans   . . . . . . . . . . . . . . . .  97
        4.2     Conditions to All Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
        4.3     Conditions to Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

SECTION 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
        5.1     Organization, Powers, Qualification, Good Standing, Business and Subsidiaries   . . . . . . . . . . . . . . 110


                                      (i)

        5.2     Authorization of Borrowing, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
        5.3     Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
        5.4     No Material Adverse Change; No Restricted Junior Payments   . . . . . . . . . . . . . . . . . . . . . . . . 114
        5.5     Title to Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
        5.6     Litigation; Adverse Facts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
        5.7     Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
        5.8     Performance of Agreements; Materially Adverse Agreements; Material Contracts  . . . . . . . . . . . . . . . 115
        5.9     Governmental Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
        5.10    Securities Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
        5.11    Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
        5.12    Certain Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
        5.13    Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
        5.14    Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
        5.15    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
        5.16    Matters Relating to Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
        5.17    Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
        5.18    Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
        5.19    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
        5.20    Real Property Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

SECTION 6.      COMPANY'S AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
        6.1     Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
        6.2     Corporate Existence, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
        6.3     Payment of Taxes and Claims; Tax Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
        6.4     Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
        6.5     Inspection; Lender Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
        6.6     Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
        6.7     Environmental Disclosure and Inspection; Remedial Action Regarding Hazardous Materials  . . . . . . . . . . 130
        6.8     Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Future Subsidiaries  . . . . 132
        6.9     Additional Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
        6.10    Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138

SECTION 7.      COMPANY'S NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
        7.1     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
        7.2     Liens and Related Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141
        7.3     Investments; Joint Ventures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
        7.4     Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146
        7.5     Restricted Junior Payments; Other Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . 148
        7.6     Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149


                                      (ii)

        7.7     Restriction on Fundamental Changes; Asset Sales and Acquisitions  . . . . . . . . . . . . . . . . . . . . . 154
        7.8     Consolidated Capital Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 157
        7.9     Restriction on Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 158
        7.10    Sales and Lease-Backs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 159
        7.11    Sale or Discount of Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 160
        7.12    Transactions with Shareholders and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 160
        7.13    Disposal of Subsidiary Stock; Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . 160
        7.14    Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 161
        7.15    Amendments or Waivers of Certain Related Agreements; Amendments of Documents Relating to Subordinated
                Indebtedness; Designation of "Designated Senior Indebtedness"   . . . . . . . . . . . . . . . . . . . . . . 161
        7.16    Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162

SECTION 8.      EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162
        8.1     Failure to Make Payments When Due   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162
        8.2     Default in Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162
        8.3     Breach of Certain Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 163
        8.4     Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 163
        8.5     Other Defaults Under Loan Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 163
        8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . 163
        8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
        8.8     Judgments and Attachments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
        8.9     Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
        8.10    Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
        8.11    Change in Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
        8.12    Invalidity of Subsidiary Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
        8.13    Failure of Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
        8.14    Failure to Consummate the Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 166
        8.15    Action Under Related Financing Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 166

SECTION 9.      AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 167
        9.1     Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 167
        9.2     Powers and Duties; General Immunity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 169
        9.3     Representations and Warranties; No Responsibility For Appraisal of Creditworthiness   . . . . . . . . . . . 170
        9.4     Right to Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 170
        9.5     Successor Agent and Swing Line Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 171
        9.6     Collateral Documents and Subsidiary Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 172

SECTION 10.     MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 172
        10.1    Assignments and Participations in Loans and Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . 172
        10.2    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 176



                                     (iii)

        10.3    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 177
        10.4    Set-Off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 178
        10.5    Ratable Sharing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 178
        10.6    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 179
        10.7    Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 181
        10.8    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 181
        10.9    Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . 182
        10.10   Failure or Indulgence Not Waiver; Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . 182
        10.11   Marshalling; Payments Set Aside   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 182
        10.12   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 183
        10.13   Obligations Several; Independent Nature of Lenders' Rights  . . . . . . . . . . . . . . . . . . . . . . . . 183
        10.14   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 183
        10.15   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 183
        10.16   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 183
        10.17   Consent to Jurisdiction and Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 184
        10.18   Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 184
        10.19   Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 185
        10.20   Counterparts; Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 186

        Signature pages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1



                                      (iv)

                                    EXHIBITS


I                    FORM OF NOTICE OF BORROWING
II                   FORM OF NOTICE OF CONVERSION/CONTINUATION
III                  FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A                 FORM OF TRANCHE A TERM NOTE
IV-B                 FORM OF TRANCHE B TERM NOTE
IV-C                 FORM OF TRANCHE C TERM NOTE
IV-D                 FORM OF TRANCHE D TERM NOTE
V                    FORM OF REVOLVING NOTE
VI                   FORM OF SWING LINE NOTE
VII                  FORM OF COMPLIANCE CERTIFICATE
VIII                 FORM OF OPINION OF LATHAM & WATKINS
IX                   FORM OF OPINION OF O'MELVENY & MYERS
X                    FORM OF ASSIGNMENT AGREEMENT
XI                   FORM OF AUDITOR'S LETTER
XII                  FORM OF FINANCIAL CONDITION CERTIFICATE
XIII                 FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV                  FORM OF PLEDGE AGREEMENT
XV                   FORM OF SECURITY AGREEMENT
XVI                  FORM OF TRADEMARK SECURITY AGREEMENT
XVII                 FORM OF SUBSIDIARY GUARANTY
XVIII                FORM OF MORTGAGE
XIX                  FORM OF LANDLORD'S ACKNOWLEDGEMENT AND CONSENT AGREEMENT



                                      (v)

                                   SCHEDULES


2.1                       LENDERS' COMMITMENTS AND PRO RATA SHARES
2.4B                      STORES UNDER DEVELOPMENT
3.1C                      EXISTING LETTERS OF CREDIT
4.1B                      CERTAIN RECENT DEVELOPMENTS
4.1I                      REAL PROPERTY ASSETS
5.1                       SUBSIDIARIES OF COMPANY
5.2C                      REGISTRATION STATEMENTS, CONSENTS AND APPROVALS
5.11                      EMPLOYEE BENEFIT PLANS
5.12                      CERTAIN FEES
5.13                      ENVIRONMENTAL MATTERS
5.18                      CERTAIN PERMITS
5.20                      SURPLUS LEASED PROPERTIES; SURPLUS OWNED PROPERTIES; EXCESS CALIFORNIA LAND; CALIFORNIA STORES
7.1                       CERTAIN EXISTING INDEBTEDNESS
7.2                       CERTAIN EXISTING LIENS
7.3                       CERTAIN EXISTING INVESTMENTS
7.4                       CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.7                       NON-CALIFORNIA PROPERTIES TO BE SOLD AFTER CLOSING



                                      (vi)

                       SMITH'S FOOD & DRUG CENTERS, INC.

                                CREDIT AGREEMENT



                 This CREDIT AGREEMENT is dated as of May 23, 1996 and entered into by and among SMITH'S FOOD & DRUG CENTERS, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), BANKERS TRUST COMPANY ("BANKERS") and THE CHASE MANHATTAN BANK, N.A. ("CHASE"), as arrangers for Lenders (in such capacity, each individually referred to herein as an "ARRANGER" and collectively as "ARRANGERS"), CHASE SECURITIES INC. ("CHASE SECURITIES"), as syndication agent (in such capacity, "SYNDICATION AGENT"), and BANKERS, as administrative agent for Lenders (in such capacity, "AGENT").


                                R E C I T A L S

                 WHEREAS, Merger Sub (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) has been formed by Company for the purpose of acquiring Smitty's by merging Merger Sub with and into Smitty's, with Smitty's being the surviving corporation (the "MERGER");

                 WHEREAS, each share of Smitty's common stock outstanding immediately prior to the Merger will be converted in the Merger into 3.011803 shares of Company's Class B Common Stock, for an aggregate consideration payable to the Smitty's shareholders of 3,038,888 shares of Company's Class B Common Stock;

                 WHEREAS, each share of Merger Sub's common stock outstanding immediately prior to the Merger will be converted in the Merger into one share of common stock of the surviving corporation in the Merger, and all of such surviving corporation's shares will be owned by Company;

                 WHEREAS, concurrently with the consummation of the Merger, Company intends to (i) purchase approximately 13,400,000 shares in the aggregate of Company's Class A Common Stock and Class B Common Stock (excluding shares of Class B Common Stock issued or issuable in connection with the Merger but including certain Existing Management Stock Options) representing 50% in the aggregate of all shares of Class A Common Stock and Class B Common Stock outstanding on a fully diluted basis, at a cash price not to exceed $36.00 per share for an aggregate payment of approximately $465,000,000, (ii) authorize a new Class C Common Stock and issue a warrant to Yucaipa to purchase shares of such Class C Common Stock representing approximately 10% of the aggregate shares of Company's Common Stock on a fully-diluted basis (the "YUCAIPA WARRANT") and (iii) redeem approximately 3,000,000 shares of Company's Redeemable Preferred Stock for an aggregate redemption payment not exceeding $1,000,000;

                 WHEREAS, concurrently with the consummation of the Merger, Company intends to (i) prepay and obtain the release of any collateral securing all of its outstanding Indebtedness under the Existing Company Credit Lines in the aggregate principal amount of $10,000,000 and terminate any commitments to extend credit thereunder and (ii) prepay and obtain the release of any collateral securing approximately $233,200,000 in aggregate principal amount of existing mortgage Indebtedness and approximately $410,000,000 in aggregate principal amount of existing unsecured senior Indebtedness (collectively, the "COMPANY EXISTING DEBT PREPAYMENTS");

                 WHEREAS, concurrently with the consummation of the Merger, Company intends to cause Smitty's to (i) prepay and obtain the release of any collateral securing all of its outstanding Indebtedness under the Existing Smitty's Credit Agreement in the aggregate principal amount of $33,600,000 and terminate any commitments to extend credit thereunder and (ii) prepay in full approximately $50,000,000 in principal amount of Existing Smitty's Subordinated Notes and approximately $19,300,000 in accreted value of Existing Smitty's Discount Debentures (collectively, the "SMITTY'S EXISTING DEBT PREPAYMENTS");

                 WHEREAS, to effect the Smitty's Existing Debt Prepayments, Smitty's is soliciting consents from the holders of Existing Smitty's Discount Debentures to certain amendments to the Existing Smitty's Discount Debenture Indenture and offering to purchase all of the Existing Smitty's Discount Debentures for $19,300,000 in cash, plus accrued interest thereon, plus for each Existing Smitty's Discount Debenture accepted for purchase, a premium and a consent payment as described in the Smitty's Debt Purchase Offers;

                 WHEREAS, to effect the Smitty's Existing Debt Prepayments, Smitty's is also soliciting consents from the holders of the Existing Smitty's Subordinated Notes to certain amendments to the Existing Smitty's Subordinated
Note Indenture and offering to purchase all of the Existing Smitty's Subordinated Notes for $50,000,000 in cash, plus accrued interest thereon, plus for each Existing Smitty's Subordinated Note accepted for purchase, a premium and a consent payment as described in the Smitty's Debt Purchase Offers (together with the offer and solicitation with respect to the Existing Smitty's Discount Debentures, the "SMITTY'S DEBT PURCHASE OFFERS");

                 WHEREAS, Company has received aggregate net cash proceeds of not less than $67,200,000 from the disposition of certain of its California properties;

                 WHEREAS, in order to finance (i) its purchase of approximately 13,400,000 shares of its Class A Common Stock and Class B Common Stock pursuant to the Equity Tender Offer (including certain Existing Management Stock Options) for an aggregate purchase price not exceeding $465,000,000, (ii) its payment of Company Existing Debt Prepayments of up to $653,200,000, (iii) its payment of Smitty's Existing Debt Prepayments of up to $102,900,000, (iv) its redemption of approximately 3,000,000 shares of its Redeemable Preferred Stock for an aggregate redemption payment not exceeding $1,000,000 and (v) its payment of up to $160,700,000 in fees, expenses, premiums, accrued interest and other costs in connection therewith and other transactions contemplated by the Loan Documents and the Related Agreements (such fees, costs, expenses and premiums being referred to herein as the "TRANSACTION COSTS"), Company will (a) issue the Senior Subordinated Notes for aggregate gross proceeds of not less than $575,000,000, (b) utilize not less than $67,200,000 in net cash proceeds from the disposition of certain of its California properties, and (c) utilize the proceeds of up to $805,000,000 in Term Loans;

                 WHEREAS, in addition to the Revolving Loans made to Company on the Closing Date, Company has requested that Revolving Lenders provide a revolving credit facility which shall allow for the making of Revolving Loans and the issuance of Letters of Credit to meet the working capital requirements and general corporate purposes of Company and its Subsidiaries;

                 WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Agent, on behalf of Lenders, a first priority Lien on certain of its real, personal and mixed property, including without limitation a pledge of all of the capital stock of each of its Subsidiaries (other than any Inactive Subsidiaries); and

                 WHEREAS, all of the Subsidiaries (other than any Inactive Subsidiaries) of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Agent, on behalf of Lenders, a first priority Lien on certain of their respective real, personal and mixed property, including without limitation a pledge of all of the capital stock of each of their respective Subsidiaries;

                 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Arrangers, Syndication Agent, Co-Agents and Agent agree as follows:

SECTION 1.       DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

                 The following terms used in this Agreement shall have the following meanings:

                 "ACQUISITION" means the consummation of the Merger in accordance with the terms of the Recapitalization and Merger Agreement, which shall result in Company owning all of the outstanding capital stock of Smitty's.

                 "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market by Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Reference Lenders for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to provide Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Agent by the other Reference Lender(s).

                 "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                 "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that Bankers Trust New York Corporation, Chase and each of their respective Affiliates (as defined above) shall not be considered to be an "Affiliate" of Company or any of its Subsidiaries; and provided further that Yucaipa shall be deemed an Affiliate of Company so long as (a) the Management Agreement is in effect or (b) Yucaipa, together with its Affiliates (as defined above), is permitted to designate one or more members of Company's Board of Directors pursuant to the terms of the Standstill Agreement or any successor agreement.

                 "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor administrative Agent appointed pursuant to subsection 9.5A.

                 "AGREEMENT" means this Credit Agreement dated as of May 23, 1996, as it may be amended, supplemented or otherwise modified from time to time.

                 "AMOUNT OF UNFUNDED BENEFIT LIABILITY" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of (a) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

                 "APPLICABLE BASE RATE MARGIN" means, as of any date of determination, (i) 1.25% per annum in the event that (a) the Interest Coverage Ratio is equal to or greater than 2.00:1.00 and (b) the aggregate outstanding principal amount of Term Loans is less than $755,000,000; (ii) notwithstanding clause (i), 1.00% per annum in the event that (a) the Interest Coverage Ratio is equal to or greater than 2.50:1.00 and (b) the aggregate outstanding principal amount of Term Loans is less than $680,000,000; and (iii) 1.50% per annum in the event that neither of the foregoing clauses (i) nor (ii) is applicable, including for the period from the Closing Date until a Margin Determination Certificate is delivered pursuant to subsection 6.1(xviii) establishing that either of clause (i) or clause (ii) is applicable.

                 "APPLICABLE EURODOLLAR MARGIN" means, as of any date of determination, (i) 2.50% per annum in the event that (a) the Interest Coverage Ratio is equal to or greater than 2.00:1.00 and (b) the aggregate outstanding principal amount of Term Loans is less than $755,000,000; (ii) notwithstanding clause (i), 2.25% per annum in the event that (a) the Interest Coverage Ratio is equal to or greater than 2.50:1.00 and (b) the aggregate outstanding principal amount of Term Loans is less than $680,000,000; and (iii) 2.75% per annum in the event that neither of the foregoing clauses (i) nor (ii) is applicable, including for the period from the Closing Date until a Margin Determination Certificate is delivered pursuant to subsection 6.1(xviii) establishing that either of clause (i) or clause (ii) is applicable.

                 "ARRANGERS" has the meaning assigned to that term in the introductions to this Agreement.

                 "ASSET SALE" means (i) the sale, lease (other than any lease in the ordinary course of business consistent with past practices), assignment or other transfer (whether voluntary or involuntary) for value (collectively, a "transfer") by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (a) any of the stock of any of Company's Subsidiaries, (b) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (c) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries, excluding (1) any Cash Equivalents or inventory sold in the ordinary course of business, (2) any such transfer to the extent that the aggregate value of the stock or assets transferred in any single transaction or related series of transactions is equal to $50,000 or less, or $1,000,000 or less in the aggregate in any Fiscal Year for all such excluded transfers and all excluded occurrences described in the succeeding clause (ii), and (3) any transfer in an arm's-length transaction by Company or a Subsidiary of Company to a Developer of a Development Site constituting a Development Investment permitted under subsection 7.3(vi) or constituting a California Development Investment permitted under subsection 7.3(x); or (ii) the occurrence of any complete or partial loss, damage or destruction of any assets of Company or any of its Subsidiaries giving rise to insurance proceeds, excluding any such occurrence to the extent that the aggregate value of the assets lost, destroyed or damaged in any single occurrence or related series of occurrences is equal to $50,000 or less, or $1,000,000 or less in the aggregate in any Fiscal Year for all such excluded occurrences and all excluded transfers described in clause
(i)(2) above.

                 "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

                 "AUDITOR'S LETTER" means a letter, substantially in the form of Exhibit XI annexed hereto, executed by Company and delivered to Company's independent certified public accountants pursuant to subsection 4.1R.

                  "BANKERS" has the meaning assigned to that term in the introductions to this Agreement.

                 "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                 "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                 "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                 "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Utah or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close.

                 "CALIFORNIA ASSET SALE" means any Asset Sale of California Development Investments, Excess California Land and/or California Stores.

                 "CALIFORNIA DEVELOPMENT INVESTMENTS" means (a) a loan by Company or a Subsidiary of Company to a Developer, the proceeds of which are to be used to finance the development of Excess California Land and/or California Stores; (b) a cash contribution by Company or a Subsidiary of Company to the capital of a Developer, the proceeds of which are used to finance the development of Excess California Land and/or California Stores; (c) a contribution by Company or a Subsidiary of Company to the capital of a Developer of any interest of Company or such Subsidiary in one or more parcels of Excess California Land and/or California Stores; or (d) Consolidated Capital Expenditures incurred in connection with Excess California Land and California Stores; provided that in each case Company reasonably believes, taking into account the amount of such loan, contribution or expenditure, that such loan, contribution or expenditure will improve its ability to sell or lease such property on economic terms more favorable to Company. The amount of any California Development Investment (i) referred to in clauses (a), (b) and (c) above shall be the amount of cash so loaned or so contributed or the fair market value of the parcel or parcels of real property so contributed, which fair market value shall be determined, without regard to the proposed investment, at the time of such contribution, in good faith by Company, in each case minus the amount of cash received by Company or any of its Subsidiaries with respect to such loan or contribution, whether by repayment or purchase of such loan or contribution, and (ii) referred to in clause (d) above shall be the amount of Consolidated Capital Expenditures incurred minus the amount of Net Asset Sale Proceeds received by Company or any of its Subsidiaries from the sale of such Excess California Land or California Stores but in any event not in excess of the Consolidated Capital Expenditures incurred with respect to such property.

                 "CALIFORNIA STORES" means Company's existing Southern California store operations which Company anticipates selling after the Closing Date in connection with Company's discontinuance of its California operations, which stores are identified as such on Schedule 5.20C annexed hereto.

                 "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "CASH" means money, currency or a credit balance in a Deposit Account.

                 "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a security interest in, obligations of the type described in clause
(i) or clause (ii) above and are with any commercial bank described in clause
(iv) above.

                 "CERCLA" has the meaning assigned to that term in the definition of "Environmental Laws".

                 "CERTIFICATE RE NON-BANK STATUS" means a certificate in form and substance satisfactory to Agent delivered by a Lender to Agent pursuant to subsection 2.7B(iii) pursuant to which such Lender certifies, under penalty of perjury, that it is not (i) a "bank" as such term is defined in subsection 881(c)(3) of the Internal Revenue Code; (ii) a 10 percent shareholder of Company within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Internal Revenue Code; or (iii) a "controlled" foreign corporation related to Company within the meaning of Section 864(d)(4) of the Internal Revenue Code.

                 "CHANGE OF CONTROL" means (i) any Person (other than a Permitted Holder) or any group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons (other than any Permitted Holders), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, in one or more transactions, of Securities of Company (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, or (ii) a change in the composition of the Board of Directors of Company has occurred such that a majority of the members of the Board of Directors are not Continuing Directors.

                 "CHASE" has the meaning assigned to that term in the introductions to this Agreement.

                 "CHASE SECURITIES" has the meaning assigned to that term in the introductions to this Agreement.

                 "CLASS" means, with respect to Lenders, each class of Lenders under this Agreement, with there being two separate classes of Lenders, i.e.,
(i) Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure (taken together as a single class) and (ii) Lenders having Tranche B Term Loan Exposure, Lenders having Tranche C Term Loan Exposure and/or Lenders having Tranche D Term Loan Exposure (taken together as a single class).

                 "CLASS A COMMON STOCK" means the Class A Common Stock of Company, par value $.01 per share.

                 "CLASS B COMMON STOCK" means the Class B Common Stock of Company, par value $.01 per share.

                 "CLASS C COMMON STOCK" means the Non-Voting Convertible Class C Common Stock of Company, par value $.01 per share.

                 "CLOSING DATE" means the date on or before June 30, 1996, on which the initial Loans are made.

                 "CO-AGENTS" means those Lenders designated as "Co-Agents" by Arrangers.

                 "COLLATERAL" means all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                 "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                 "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                 "COLLATERAL DOCUMENTS" means the Pledge Agreements, the Security Agreements, the Trademark Security Agreements, the Collateral Account Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                 "COMMERCIAL LETTER OF CREDIT" means any letter of credit payable on sight or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                 "COMMITMENT FEE PERCENTAGE" means .50% per annum.

                 "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                 "COMMON STOCK" means the Class A Common Stock, Class B Common Stock and Class C Common Stock of Company.

                 "COMPANY" has the meaning assigned to that term in the introductions to this Agreement.

                 "COMPANY EXISTING DEBT PREPAYMENTS" has the meaning assigned to that term in the recitals to this Agreement.

                 "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iv).

                 "CONSOLIDATED ADJUSTED EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Cash Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                 "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, an amount equal to (i) the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated balance sheets of Company and its Subsidiaries plus (b) to the extent not covered by clause (i)(a) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets (other than current assets consisting of inventory or accounts receivable) of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company minus (ii) the sum of (a) Consolidated Capital Expenditures (as defined in clause (i) above) constituting Development Investments permitted under subsection 7.3(vi) or Capital Leases required to be recorded in connection with a Development Investment and permitted under subsection 7.9; (b) the principal amount permitted under subsections 7.1(iii) and 7.1(vii) to the extent relating to equipment, fixtures and other similar property acquired after the Closing Date;
(c) an amount equal to the proceeds received by Company or any of its Subsidiaries from a sale-leaseback transaction of a store or equipment permitted under subsection 7.10 so long as such transaction occurs after the Closing Date and within 180 days or, to the extent permitted by subsection 2.4B(iii)(a)(ii), one year of the completion of such store or acquisition of such equipment and to the extent prior expenditures, up to an equivalent amount for the asset so sold and leased back, constituted Consolidated Capital Expenditures (as defined above) in such period or in any prior period; (d) an amount equal to the increase in "property, plant or equipment" which results from any required reclassification under GAAP of Operating Leases of Company and its Subsidiaries existing as of the Closing Date to Capital Leases (other than a reclassification that results from an amendment to such Operating Leases); (e) expenditures in an amount not to exceed the proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments received from third parties, so long as such expenditures were made for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received and so long as such expenditures are made not later than 24 months of the occurrence of the damage to or loss of the assets being replaced or repaired; (f) Consolidated Capital Expenditures (as defined in clause (i) above) constituting California Development Investments under clause (d) of the definition thereof permitted under subsection 7.3(x); and (g) an amount equal to the increase in "property, plant or equipment" which results from the transfer to Company of Related Assets in connection with Company becoming liable with respect to Indebtedness permitted under subsection 7.1(viii); provided that, solely for purposes of the calculations made under subsection 7.8 for the period commencing on the Closing Date and ending on December 28, 1996, the exclusions set forth in clauses (b) and (c) of clause
(ii) above shall not be applicable in determining "Consolidated Capital Expenditures."

                 "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) net of any interest income received in Cash by Company or any of its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, plus all dividends on the

Redeemable Preferred Stock paid or payable in Cash but excluding, however,
(i) any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date, (ii) any interest expenses not payable in Cash (including amortization of discounts and of debt issuance costs), and (iii) the fees, costs and expenses payable by Company relating to the issuance of or consent to modifications of Indebtedness of Company or Smitty's in connection with the Transactions.

                 "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year, an amount equal to (i) the sum (without duplication) of the amounts for such Fiscal Year of (a) Consolidated Net Income; (b) any after-tax gains attributable to returned surplus assets of any Pension Plan; (c) the amount of Net Asset Sale Proceeds received in such Fiscal Year that are not otherwise included in Consolidated Net Income and that are required to be used to prepay the Term Loans and/or permanently reduce the Revolving Loan Commitments pursuant to subsection 2.4B(iii)(a), but excluding amounts returned to Company pursuant to the last sentence of subsection 2.4B(iv)(c) which are not used by Company to prepay the Term Loans and/or permanently reduce the Revolving Loan Commitments; (d) the aggregate amount of Cash proceeds (net of underwriting discounts, similar placement fees and commissions and other reasonable costs and expenses associated therewith) from the issuance after the Closing Date of any debt or equity Securities of Company or any of its Subsidiaries that are required to be used to prepay the Loans pursuant to subsections 2.4B(iii)(c) or 2.4B(iii)(d), as the case may be, but excluding amounts returned to Company pursuant to the last sentence of subsection 2.4B(iv)(c) which are not used by Company to prepay the Terms Loans and/or permanently reduce the Revolving Loan Commitments; (e) consolidated depreciation and amortization expense for such Fiscal Year; (f) the net decrease (if any) in deferred tax assets and the net increase (if any) in deferred tax liabilities of Company and its Subsidiaries;
(g) other non-cash charges reducing Consolidated Net Income; (h) (to the extent not included in Consolidated Net Income) any cash extraordinary gains; (i) an amount equal to the Net Asset Sale Proceeds excluded from mandatory prepayments required to be made under subsection 2.4B(iii)(a) pursuant to clauses (i) and
(iii) of the first proviso thereof; provided that such Net Asset Sale Proceeds which meet the following requirements ("Excluded Proceeds") shall not be added pursuant to this clause (i): (x) they have not been reinvested as permitted pursuant to such clauses (i) and (iii) and (y) the period for permitted reinvestment pursuant to such clauses (i) and (iii) extends beyond the last date of the Fiscal Year; (j) all Cash proceeds received by Company or any of its Subsidiaries in payment or repayment of any Development Investment or California Development Investment previously made by Company or such Subsidiary; (k) an amount equal to the Excluded Proceeds from the previous Fiscal Year; and (l) cash proceeds which result in reductions in long-term assets minus (ii) the sum (without duplication) of the amounts for such Fiscal Year of (a) Consolidated Capital Expenditures permitted under subsection 7.8 made during such Fiscal Year; (b) payments of principal made in respect of any outstanding Indebtedness of Company or any of its Subsidiaries to the extent such payments are permanent reductions in Funded Debt and not prohibited under subsection 7.5 other than any such payments in respect of the Specified Mortgage Notes; (c) the net increase (if any) in deferred tax assets and the net decrease (if any) in deferred tax liabilities;
(d) the amount of all Development Investments permitted under subsection
7.3(vi) or California Development Investments permitted under subsection
7.3(x) which are paid or payable in cash and are made during such Fiscal Year;
(e) other non-cash charges increasing Consolidated Net Income; (f) cash payments which result in reductions in reserves and/or long term liabilities in such Fiscal Year; (g) cash payments made by Company after the Closing Date to redeem the Redeemable Preferred Stock in accordance with subsection 7.5;
and (h) for Fiscal Year 1996, $10,000,000, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                 "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) Consolidated Rental Payments, (iii) scheduled principal payments attributable to any Indebtedness of Company and its Subsidiaries and
(iv) cash payments made by Company after the Closing Date to redeem the Redeemable Preferred Stock, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                 "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (without duplication) (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) Restructuring Charges incurred during such period, and (vi) (to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net non-cash extraordinary losses; provided further there shall be included as a reduction to net income the aggregate amount of cash payments made by Company during such period in connection with the matters referenced in clauses (ii),
(iii) and (iv) of the definition of Restructuring Charges to the extent that such cash payments reduce the reserves or other non-cash charges established in connection with the matters referenced in such clauses (ii), (iii) and (iv).

                 "CONSOLIDATED NET WORTH" means, as at any date of determination, (i) the capital stock and additional paid-in capital plus (ii) retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP plus
(iii) Restructuring Charges for the period from and including the Closing Date to such date of determination.

                 "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Operating Leases to which Company or any of its Subsidiaries is a party as lessee (net of sublease income).

                 "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries plus the Redeemable Preferred Stock, determined on a consolidated basis in accordance with GAAP.

                 "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                 "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date (after the consummation of the Transactions including without limitation the Merger) or (ii) was nominated for election or elected to such Board of Directors either with the affirmative vote of a majority of the directors who were either members of such Board of Directors on the Closing Date or whose nomination or election was previously so approved.

                 "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                 "COVERED PERIOD" means the period from the date hereof to and including the Transfer Date, but excluding the period, if any, prior to the Transfer Date, during which (A) Indemnitee or its Affiliate has obtained and then remains in possession and control of the Mortgaged Property or Covered Real Property, as the case may be, and (B) neither Company nor any of its Affiliates is in possession or control of such property or engaging in any Hazardous Materials Activity on or at such property.

                 "COVERED REAL PROPERTY" has the meaning assigned to that term in subsection 6.9.

                 "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                 "DEFERRED COMPENSATION AGREEMENTS" means those certain deferred compensation agreements entered into by and between the Company and certain of its current and former employees as in effect on the Closing Date (or as amended in a form acceptable to Arrangers), including those certain deferred compensation agreements entered into by and between Company and James
A. Acton, Robert D. Bolinder, Richard C. Bylski, Michael C. Frei, James W. Hallsey, Larry R. McNeill, Harry M. Moskal, Matthew G. Tezak, Paul D. Tezak, Frederick F. Urbanek and Kenneth A. White.

                 "DEFERRED TRADE PAYABLES" means promissory notes (whether interest bearing or non-interest bearing) executed by Company or any of its Subsidiaries in favor of such entity's suppliers to finance the purchase price and delivery costs of inventory in connection with such entity's opening or acquisition of new stores or remodeling of existing stores.

                 "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                 "DEVELOPER" means any Person which owns, leases or otherwise controls or intends to acquire an interest in a Development Site.

                 "DEVELOPMENT INVESTMENT" means (a) a loan by Company or a Subsidiary of Company to a Developer, the proceeds of which are to be used to finance a Development Project of such Developer, (b) a cash contribution by Company or a Subsidiary of Company to the capital of a Developer, the proceeds of which are to be used to finance a Development Project of such Developer, or
(c) a contribution by Company or a Subsidiary of Company to the capital of a Developer of an interest of Company or such Subsidiary in a Development Site, but in any event excluding any California Development Investments. The amount of any Development Investment shall be the amount of cash so loaned or contributed or the fair market value of the interest of a Development Site so contributed, which fair market value shall be determined, without regard to the proposed investment, at the time of such contribution in good faith by resolution of the Board of Directors of Company, in each case minus the amount of cash received by Company or any of its Subsidiaries in repayment of such Development Investment.

                 "DEVELOPMENT PROJECT" means a project for the development by or at the direction of a Developer of a Development Site, including the construction, remodeling, expansion or renovation of a store thereon, which store is to be leased to and operated by Company or one of its Subsidiaries.

                 "DEVELOPMENT SITE" means, with respect to a Development Investment, real property which is identified by Company or one of its Subsidiaries as the intended location for a store or a shopping center and related improvements to be constructed, remodeled, expanded or renovated by or at the direction of the Developer thereof, which in each case shall include a store intended to be leased to and operated by Company or one of its Subsidiaries, and with respect to a California Development Investment, any Excess California Land or California Store.

                 "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                 "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

                 "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, maintained or contributed to by the Loan Parties or any of their respective ERISA Affiliates or (ii) with respect to which any Loan Party retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

                 "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, notice of potential liability, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                 "ENVIRONMENTAL LAWS" means all present or future statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act "CERCLA" (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                 "ENVIRONMENTAL LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive, or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, suffered or incurred by any Indemnitee, arising out of or as a result of: (I) any Hazardous Materials Activity that occurs or is alleged to have occurred on or prior to the date hereof or during the Covered Period; (II) any violation on or prior to the date hereof or during the Covered Period of any applicable Environmental Laws relating to the Mortgaged Property or Covered Real Property or to the ownership, use, occupancy or operation thereof; (III) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Materials Activity that occurs or is alleged to have occurred on or prior to the date hereof or during the Covered Period; or (IV) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee which directly or indirectly relates to, arises from or is based on any of the matters described in clauses (i), (ii), or (iii), or any allegation of any such matters.

                 "EQUITY TENDER OFFER" means Company's purchase pursuant to the Equity Tender Offer Materials of approximately 13,400,000 shares in the aggregate of Company's Class A Common Stock and Class B Common Stock (excluding shares of Class B Common Stock issued or issuable in connection with the Merger), representing 50% in the aggregate of all shares of Class A Common Stock and Class B Common Stock outstanding on a fully diluted basis, at a cash price not to exceed $36.00 per share for an aggregate payment, for all such shares and for the Existing Management Stock Options, of approximately $465,000,000.

                 "EQUITY TENDER OFFER MATERIALS" means the Proxy Statement and Offer to Purchase for Cash 50% of the Outstanding Shares of Class A Common Stock and Class B Common Stock at $36 per share dated April 25, 1996 and other materials enclosed therewith.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA AFFILIATE" as applied to any Person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal

Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause
(ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

                 "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any of the Loan Parties or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any of the Loan Parties or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any of the Loan Parties or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l), or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than (a) routine claims for benefits, (b) any claims (and any resulting liabilities) in an aggregate amount not exceeding $3,500,000 (and then only to the extent of such excess) made by the United
Food and Commercial Workers Union Employees Benefit Fund for Southern California, or any affected union, with respect to contributions allegedly owed by Company to such fund as a result of Company's sale and closure in 1996 of certain of its operations in California, and (c) solely for the purpose of subsection 8.10, claims (and any resulting liabilities) under or with respect to the Deferred Compensation Agreements to the extent not in excess of $30,000,000 (and then only to the extent of such excess) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any of the Loan Parties or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                 "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                 "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                 "EXCESS CALIFORNIA LAND" means Company's existing real property holdings in the State of California which were being held by Company for future development, and which sites are identified as such on Schedule 5.20C annexed hereto.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "EXCLUDED SITE" means, as of any date, provided that there shall not then exist a Potential Event of Default or an Event of Default, all of the following, excluding any fee interest in Real Property Assets on which Agent shall have been granted a Lien in accordance with the terms hereof: (a) any fee interest in undeveloped land acquired by Company or any of its Subsidiaries for the development of a grocery store, so long as less than one year has elapsed since the date such fee interest was first acquired by Company or any of its Subsidiaries (the "Acquisition Date"), (b) any fee interest in Real Property Assets owned by Company or any of its Subsidiaries consisting of a grocery store under construction, so long as less than one year has elapsed since the date such construction commenced, and (c) any fee interest in a grocery store, the construction of which is complete, which fee interest was not previously a Covered Real Property, so long as not more than 180 days has elapsed since the date of completion of such construction; provided that the maximum length of time that a property may be characterized as an Excluded Site is two years from its Acquisition Date; provided further that if on any date there are more than five (5) properties that meet the foregoing definition of "Excluded Site", only the five (5) such properties with the earliest Acquisition Dates (and on which Agent shall not have been granted a Lien in accordance with the terms hereof) shall constitute "Excluded Sites". "Excluded Site" shall also include as of the Closing Date any Real Property Asset identified as such on Schedule 4.1I annexed hereto which Company or any of its Subsidiaries are in the process of selling, subleasing or otherwise disposing of such Real Property Asset; provided that any such Real Property Asset shall cease to be an "Excluded Site" if not so sold or leased within 120 days of the Closing Date.

                 "EXISTING COMPANY CREDIT LINES" means those certain unsecured credit lines between Company and certain financial institutions, in the maximum aggregate committed amount of $100,000,000.

                 "EXISTING COMPANY IRB'S" means Company's (i) $2,850,000 in initial aggregate principal amount of 8.85% Industrial Development Revenue Bonds (Smith's Food King Properties, Inc. Project) due 2000 (the "BRIGHAM CITY BONDS"), (ii) $2,470,000 in initial aggregate principal amount of Industrial Development Revenue Bonds, Series 1985 due 2010 (the "NORTH OGDEN BONDS") and
(iii) $3,800,000 in initial aggregate principal amount of Industrial Development Revenue Bonds, Series 1985 (Provo-Smith's Associates Project) due 2010 (the "PROVO BONDS"), in each case issued pursuant to the applicable Existing Company IRB Indenture.

                 "EXISTING COMPANY IRB INDENTURES" means (i) the Indenture of Trust dated September 1, 1980 between Brigham City, Utah, and First Security Bank of Utah, N.A., as trustee, pursuant to which the Brigham City Bonds were issued, (ii) the Indenture of Trust dated as of December 1, 1985 between North Ogden City, Utah, and Zions First National Bank, as trustee, pursuant to which the North Ogden Bonds were issued, and (iii) the Indenture of Trust dated as of December 1, 1985 between Provo City, Utah, and Zions First National Bank, as trustee, pursuant to which the Provo Bonds were issued, in each case as amended prior to the Closing Date.

                 "EXISTING LETTERS OF CREDIT" means the Letters of Credit listed in Schedule 3.1C annexed hereto.

                 "EXISTING MANAGEMENT STOCK OPTIONS" means the outstanding stock options granted to certain employees of Company under Company's 1989 Stock Option Plan prior to the Closing Date, as set forth on Schedule 4.2 to the Recapitalization and Merger Agreement, which, upon payment of an exercise price of $19 per share, are exercisable into an aggregate of approximately 1,700,000 shares of Company's Class B Common Stock.

                 "EXISTING SMITTY'S CREDIT AGREEMENT" means that certain Credit Agreement dated as of June 29, 1994 among Smitty's, SSV Acquisition Sub, Inc., Smitty's Super Valu, Inc., Chase, as agent, and other financial institutions named therein, as amended prior to the Closing Date.

                 "EXISTING SMITTY'S DISCOUNT DEBENTURES" means Smitty's $29,025,000 in initial aggregate face amount ($19,300,000 in estimated accreted value on the Closing

Date) of 13.75% Senior Discount Debentures due 2006 issued pursuant to the Existing Smitty's Discount Debenture Indenture.

                 "EXISTING SMITTY'S DISCOUNT DEBENTURE INDENTURE" means the indenture dated as of June 15, 1994, between Smitty's and United States Trust Company of New York, as trustee, pursuant to which the Existing Smitty's Discount Debentures were issued, as amended on or prior to the Closing Date, including without limitation the supplemental indenture thereto executed pursuant to and as described in Smitty's Debt Purchase Offers (such supplemental indenture being the "Smitty's Discount Debenture Supplement").

                 "EXISTING SMITTY'S SINKING FUND BONDS" means $13,000,000 in initial aggregate principal amount of 10.50% First Mortgage Sinking Fund Bonds, Series 1986 due July 31, 2016 issued by Saint Lawrence Holding Company pursuant to the Existing Smitty's Sinking Fund Bond Indenture, as such bonds may be amended from time to time to the extent permitted under subsection 7.15B.

                 "EXISTING SMITTY'S SINKING FUND BOND INDENTURE" means the indenture dated as of July 16, 1986 between Saint Lawrence Holding Company and First Interstate Bank of Arizona, N.A., as trustee, as supplemented by that certain First Supplemental Indenture dated as of July 16, 1986 by and between Saint Lawrence Holding Company and First Interstate Bank of Arizona, N.A., as trustee, pursuant to which the Existing Smitty's Sinking Fund Bonds were issued, as amended prior to the Closing Date and as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.

                 "EXISTING SMITTY'S SUBORDINATED NOTES" means the $50,000,000 in initial aggregate principal amount of 12.75% Senior Subordinated Notes due 2004 issued by Smitty's Super Valu, Inc. pursuant to the Existing Smitty's Subordinated Note Indenture.

                 "EXISTING SMITTY'S SUBORDINATED NOTE INDENTURE" means the indenture dated as of June 15, 1994, among Smitty's Super Valu, Inc., Saint Lawrence Holding Company, as subsidiary guarantor, and United States Trust Company of New York, as trustee, pursuant to which the Existing Smitty's Subordinated Notes were issued, as amended on or prior to the Closing Date, including without limitation the supplemental indenture thereto executed pursuant to and as described in Smitty's Debt Purchase Offers (such supplemental indenture being the "Smitty's Subordinated Note Supplement").

                 "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                 "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                 "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

                 "FISCAL PERIOD" means a fiscal period of Company and its Subsidiaries, consisting of a four-week period or five-week period, as the case may be.

                 "FISCAL QUARTER" means a fiscal quarter of Company and its Subsidiaries, consisting of a 13-week period or, in the case of the first Fiscal Quarter of any Fiscal Year which has 53 weeks, a 14-week period.

                 "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries, consisting of a 52- or 53-week period, ending on the date which is the Saturday closest to December 31.

                 "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                 "FUNDED DEBT", as applied to any Person, means all Indebtedness of that Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

                 "FUNDING AND PAYMENT OFFICE" means (i) the office of Agent and Swing Line Lender located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 or (ii) such other office of Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Agent and Swing Line Lender to Company and each Lender.

                 "FUNDING DATE" means the date of the funding of a Loan.

                 "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                 "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                 "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances", "pollutant", "contaminant" or any formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                 "HAZARDOUS MATERIALS ACTIVITY" means any use, storage, holding, existence, release (including any spilling, leaking, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, or groundwater), emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation to or from the Mortgaged Property or Covered Real Property, as the case may be, of any Hazardous Materials from, under, in, into or on such property or surrounding property, including, without limitation, the movement or migration of any Hazardous Materials from surrounding property or groundwater in, into or onto such property and any residual Hazardous Materials contamination on or under such property.

                 "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                 "INACTIVE SUBSIDIARY" means any Subsidiary of Company that does not engage in any significant business activity and is designated as such on Schedule 5.1 annexed hereto; provided, however, that all Inactive Subsidiaries in the aggregate shall not own assets with an aggregate fair market value in excess of $3,000,000 and shall not generate aggregate annual revenues in excess of $3,000,000; and provided further that no Inactive Subsidiary shall have any Subsidiary other than an Inactive Subsidiary.

                 "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than twelve months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

                 "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                 "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company or any of its Subsidiaries.

                 "INTEREST COVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for the four Fiscal Quarters ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which such date of determination occurs except that if the date of determination is the last day of a Fiscal Quarter, the four Fiscal Quarters tested shall include the preceding three Fiscal Quarters and the Fiscal Quarter then ending; provided that the Interest Coverage Ratio shall be calculated, for any date of determination (i) on or prior to December 28, 1996, for the one-Fiscal Quarter Period ending on September 28, 1996; (ii) on or prior to April 5, 1997, for the two-Fiscal Quarter Period ending on December 28, 1996; and (iii) on or prior to July 5, 1997, for the three-Fiscal Quarter Period ending on April 5, 1997.

                 "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each February 1, May 1, August 1 and November 1 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months after the commencement of such Interest Period.

                 "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                 "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                 "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                 "INTEREST RATE EXCHANGERS" means Lenders or Affiliates of Lenders parties to the Interest Rate Agreements permitted under subsection 7.4(iii).

                 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                 "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

                 "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Subsidiary of Company) or
(ii) any direct or indirect loan, advance (other than (x) advances to employees for moving, entertainment and travel expenses, (y) loans to employees in connection with purchase of a home upon relocation, (z) drawing accounts and similar expenditures, in each case in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                 "IP COLLATERAL" means, collectively, the Collateral under the Trademark Security Agreements.

                 "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                 "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                 "LC SUBSIDIARY" means any Subsidiary of Company or any of its Subsidiaries which is a limited liability company, including without limitation Sugarhouse Land Co., L.C. and Treasure Valley Land Company, L.C.

                 "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                 "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company or any wholly-owned Subsidiary of Company pursuant to subsection 3.1 and the Existing Letters of Credit.

                 "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

                 "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                 "LOAN" or "LOANS" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

                 "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Collateral Documents and the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit).

                 "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                 "MANAGEMENT AGREEMENT" means that certain Management Services Agreement dated as of May 23, 1996 between Company and Yucaipa in the form delivered to Agent prior to the execution of this Agreement and as it may be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                 "MARGIN DETERMINATION CERTIFICATE" means an Officers' Certificate of Company delivered with the financial statements required pursuant to subsection 6.1(ii) or 6.1(iii) setting forth in reasonable detail the Interest Coverage Ratio which is applicable as of the date on which such Officers' Certificate is delivered and the aggregate principal amount of outstanding Term Loans as of the date which corresponds to the date of determination of such Interest Coverage Ratio.

                 "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, or
(ii) the material impairment of the ability of any Loan Party to perform, or the impairment of the ability of Agent or Lenders to enforce, the Obligations or any of the Loan Documents.

                 "MERGER" means the merger of Merger Sub with and into Smitty's in accordance with the terms of the Recapitalization and Merger Agreement, with Smitty's being the surviving corporation in such Merger.

                 "MERGER SUB" means Cactus Acquisition, Inc., a Delaware corporation and a wholly-owned Subsidiary of Company existing prior to the Merger.

                 "MORTGAGE" means any deed of trust, mortgage, security agreement and fixture filing relating to any fee or leasehold interest of any Loan Party in real property, which shall be substantially in the form of
Exhibit XVIII annexed hereto, in each case (i) with appropriate insertions and deletions based upon the nature of the real property interest (i.e., fee or leasehold) to be encumbered thereby and (ii) containing such schedules and including such additional provisions and other deviations from such Exhibit as are satisfactory to Agent and not inconsistent with the provisions of subsection 6.9 or as are necessary to conform such Exhibit to applicable local law, and which shall be dated the date of delivery thereof and made by such Loan Party as trustor or mortgagor, as the case may be, in favor of Agent, as beneficiary or mortgagee, delivered for the purpose of securing all Obligations hereunder, as the same may be amended, supplemented or otherwise modified from time to time.

                 "MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 4.1I.

                 "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                 "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                 "NON-RECOURSE INDEBTEDNESS" means, as applied to any Person, all Indebtedness of that Person secured by Liens on specified assets of that Person under the terms of which (i) no recourse may be had against that or any other Person for the payment of the principal of or interest or premium on such Indebtedness or for any claim based thereon; provided that if such Person is an entity formed for the sole purpose of owning and/or developing one or more store sites or other real property and owns no assets other than those subject to the Lien by the lender of such Indebtedness and conducts no business other than owning such asset, recourse may be had against such Person; and (ii) the enforcement of all obligations relating to such Indebtedness is limited to foreclosure or other actions with respect to such specified assets, in each case other than customary exceptions for fraud, waste or environmental indemnification.

                 "NOTE OFFERING MATERIALS" means the Registration Statement of Company on Form S-3 (Registration No. 33-333-01601) filed with the Securities and Exchange Commission on March 8, 1996, with exhibits thereto, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on April 17, 1996, with exhibits thereto; as amended by Amendment No. 2 thereto filed with the Securities and Exchange Commission on April 26, 1996, with exhibits thereto and as amended by Amendment No. 3 thereto filed with the Securities and Exchange Commission on May 6, 1996, with exhibits thereto, as amended by Amendment No. 4 thereto filed with the Securities and Exchange Commission on May 14, 1996, with exhibits thereto, and as amended by Amendment No. 5 thereto filed with the Securities and Exchange Commission on May 16, 1996, with exhibits thereto.

                 "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Tranche C Term Notes, Tranche D Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

                 "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                 "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                 "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                 "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                 "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its executive or senior vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with; and provided further that any Officers' Certificate required pursuant to subsection 2.4B(iii) may be executed by any one of the officers referred to in this definition.

                 "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                 "OWNER TRUSTEE" means State Street Bank & Trust Company, as owner trustee under the Smith's Food & Drug Centers, Inc. 1994-A Pass Through Trusts.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                 (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                 (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen, materialmen and of growers on Inventory consisting of agricultural products, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                 (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                 (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                 (v) licenses, concession agreements, leases or subleases entered into with or granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                 (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                 (vii) any (a) interest or title of a lessor or sublessor (other than any Loan Party) under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including without limitation ground leases or other prior leases of the demised premises, mortgages, mechanics liens, tax liens and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                 (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                 (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                 (x) any zoning or similar law or right reserved to or vested in any governmental office or agency (including, without limitation, rights granted under redevelopment or financial assistance agreements with redevelopment agencies) to control or regulate the use of any real property;

                 (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                 (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

                 "PERMITTED HOLDERS" means (i) Yucaipa or any entity controlled thereby or any of the partners thereof, (ii) the Smith's Group or (iii) any of the Permitted Transferees.

                 "PERMITTED TRANSFEREES" means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Securities of Company.

                 "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                 "PLEDGE AGREEMENT" means each Pledge Agreement executed and delivered by Company and Subsidiaries of Company (other than the Inactive Subsidiaries) on the Closing Date and to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, each substantially in the form of Exhibit XIV annexed hereto, as such Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time and "Pledge Agreements" means all such Pledge Agreements, collectively.

                 "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Pledge Agreements.

                 "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                 "PREFERRED STOCK" means the Redeemable Preferred Stock of Company.

                 "PRIME RATE" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                 "PRO RATA SHARE" means, on any date of determination, (i) with respect to all payments, computations and other matters relating to a Type of Term Loan Commitment or a Type of Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of such Type of that Lender on such date by (y) the aggregate Term Loan Exposure of such Type of all Lenders on such date, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender on such date by (y) the aggregate

Revolving Loan Exposure of all Lenders on such date, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of all Types of that Lender on such date plus the Revolving Loan Exposure of that Lender on such date by (y) the sum of the aggregate Term Loan Exposure of all Types of all Lenders on such date plus the aggregate Revolving Loan Exposure of all Lenders on such date, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of the preceding sentence is set forth opposite the name of that Lender in
Schedule 2.1 annexed hereto.

                 "PROXY STATEMENT" means a proxy statement and form of proxy in connection with the votes of the stockholders of Company with respect to (i) the Recapitalization and Merger Agreement and the transactions contemplated thereby, including the issuance of its Class B Common Stock to the existing shareholders of Smitty's in connection with the Acquisition and the Equity Tender Offer, (ii) Company's Amended and Restated Certificate of Incorporation,
(iii) election of the Board of Directors of Company and (iv) ratification of selection of Company's independent auditors for 1996, together with any amendments thereof or supplements thereto, in the form or forms mailed to Company's stockholders.

                 "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Agent, desirable in order to create or perfect Liens on any IP Collateral.

                 "PUBLIC OFFERING" means the issuance of up to $575,000,000 in initial aggregate principal amount of Senior Subordinated Notes in a public offering registered under the Securities Act and as described in the Prospectus dated May 16, 1996.

                 "REAL PROPERTY ASSET" means, at any time of determination, any interest in land, buildings, improvements and fixtures attached thereto or used in the operation thereof, then owned or leased (as lessee) by any Loan Party.

                 "RECAPITALIZATION AND MERGER AGREEMENT" means that certain Recapitalization Agreement and Plan of Merger dated as of January 29, 1996 by and among Company, Merger Sub, Smitty's and Yucaipa, as amended prior to the Closing Date and in the form delivered to Agent and Lenders prior to their execution of this Agreement.

                 "REDEEMABLE PREFERRED STOCK" means Series I Preferred Stock of Company, par value $.01 per share, with the terms set forth in Company's Articles of Incorporation in effect prior to the Closing Date.

                 "REFERENCE LENDERS" means Bankers and Chase.

                 "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(vi).

                 "REGIONAL DIVISION" means each of the regional divisions designated by the management of Company for internal reporting purposes consistent with past practices of Company, and which in any event shall be captioned as (i) Utah-Idaho, (ii) Phoenix, (iii) Tucson, (iv) Albuquerque and
(v) Las Vegas.

                 "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                 "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of May 23, 1996 by and among Company and holders of Company's Common Stock named therein in the form delivered to Agent prior to the execution of this Agreement and as it may be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                 "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                 "RELATED AGREEMENTS" means, collectively, the Recapitalization and Merger Agreement, the Equity Tender Offer Materials, the Note Offering Materials, the Proxy Statement, the Restated Certificate of Incorporation of Company as filed with the Secretary of State of the State of Delaware on the Closing Date, the Senior Subordinated Note Indenture, the Smitty's Discount Debenture Supplement, the Smitty's Subordinated Note Supplement, the Registration Rights Agreement, the Smitty's Stockholders' Agreement, the Standstill Agreement, the Management Agreement, the Yucaipa Warrant and Smith's Shareholder Agreement and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing.

                 "RELATED ASSETS" means any of the properties located in California and leased by Company from Owner Trustee which properties are designated as obsolete, uneconomic for use or surplus to Company's needs by Company and are transferred to Company or a third party to effect the sale of such properties pursuant to subsection 7.1(viii) or subsection 7.7(xi).

                 "RELATED FINANCING DOCUMENTS" means the Senior Subordinated
Note Indenture, the Existing Smitty's Subordinated Note Indenture, the Existing Smitty's Discount Debenture Indenture and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing, including any purchase agreements or registration rights agreements.

                 "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                 "REPLACED LENDER" has the meaning assigned to such term in subsection 2.9.

                 "REPLACEMENT LENDER" has the meaning assigned to such term in subsection 2.9.

                 "REQUISITE CLASS LENDERS" means, at any time, (i) for the Class of Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure, Lenders having or holding at least 66 and 2/3% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, and, (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Tranche C Term Loan Exposure and/or Tranche D Term Loan Exposure, Lenders having or holding at least 66 and 2/3% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Tranche D Term Loan Exposure of all Lenders.

                 "REQUISITE LENDERS" means Lenders having or holding a majority of the sum of the aggregate Tranche A Term Loan Exposure of all Tranche A Term Lenders plus the aggregate Tranche B Term Loan Exposure of all Tranche B Term Lenders plus the aggregate Tranche C Term Loan Exposure of all Tranche C Term Lenders plus the aggregate Tranche D Term Loan Exposure of all Tranche D Term Lenders plus the aggregate Revolving Loan Exposure of all Revolving Lenders.

                 "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                 "RESTRUCTURING CHARGES" means, for any period which ends subsequent to the Closing Date, the sum (without duplication) of (i) costs incurred by Company and its Subsidiaries with respect to the integration of the operations of Company and its Subsidiaries with the operations of Smitty's and its Subsidiaries; provided that the aggregate amount of such cash and non-cash charges and costs that are excluded from Consolidated Net Income under clause
(v) of the definition thereof and that are included in Consolidated Net Worth under clause (iii) of the definition thereof for all periods shall not exceed $15,000,000; (ii) non-cash charges and costs reserved for as a result of adjustments to recognize expenses incurred in connection with the Deferred Compensation Agreements; provided that the aggregate amount of all such non-cash charges and costs that are excluded from Consolidated Net Income under clause (v) of the definition thereof and that are included in Consolidated Net Worth under clause (iii) of the definition thereof for all periods shall not exceed $30,000,000; (iii) cash and non-cash severance charges relating to the termination of employment of certain senior members of the management of Company in connection with the Transactions which is undertaken within 24 months thereafter; provided that the aggregate amount of all such cash severance charges that are excluded from Consolidated Net Income under clause
(v) of the definition thereof and that are included in Consolidated Net Worth under clause (iii) of the definition thereof for all periods shall not exceed $5,000,000 and the aggregate amount of all such cash and non-cash severance charges that are so excluded from Consolidated Net Income or included in Consolidated Net Worth shall not exceed $10,000,000; (iv) non-cash charges representing additions to reserves for insurance liabilities required to be made as a result of an actuarial review of Company's insurance liabilities in connection with the Transactions; provided that the aggregate amount of such non-cash charges that are excluded from Consolidated Net Income under clause
(v) of the definition thereof and that are included in Consolidated Net Worth under clause (iii) of the definition thereof for all periods shall not exceed $5,000,000; and (v) cash and non-cash restructuring charges and/or non-cash FAS 121 charges incurred by Company and its Subsidiaries with respect to the write-down or write-off of Excess California Land or California Stores subsequent to the Closing Date, including the write-down or write-off of prior tax benefits associated therewith; provided that the aggregate amount of cash charges that are excluded from Consolidated Net Income under clause (v) of the definition thereof and that are included in Consolidated Net Worth under clause
(iii) of the definition thereof for all periods shall not exceed $65,000,000 and that such cash charges relate to payments to be made during the twenty-year period following the Closing Date.

                 "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(v), to issue and/or purchase participations in Letters of Credit pursuant to Section 3 and to purchase participations in Swing Line Loans pursuant to subsection 2.1A(vi), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                 "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 31, 2002.

                 "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any funded participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all funded participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus
(d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any funded participations therein purchased by other Lenders) plus (e) the aggregate amount of all funded participations purchased by that Lender in any outstanding Swing Line Loans.

                 "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(v).

                 "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(v) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of
Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                 "SECURITY AGREEMENT" means each Security Agreement executed and delivered by Company and Subsidiaries of Company (other than the Inactive Subsidiaries) on the Closing Date and to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, each substantially in the form of Exhibit XV annexed hereto, as each such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time and "Security Agreements" means all such Security Agreements, collectively.

                 "SENIOR DEBT INDENTURES" means any or all of (i) the Existing Smitty's Sinking Fund Bond Indenture and (ii) indentures pursuant to which the mortgage notes listed on Schedule 7.1 annexed hereto were issued, as amended prior to the Closing Date and as such may be amended from time to time to the extent permitted under subsection 7.15B.

                 "SENIOR INDEBTEDNESS" means any or all of the Existing Smitty's Sinking Fund Bonds, the mortgage notes listed on Schedule 7.1 annexed hereto and Indebtedness permitted pursuant to subsection 7.1(viii).

                 "SENIOR SUBORDINATED NOTES" means up to $575,000,000 in initial aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2007 of Company issued pursuant to the Senior Subordinated Note Indenture, as such notes may be amended from time to time to the extent permitted under subsection 7.15B.

                 "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture dated as of May 23, 1996 between Company and Fleet National Bank of Connecticut, as Trustee, pursuant to which the Senior Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.

                 "SMITH'S GROUP" means Jeffrey P. Smith, Richard D. Smith, Fred
L. Smith, Ida Smith, The Dee Glen Smith Marital Trust I, Trust for the Children of Jeffrey Paul Smith, Trust for the Children of Richard Dee Smith, and Trust for the Children of Fred Lorenzo Smith.

                 "SMITH'S SHAREHOLDER AGREEMENT" means that certain Stockholders' Agreement dated as of May 23, 1996 by and among Smitty's, Jeffrey
P. Smith, Richard D. Smith, Fred L. Smith, Ida Smith, the Dee Glenn Smith Marital Trust, Trust for the Children of Jeffrey Paul Smith, Trust for the Children of Richard Dee Smith, and Trust for the Children of Fred Lorenzo Smith, in the form delivered to Agent prior to the execution of this Agreement and as it may be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                 "SMITTY'S" means Smitty's Supermarkets, Inc., a Delaware corporation.

                 "SMITTY'S DEBT PURCHASE OFFERS" has the meaning assigned to such term in the recitals to this Agreement.

                 "SMITTY'S DISCOUNT DEBENTURE SUPPLEMENT" has the meaning assigned to such term in the definition of "Existing Smitty's Discount Debenture Indenture."

                 "SMITTY'S EXISTING DEBT PREPAYMENTS" has the meaning assigned to that term in the recitals to this Agreement.

                 "SMITTY'S PRINCIPAL STOCKHOLDERS" means, collectively, the investment partnerships which own shares in Smitty's for which Yucaipa acts as the general partner.

                 "SMITTY'S STOCKHOLDERS' AGREEMENT" means that certain Stockholders' Agreement dated as of January 29, 1996 by and among Company, Smitty's Principal Stockholders and other stockholders of Smitty's named therein, as amended prior to the Closing Date, in the form delivered to Agent prior to the execution of this Agreement and as it may thereafter be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                 "SMITTY'S SUBORDINATED NOTE SUPPLEMENT" has the meaning assigned to such term in the definition of "Existing Smitty's Subordinated Note Indenture".

                 "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person;
(ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and
(B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "SPECIFIED MORTGAGE NOTES" means the approximately $15,400,000 in outstanding aggregate principal amount of Series II mortgage Indebtedness listed on Schedule 7.1 annexed hereto, which Indebtedness is secured by Company's facility #699 located in Tolleson, Arizona.

                 "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of

Credit may not be issued for the purpose of supporting trade payables or any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                 "STANDSTILL AGREEMENT" means that certain Standstill Agreement dated as of January 29, 1996 by and among Company, Yucaipa, the Smitty's Principal Stockholders and certain stockholders of Company named therein, as amended prior to the Closing Date in the form delivered to Agent prior to the execution of this Agreement and as it may be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                 "SUBORDINATED INDEBTEDNESS" means the Indebtedness of Company evidenced by the Senior Subordinated Notes and any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                 "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                 "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company (other than the Inactive Subsidiaries) on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XVII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                 "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1D.

                 "SURPLUS LEASED PROPERTIES" means all of (i) the California Stores in which Company owns a leasehold interest and (ii) the other Real Property Assets in which

Company or any of its Subsidiaries owns a leasehold interest and in which Company and any of its Subsidiaries are not operating and are identified as such on Schedule 5.20 annexed hereto.

                 "SURPLUS OWNED PROPERTIES" means all of (i) the California Stores owned by Company, and (ii) the Real Property Assets owned by Company or any of its Subsidiaries in which Company and any of its Subsidiaries are not operating which are identified as such on Schedule 5.20 annexed hereto.

                 "SWING LINE LENDER" means Bankers, or any Person serving as a successor Agent hereunder, in its capacity as Swing Line Lender hereunder.

                 "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(vi).

                 "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(vi).

                 "SWING LINE NOTE" means (i) the promissory note of Company issued pursuant to subsection 2.1E(vi) on the Closing Date and (ii) any promissory note issued by Company to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                 "SYNDICATION AGENT" has the meaning assigned to that term in the introductions to this Agreement.

                 "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                 "TERM LOAN COMMITMENT" or "TERM LOAN COMMITMENTS" means such commitments of Lenders in the aggregate to make the Term Loans pursuant to subsection 2.1A in the aggregate.

                 "TERM LOAN EXPOSURE" means, with respect to a Lender of a Type of Term Loan as of any date of determination, (i) prior to the termination of all of a Lender's Commitment with respect to the Term Loans of such Type, that Lender's Term Loan Commitment of such Type (or any portion thereof that has not been terminated) plus the outstanding principal amount of the Term Loan of such Type of that Lender, and (ii) after the termination of all of a Lender's Commitment with respect to the Term Loans of such Type, the outstanding principal amount of the Term Loan of such Type of that Lender.

                 "TERM LOANS" means one or more of the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans or the Tranche D Term Loans.

                 "TERM NOTES" means (i) the promissory notes of Company evidencing the Term Loans of a Type of Term Loan issued pursuant to subsection 2.1E on the Closing Date, and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments of such Type or of the Term Loans of such Type, in each case substantially in the form of Exhibit IV-A annexed hereto in the case of Tranche A Term Loans (the "Tranche A Term Note"), Exhibit IV-B annexed hereto in the case of Tranche B Term Loans (the "Tranche B Term Note"), Exhibit IV-C annexed hereto in the case of Tranche C Term Loans (the "Tranche C Term Note") and Exhibit IV-D annexed hereto in the case of Tranche D Term Loans (the "Tranche D Term Note"), as they may be amended, supplemented or otherwise modified from time to time.

                 "TITLE INSURANCE POLICIES" means (i) ALTA loan title insurance policies with respect to the Real Property Assets subject to a Mortgage identified as "major facilities" on Part IV of Schedule 4.1I annexed hereto; and (ii) CLTA loan title insurance policies with respect to the other Real Property Assets identified on Part IV of the Schedule 4.1I annexed hereto, in each case issued by a title insurance company reasonably satisfactory to Agent, in the amounts reasonably satisfactory to Agent with respect to each particular Real Property Asset subject to a Mortgage, in each case, assuring Agent that the applicable Mortgage creates a valid and enforceable first priority lien on the respective Real Property Asset subject to such Mortgage, free and clear of all defects and encumbrances except Permitted Encumbrances, which Title Insurance Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement for any matters that Agent may reasonably request and for future advances under this Agreement, the Notes and the other Loan Documents, and shall provide for affirmative insurance and such reinsurance as Agent may request, all of the foregoing in form and substance reasonably satisfactory to Agent.

                 "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                 "TRADEMARK SECURITY AGREEMENT" means each Trademark Security Agreement executed and delivered by Company and Subsidiaries of Company (other than the Inactive Subsidiaries) on the Closing Date and to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, each substantially in the form of Exhibit XVI annexed hereto, as such Trademark Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time and "Trademark Security Agreements" means all such Trademark Security Agreements, collectively.

                 "TRANCHE A TERM LENDER" or "TRANCHE A TERM LENDERS" means the Lender or Lenders having a Tranche A Term Loan Commitment or having a Tranche A Term Loan outstanding.

                 "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Tranche A Term Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Tranche A Term Lenders in the aggregate.

                 "TRANCHE A TERM LOANS" means the Loans made by Tranche A Term Lenders to Company pursuant to subsection 2.1A(i).

                 "TRANCHE B TERM LENDER" or "TRANCHE B TERM LENDERS" means the Lender or Lenders having a Tranche B Term Loan Commitment or having a Tranche B Term Loan outstanding.

                 "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Tranche B Term Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Tranche B Term Lenders in the aggregate.

                 "TRANCHE B TERM LOANS" means the Loans made by Tranche B Term Lenders to Company pursuant to subsection 2.1A(ii).

                 "TRANCHE C TERM LENDER" or "TRANCHE C TERM LENDERS" means the Lender or Lenders having a Tranche C Term Loan Commitment or having a Tranche C Term Loan outstanding.

                 "TRANCHE C TERM LOAN COMMITMENT" means the commitment of a Tranche C Term Lender to make a Tranche C Term Loan to Company pursuant to subsection 2.1A(iii), and "TRANCHE C TERM LOAN COMMITMENTS" means such commitments of all Tranche C Term Lenders in the aggregate.

                 "TRANCHE C TERM LOANS" means the Loans made by Tranche C Term Lenders to Company pursuant to subsection 2.1A(iii).

                 "TRANCHE D TERM LENDER" or "TRANCHE D TERM LENDERS" means the Lender or Lenders having a Tranche D Term Loan Commitment or having a Tranche D Term Loan outstanding.

                 "TRANCHE D TERM LOAN COMMITMENT" means the commitment of a Tranche D Term Lender to make a Tranche D Term Loan to Company pursuant to subsection 2.1A(iv), and "TRANCHE D TERM LOAN COMMITMENTS" means such commitments of all Tranche D Term Lenders in the aggregate.

                 "TRANCHE D TERM LOANS" means the Loans made by Tranche D Term Lenders to Company pursuant to subsection 2.1A(iv).

                 "TRANSACTIONS" means the Acquisition, the Merger, the Equity Tender Offer, the Company Existing Debt Prepayments, the Smitty's Existing Debt Prepayments, the Public Offering and the transactions contemplated by the Loan Documents and the Related Agreements.

                 "TRANSACTION COSTS" has the meaning assigned to that term in the recitals to this Agreement.

                 "TRANSFER DATE" means the date on which Agent (or its Affiliate) acquires that title previously held by Company (or its Affiliate) to any Mortgaged Property or Covered Real Property, as the case may be, pursuant to power of sale or judicial foreclosure of the lien of the Mortgage, or by receipt of a deed in lieu of such foreclosure, and any and all redemption rights of Company (or its Affiliate) have expired, unless within a period of ninety-one (91) days after the date on which such title vests in Agent (or its Affiliate) a bankruptcy or other insolvency proceeding is filed by or against Company (or its Affiliate). If Company (or its Affiliate) should remain in or reacquire possession of such Mortgaged Property or Covered Real Property, as the case may be, after the Transfer Date, or if Company (or its Affiliate) should engage in any Hazardous Materials Activity on or at such property after the Transfer Date, the Transfer Date shall be deemed to be the date after which neither Company nor any of its Affiliates is any longer in possession of such property and Company and its Affiliates have ceased to engage in any Hazardous Materials Activity on or at such property.

                 "TYPE" means a Term Loan, a Revolving Loan or a Swing Line Loan (each of which is a "Type" of Loan) and with respect to a Term Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan (each of which is a "Type" of Term Loan).

                 "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                 "YUCAIPA" means The Yucaipa Companies, a California general partnership, or any successor thereto (i) which is an Affiliate of Ronald W. Burkle, (ii) which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or such other form acceptable to Arrangers in their sole discretion and (iii) the form and structure of which has been approved by Arrangers in their sole discretion.

                 "YUCAIPA INVESTORS" means Ronald W. Burkle, Yucaipa SSV Partners, L.P., Yucaipa Smitty's Partners, L.P., Yucaipa Smitty's Partners II, L.P., Yucaipa Arizona Partners, L.P., The Yucaipa Companies and any other entity formed after the Closing Date which is an Affiliate of Ronald W. Burkle.

                 "YUCAIPA WARRANT" has the meaning assigned to that term in the recitals to this Agreement.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                 Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (iii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall (i) utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3, or (ii) if any amendments to the provisions set forth in Sections 1, 6 or 7 are made pursuant to negotiations conducted by operation of the following sentence, accounting principles and policies in effect at the time of the effectiveness of such amendments. Notwithstanding the foregoing, if any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 5.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 6 and 7 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made. During the period of such negotiations, but in no event for a period longer than 60 days, Company shall not be required to deliver the additional financial statements required pursuant to subsection 6.1(v). After the parties agree on amendments to the provisions of Sections 1, 6 and 7 necessitated by such changes, Company shall not be required to deliver the additional financial statements required pursuant to subsection 6.1(v) with respect to such changes.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                 A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                 B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                 C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii), 2.1A(iv) and 2.1A(v), as applicable, and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(vi).

                 (i) Tranche A Term Loans. Each Tranche A Term Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in the first sentence of subsection 2.5A. The amount of each Tranche A Term Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $325,000,000; provided that the Tranche
         A Term Loan Commitments of Tranche A Term Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Tranche A Term Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on the earlier of (x) the date on which the Recapitalization and Merger Agreement is terminated in accordance with Article 10 thereof and (y) June 30, 1996 if the initial Term Loans are not made on or before that date.

         Company may make only one borrowing on the Closing Date under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                 (ii) Tranche B Term Loans. Each Tranche B Term Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche B Term Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $160,000,000; provided that the Tranche B Term Loan Commitments of Tranche B Term Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Each Tranche B Term Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on the earlier of (x) the date on which the Recapitalization and Merger Agreement is terminated in accordance with Article 10 thereof and (y) June 30, 1996 if the initial Term Loans are not made on or before that date. Company may make only one borrowing on the Closing Date under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

                 (iii) Tranche C Term Loans. Each Tranche C Term Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche C Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche C Term Lender's Tranche C Term Loan Commitment is set forth opposite its name on Schedule 2.1annexed hereto and the aggregate amount of the Tranche C Term Loan Commitments is $160,000,000; provided that the Tranche C Term Loan Commitments of Tranche C Term Lenders shall be adjusted to give effect to any assignments of the Tranche C Term Loan Commitments pursuant to subsection 10.1B. Each Tranche C Term Lender's Tranche C Term Loan Commitment shall expire immediately and without further action on the earlier of (x) the date on which the Recapitalization and Merger Agreement is terminated in accordance with Article 10 thereof and (y) June 30, 1996 if the initial Term Loans are not made on or before that date. Company may make only one borrowing on the Closing Date under the Tranche C Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

                 (iv) Tranche D Term Loans. Each Tranche D Term Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche D Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each

         Tranche D Term Lender's Tranche D Term Loan Commitment is set forth opposite its name on Schedule 2.1annexed hereto and the aggregate amount of the Tranche D Term Loan Commitments is $160,000,000; provided that the Tranche D Term Loan Commitments of Tranche D Term Lenders shall be adjusted to give effect to any assignments of the Tranche D Term Loan Commitments pursuant to subsection 10.1B. Each Tranche D Term Lender's Tranche D Term Loan Commitment shall expire immediately and without further action on the earlier of (x) the date on which the Recapitalization and Merger Agreement is terminated in accordance with Article 10 thereof and (y) June 30, 1996 if the initial Term Loans are not made on or before that date. Company may make only one borrowing on the Closing Date under the Tranche D Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iv) and subsequently repaid or prepaid may not be reborrowed.

                 (v) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $190,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on the earlier of
         (x) the date on which the Recapitalization and Merger Agreement is terminated in accordance with Article 10 thereof and (y) June 30, 1996 if the initial Term Loans are not made on or before that date.
         Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                 Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                          (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                          (b)      for 30 consecutive days during the
                 twelve-month period immediately following the Closing Date and thereafter during each twelve-month period that immediately follows Company's most recent compliance with this subparagraph (b), the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the aggregate outstanding principal amount of all Swing Line Loans shall not exceed $75,000,000.

                 (vi) Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $30,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on the earlier of (x) the date on which the Recapitalization and Merger Agreement is terminated in accordance with
         Article 10 thereof and (y) June 30, 1996 if the initial Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(vi) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                 Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

                          (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                          (b)     for 30 consecutive days during the
                 twelve-month period immediately following the Closing Date and thereafter during each twelve-month period that immediately follows Company's most recent compliance with this subparagraph (b), the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the aggregate outstanding principal amount of all Swing Line Loans shall not exceed $75,000,000.

                 With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i)(a), Swing Line Lender (i) may, at any time in its sole and absolute discretion, and (ii) shall, at least once every seven days, deliver to Agent (with a copy to Company), no later than 1:00 P.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Agent and Swing Line Lender to charge Company's accounts with Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 10.5.

                 Immediately upon funding of the Swing Line Loans by the Swing Line Lender, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have funded their purchase of a participation as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                 Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to fund a purchase of a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the satisfaction of one of the following (X) Swing Line Lender believed in good faith that all conditions under
         Section 4 to the making of the applicable Swing Line Loans to be refunded were satisfied at the time Swing Line Loans were made, (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 or (Z) such Revolving Lender had actual knowledge, by receipt of any notices required to be delivered to Revolving Lenders pursuant to subsection 6.1(ix) or otherwise, that any such condition had not been satisfied and such Revolving Lender failed to notify Swing Line Lender and Agent in writing that it had no obligation to make Revolving
         Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swing Line Lender and Agent).

         B. BORROWING MECHANICS. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(vi) for the purpose of repaying any Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) that are made as (i) Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount or (ii) Base Rate Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day),
(ii) the amount and Type of Loans requested, (iii) in the case of Swing Line Loans and any Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Term Loans and Revolving Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

                 Notwithstanding anything contained herein to the contrary, during the period commencing on (and including) the Closing Date and ending on the earlier of (i) the one-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement and (ii) the date Agent sends notice to Company indicating that Lenders' primary syndication has been concluded, (a) Company may only request Base Rate Loans and Eurodollar Rate Loans with an Interest Period of one month and (b) the last day of the Interest Period applicable to any Eurodollar Rate Loan shall be the one-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                 Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing as modified pursuant to the notice provided for in the first clause of this sentence (it being understood that the making of such Loans by Lenders shall not in any way be construed as a waiver by Lenders of any matter set forth in such notice).

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the particular Type of Loans requested, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Agent not later than 2:00 P.M.(New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(vi) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

                 Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans of the applicable Type of Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D.      THE REGISTER.

                 (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (ii) Agent shall record in the Register the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, the Tranche D Term Loan Commitment and the Revolving Loan Commitment and the Term Loans and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Term Loans or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of the applicable Loans.

                 (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided, furtherthat in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

                 (iv) Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                 (v) Company hereby designates Bankers to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Bankers serves in such capacity, Bankers and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

         E.      NOTES.  Company shall execute and deliver on the Closing Date
(i) to each Tranche A Term Lender (or to Agent for that Lender) a Tranche A Term Note substantially in the form of Exhibit IV-A annexed hereto to evidence that Lender's Tranche A Term Loan, in the principal amount of that Lender's Tranche A Term Loan and with other appropriate insertions, (ii) to each Tranche B Term Lender (or Agent for that Lender) a Tranche B Term Note substantially in the form of Exhibit IV-B annexed hereto to evidence that Lender's Tranche B Term Loan, in the principal amount of that Lender's Tranche B Term Loan and with other appropriate insertions, (iii) to each Tranche C Term Lender (or to Agent for that Lender) a Tranche C Term Note substantially in the form of Exhibit IV-C annexed hereto to evidence that Lender's Tranche C Term Loan, in the principal amount of that Lender's Tranche C Term Loan and with other appropriate insertions, (iv) to each Tranche D Term Lender (or to Agent for that Lender) a Tranche D Term Note substantially in the form of Exhibit IV-D annexed hereto to evidence that Lender's Tranche D Term Loan, in the principal amount of that Lender's Tranche D Term Loan and with other appropriate insertions, (v) to each Revolving Lender (or to Agent for that Lender) a Revolving Note substantially in the form of
Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions, and (vi) to Swing Line Lender a Swing Line Note substantially in the form of Exhibit VI annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

2.2      INTEREST ON THE LOANS.

         A.      RATE OF INTEREST.  Subject to the provisions of subsections
2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                 (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                          (A) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin; or

                          (B) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin.

                          Upon delivery of the Margin Determination Certificate
                 by Company to Agent pursuant to subsection 6.1(xix), the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Agent of such Margin Determination Certificate; provided that if a Margin Determination

         Certificate is not delivered at the time required pursuant to subsection 6.1(xviii), clause (iii) of the definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin", as the case may be, shall be applicable from such time until delivery of a succeeding Margin Determination Certificate; provided further that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than should be afforded by the actual calculation of the Interest Coverage Ratio, Company shall promptly pay additional interest and letter of credit fees to correct for such error.

                 (ii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                          (A) if a Base Rate Loan, then at the sum of the Base Rate plus 2.00% per annum; or

                          (B) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 3.25% per annum.

                 (iii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche C Term Loans shall bear interest through maturity as follows:

                          (A) if a Base Rate Loan, then at the sum of the Base Rate plus 2.50% per annum; or

                          (B) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 3.75% per annum.

                 (iv) Subject to the provisions of subsections 2.2E and 2.7, the Tranche D Term Loans shall bear interest through maturity as follows:

                          (A) if a Base Rate Loan, then at the sum of the Base Rate plus 2.75% per annum; or

                          (B) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 4.00% per annum.

                  (v) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin minus the Commitment Fee Percentage.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                 (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                 (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                 (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond August 31, 2002, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond November 30, 2003, no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond November 30, 2004, no Interest Period with respect to any portion of the Tranche D Term Loans shall extend beyond August 31, 2005, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                 (vi) no Interest Period with respect to any portion of any Type of Term Loan shall extend beyond a date on which Company is required to make a scheduled payment of principal of Term Loans of such Type unless the sum of (a) the aggregate principal amount of Term Loans of such Type that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans of such Type that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on Term Loans of such Type on such date;

                 (vii) there shall be no more than 20 Interest Periods outstanding at any time (it being understood that Interest Periods for different Types of Loans (including different Types of Term Loans), whether or not such Interest Periods are for the same period and end on the same day, constitute separate Interest Periods); and

                 (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or
(ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; provided further that during the period commencing on (and including) the Closing Date and ending on the earlier of (i) the one-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement and (ii) the date Agent sends a notice to Company indicating that Lenders' primary syndication has been concluded, (a) no Loan may be made or continued as or converted into a Eurodollar Rate Loan having an Interest Period of longer than one month and (b) the last day of the Interest Period applicable to any Eurodollar Rate Loan shall be the one-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement; and provided still further that no Loan may be made as or converted into a Base Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

                 Company shall deliver a Notice of Conversion/Continuation to Agent no later than 1:00 P.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

         A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans or the Letter of Credit Usage) multiplied by the Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. OTHER FEES. Company agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between Company and Agent. After receipt of such other fees from Company, Agent and Arrangers agree to pay to each Lender such portion of such other fees in the amounts and at the times as have been separately agreed upon in writing between Agent and such Lender.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A.      SCHEDULED PAYMENTS OF TERM LOANS.

                 (i) Scheduled Payments of Tranche A Term Loans. Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

                                                                     Scheduled Repayment
                    Date                                           of Tranche A Term Loans
                    ----                                           -----------------------
             February 1, 1997                                             $7,500,000
             May 1, 1997                                                  11,250,000
             August 1, 1997                                               11,250,000
             November 1, 1997                                             11,250,000

             February 1, 1998                                             11,250,000
             May 1, 1998                                                  13,750,000
             August 1, 1998                                               13,750,000
             November 1, 1998                                             13,750,000

             February 1, 1999                                             13,750,000
             May 1, 1999                                                  16,250,000
             August 1, 1999                                               16,250,000
             November 1, 1999                                             16,250,000

             February 1, 2000                                             16,250,000
             May 1, 2000                                                  16,250,000
             August 1, 2000                                               16,250,000
             November 1, 2000                                             16,250,000

             February 1, 2001                                             16,250,000
             May 1, 2001                                                  15,000,000
             August 1, 2001                                               15,000,000
             November 1, 2001                                             15,000,000

             February 1, 2002                                             15,000,000
             May 1, 2002                                                  13,750,000
             August 31, 2002                                              13,750,000
                                                                          ==========

                                                                        $325,000,000

        ; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided still further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than August 31, 2002, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

                (ii) Scheduled Payments of Tranche B Term Loans. Company shall make principal payments on the Tranche B Term Loans in installments in the amount of $400,000 on each August 1, November 1, February 1 and May 1, commencing on August 1, 1996 through and including May 1, 2002, and thereafter on the dates and in the amounts set forth below:

                                                                     Scheduled Repayment
                    Date                                           of Tranche B Term Loans
                    ----                                           -----------------------
             August 1, 2002                                              $ 4,000,000
             November 1, 2002                                             18,000,000

             February 1, 2003                                             18,000,000
             May 1, 2003                                                  18,000,000
             August 1, 2003                                               22,700,000
             November 30, 2003                                            69,700,000
                                                                          ==========

                                                                        $160,000,000

        ; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided still further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than November 30, 2003, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

                (iii) Scheduled Payments of Tranche C Term Loans. Company shall make principal payments on the Tranche C Term Loans in installments in the amount of $400,000 on each August 1, November 1, February 1 and May 1, commencing on August 1, 1996 through and including November 1, 2003, and thereafter on the dates and in the amounts set forth below:

                                                                     Scheduled Repayment
                    Date                                           of Tranche C Term Loans
                    ----                                           -----------------------
             February 1, 2004                                           $ 25,000,000
             May 1, 2004                                                  25,000,000
             August 1, 2004                                               25,000,000
             November 30, 2004                                            73,000,000
                                                                          ==========

                                                                        $160,000,000

        ; provided that the scheduled installments of principal of the Tranche C Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided still further that the Tranche C Term Loans and all other amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than November 30, 2004 and the final installment payable by Company in respect of the Tranche C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche C Term Loans.

                (iv) Scheduled Payments of Tranche D Term Loans. Company shall make principal payments on the Tranche D Term Loans in installments in the amount of $400,000 on each August 1, November 1, February 1 and May 1, commencing on August 1, 1996 through and including November 1, 2004, and thereafter on the dates and in the amounts set forth below:

                                                                     Scheduled Repayment
                    Date                                           of Tranche D Term Loans
                    ----                                           -----------------------
             February 1, 2005                                           $ 29,000,000
             May 1, 2005                                                  32,000,000
             August 31, 2005                                              85,400,000
                                                                          ==========

                                                                        $160,000,000

        ; provided that the scheduled installments of principal of the Tranche D Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided still further that the Tranche D Term Loans and all other amounts owed hereunder with respect to the Tranche D Term Loans shall be paid in full no later than August 31, 2005, and the final installment payable by Company in respect of the Tranche D Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche D Term Loans.

        B.      PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
COMMITMENTS.

                (i)      Voluntary Prepayments.

                         (a) Company may, upon written or telephonic notice to Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount for Eurodollar Rate Loans or an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount for Base Rate Loans; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                         (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Agent (which notice Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender in accordance with subsection 10.6B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(b) (at which time Schedule 2.1 shall be deemed modified to reflect the changed Revolving Loan Commitments), and (2) in the



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
        case of the prepayment of the Loans of any Lender, the consents required by subsection 10.6B in connection with the prepayment pursuant to this subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

                (ii)     Voluntary Reductions of Commitments.

                         (a) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share of such reduction.

                         (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Agent (which notice Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D, pursuant to subsection 2.4B(i)(b) concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall be deemed modified to reflect such changed amounts) and (2) the consents required by subsection 10.6B in connection with the prepayment pursuant to subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

                (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan

        Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                         (a) Prepayments and Reductions from Net Asset Sale Proceeds. No later than the earliest to occur of (1) the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any California Asset Sale in an aggregate cumulative amount equal to or exceeding $5,000,000; (2) the 180th day following the date of any California Asset Sale the Net Asset Sale Proceeds of which have not been applied to the prepayment of the Loans pursuant to the preceding clause (1) or this clause
                (2); (3) the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than a California Asset Sale) in an aggregate cumulative amount equal to or exceeding $5,000,000; (4) the 180th day following the date of any Asset Sale other than a California Asset Sale the Net Asset Sale Proceeds of which have not been applied to the prepayment of the Loans pursuant to the preceding clause (3) or this clause (4); and (5) the date of the occurrence of any Event of Default or Potential Event of Default, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to such Net Asset Sale Proceeds; provided, however that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the following Net Asset Sale Proceeds received by Company and its Subsidiaries from and after the Closing Date need not be applied to the mandatory prepayment of the Loans pursuant to this subsection 2.4B(iii)(a):

                                 (i) other than (1) Net Asset Sale Proceeds from the sale of a Related Asset, (2) Net Asset Sale Proceeds from California Asset Sales not permitted to be retained by Company pursuant to subsection 2.4B(iii)(a)(vi) and (3) the first $33,800,000 in Net Asset Sale Proceeds from California Asset Sales referred to in subsection 2.4B(iii)(a)(v), (A) Net Asset Sale Proceeds (including Net Asset Sale Proceeds from California Asset Sales entitled to be retained by Company pursuant to subsection 2.4B(iii)(a)(vi)) from the sale of a store to the extent that such Net Asset Sale Proceeds are reinvested in new stores or the construction or remodeling of stores within 270 days of such sale and (B) Net Asset Sale Proceeds from the sale of a store to the extent that such Net Asset Sale Proceeds do not exceed the Consolidated Capital Expenditures made to acquire or build a replacement store in the general vicinity of the store sold within 270 days preceding the date of such sale, and, so long as the aggregate amount of such Net Asset Sale Proceeds so excluded from the



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

                         mandatory prepayment provisions pursuant to subclauses
                         (A) and (B) of this clause (i) does not exceed $25,000,000 in any Fiscal Year; provided that for purposes of sub-clause (A) of this clause (i) any of the assets listed on Schedule 2.4B annexed hereto shall be deemed to be stores;

                                 (ii) Net Asset Sale Proceeds from the sale and concurrent lease-back of any store opened or acquired after the Closing Date or any equipment acquired after the Closing Date, in each case within 180 days of the completion of such store or the acquisition of such equipment, in each case to the extent and only to the extent of Consolidated Capital Expenditures made with respect to such store or such equipment; provided that such 180-day period shall be extended to a one-year period if during such 180-day period, Company gives written notice to Agent that Company is planning to include such store or such equipment in a sale leaseback transaction involving
                         (x) such store and one or more additional stores and such additional stores are not yet opened or acquired and/or (y) such equipment and additional equipment which has not yet been acquired; provided, further, that in no event shall there be more than 5 stores subject to a one-year period as a result of their inclusion in such sale leaseback transaction at any time;

                                 (iii) Net Asset Sale Proceeds from the sale of worn-out or obsolete equipment, to the extent that such Net Asset Sale Proceeds are reinvested in the same or similar equipment within 90 days of such sale;

                                 (iv)    Net Asset Sale Proceeds from the
                         occurrence of any loss, damage or destruction of any stores or any other facilities of Company or any of its Subsidiaries (including any assets located therein) giving rise to insurance proceeds, to the extent that (A) such Net Asset Sale Proceeds are required to be paid to a landlord and cannot be paid to a mortgagee or other lender to Company or its Subsidiaries in preference to payments to a landlord under leases existing as of the Closing Date and which proceeds are in fact paid to such landlord in accordance with the terms of such leases; (B) such Net Asset Sale Proceeds are reinvested to repair or rebuild the assets so lost, damaged or destroyed within the earlier of (1) 270 days of receipt of such Net Asset Sale Proceeds and (2) 24 months of the occurrence of such loss, damage or destruction; or (C) such Net Asset Sale Proceeds do not exceed the expenditures made by Company or any of its Subsidiaries within the earlier of (1) 270 days of receipt of such Net Asset Sale Proceeds and (2) 24 months of the


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

                         occurrence of such loss, damage or destruction, to repair or rebuild the applicable assets so lost, damaged or destroyed;

                                 (v)     Company shall apply the first
                         $33,800,000 in Net Asset Sale Proceeds from California Asset Sales other than Asset Sales of Related Assets to the prepayment of the Loans pursuant to subsection 2.4B(iv)(b), or if at the time of receipt of such Net Asset Sale Proceeds, no Revolving Loans or Swing Line Loans are outstanding, Company may retain such Net Asset Sale Proceeds; and

                                 (vi)    after the application of the first
                         $33,800,000 in Net Asset Sale proceeds from California Asset Sales in accordance with clause (v) above, at Company's option, Company may retain up to 50% of the Net Asset Sale Proceeds from California Asset Sales other than Asset Sales of Related Assets up to a maximum aggregate retained amount of $25,000,000.

                                 If, following the receipt by Company or any of
                its Subsidiaries of Net Asset Sale Proceeds, Company is required to apply or cause to be applied any portion of such Net Asset Sale Proceeds to prepay any Indebtedness evidenced by any of the Related Financing Documents pursuant to the applicable Related Financing Document, then, notwithstanding anything contained in this subsection 2.4B(iii)(a), Company shall prepay the Loans and/or reduce the Revolving Loan Commitments in the order set forth in this subsection 2.4B(iii)(a) so as to eliminate any obligation to prepay such Indebtedness.

                         (b) Prepayments and Reductions Due to Reversion of Surplus Assets of Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                         (c) Prepayments and Reductions Due to Issuance of Debt Securities. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts, similar placement fees and commissions and other reasonable costs and expenses associated therewith, being the "NET DEBT PROCEEDS") from the issuance of any debt Securities of Company or any such Subsidiary (other than the issuance of Indebtedness permitted pursuant to subsection 7.1 as in effect on the Closing Date),

                Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to such Net Debt Proceeds.

                         (d) Prepayments and Reductions Due to Issuance of Equity Securities. No later than the first Business Day following the date of receipt by Company of the Cash proceeds (any such proceeds, net of underwriting discounts, similar placement fees and commissions and other reasonable costs associated therewith, being the "NET EQUITY PROCEEDS") from the issuance of any equity Securities of Company (other than the issuance of Company's Class B Common Stock and the Yucaipa Warrant on the Closing Date and other than issuances of equity to management employees pursuant to agreements or stock option plans permitted under subsection 7.12) (without duplication), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to 50% of such Net Equity Proceeds.

                         (e) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (or in the case of Fiscal Year 1996, during the period commencing on the Closing Date and ending on (and including) December 28, 1996), within 100 days after the last day of such Fiscal Year, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to 75% of such Consolidated Excess Cash Flow.

                         (f) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) or within three Business Days of the receipt of any Net Asset Sale Proceeds under subsection 2.4B(iii)(a), Company shall deliver to Agent an Officers' Certificate demonstrating (1) the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Pension Proceeds, Net Debt Proceeds or Net Equity Proceeds (as such latter three terms are defined in subsections 2.4B(iii)(b), (c) and (d), respectively) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction; (2) with respect to the receipt of Net Asset Sale Proceeds referred to in clauses
                (i)(A), (iii) and (iv) of subsection 2.4B(iii)(a), in reasonable detail, the intended application of such Net Asset Sale Proceeds and the estimated costs of the reinvestment referred to in such clauses; and (3) with respect to the receipt of Net Asset Sale Proceeds referred to in clauses
                (i)(B), (ii) and (iv) of subsection 2.4B(iii)(a), in reasonable detail the Consolidated Capital

                Expenditures made by Company which accounts for the exclusion of any such Net Asset Sale Proceeds from the mandatory prepayment requirements of subsection 2.4B(iii)(a). Such Officers' Certificate, in the case of clauses (i) and (iii), may be amended at any time and from time to time by Company during the 270- day or 90-day period, as applicable, following receipt of such Net Asset Sale Proceeds. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate or that, with respect to clauses (i),
                (iii) and (iv) of subsection 2.4B(iii)(a), such Net Proceeds Amount was not expended for the purposes specified in such Officers' Certificate, as amended, within the time periods specified in such clauses, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess or unexpended portion, but only to the extent such amount has not been previously applied as a mandatory prepayment under subsection 2.4B(iii)(e), and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess or unexpended portion.

                         (g) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2.1A(v) and clause (b) of the second paragraph of subsection 2.1A(vi). Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv) and shall not reduce the amount of the Revolving
                Loan Commitments then in effect.

                (iv)     Application of Prepayments.

                         (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Subject to the immediately succeeding sentence of this subsection 2.4B(iv)(a), any voluntary prepayments pursuant to subsection 2.4B(i)(a) shall be applied to Term Loans, Revolving Loans or Swing Line Loans as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i)(a) shall be


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

                applied (x) to the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Loans on a pro rata basis and (y) to reduce the unpaid scheduled installments of principal of the Term Loans set forth in subsections 2.4A(i), 2.4A(ii), 2.4A(iii) and 2.4A(iv) on a pro rata basis or, at Company's option, in forward order of maturity for scheduled installments of principal occurring within the six- month period following the month in which such voluntary prepayments occur.

                         (b) Application of Mandatory Prepayments by Type of Loans. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof; provided however that the first $33,800,000 in Net Asset Sale Proceeds from California Asset Sales referenced in subsection 2.4B(iii)(a)(v) and the Net Asset Sale Proceeds from California Asset Sales referenced in subsection 2.4B(iii)(a)(vi) and so retained by Company shall be applied first to prepay Swing Line Loans to the full extent thereof without any permanent reduction of the Revolving Loan Commitments, second to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof without any permanent reduction of the Revolving Loan Commitments and third retained by Company if no Revolving Loans or Swing Line Loans are then outstanding.

                         (c) Application of Mandatory Prepayments of Term Loans by Order of Maturity. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied
                (x) to the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans on a pro rata basis and (y) to reduce the unpaid scheduled installments of principal of the Term Loans set forth in subsections 2.4A(i), 2.4A(ii), 2.4A(iii) and 2.4A(iv) on a pro rata basis; provided that, at Company's election, mandatory prepayments of the Tranche A Term Loans made with Net Asset Sale Proceeds from California Asset Sales (other than Asset Sales of Related Assets) in excess of the first $33,800,000 received may be applied to reduce the unpaid scheduled




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
                installments of principal of the Tranche A Term Loans in forward order of maturity up to a maximum aggregate reduction for all such future scheduled installments of $50,000,000 at any time; provided, further that, in the case of Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans, upon receipt of any mandatory prepayments pursuant to subsection 2.4B(iii) with respect to which Company has given Agent written notification prior to such receipt that Company has elected to give the Tranche B Term Lenders, the Tranche C Term Lenders and the Tranche D Term Lenders the right to waive such Lenders' right to receive such prepayment (the "WAIVABLE MANDATORY PREPAYMENT"), Agent shall notify the Tranche B Term Lenders, the Tranche C Term Lenders and the Tranche D Term Lenders of such receipt and the amount of the prepayment to be applied to each such Lender's Term Loans; provided, still further that Company shall use its reasonable efforts to notify the Tranche B Term Lenders, the Tranche C Term Lenders and the Tranche D Term Lenders of such Waivable Mandatory Prepayment three (3) Business Days prior to the payment to Agent of such Waivable Mandatory Prepayments (it being understood that Company shall have no liabilities for failing to so notify such Lenders). In the event any such Tranche B Term Lender, Tranche C Term Lender or Tranche D Term Lender desires to waive such Lender's right to receive any such Waivable Mandatory Prepayment, such Lender shall so advise Agent no later than the close of business on the date of such notice from Agent. In the event that any such Lender waives such Lender's right to any such Waivable Mandatory Prepayment, Agent shall apply (i) 100% of amount so waived constituting Net Asset Sale Proceeds received from the sale of any Excess California Land or California Stores and (ii) 50% of any other amount so waived, to prepay the Tranche A Term Loans. Agent shall return the remainder of the amount so waived, if any, by such Lender to Company.

                         (d) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

        C.      GENERAL PROVISIONS REGARDING PAYMENTS.

                (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder, under the Notes and under the other Loan Documents shall be made in Dollars in same day funds,


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

        without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata
        Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be; provided, however, that if the day on which payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

                (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5     USE OF PROCEEDS.

        A. TERM LOANS. The proceeds of the Term Loans, together with (i) not less than $575,000,000 in aggregate gross proceeds from the issuance of the Senior Subordinated Notes, and (ii) not less than $67,200,000 in net proceeds from the sale of California Stores (as such amount may be reduced by application of such proceeds to the permanent reduction of Company's existing Indebtedness), shall be applied by Company to (i) purchase approximately 13,400,000 shares of its Class A Common Stock and Class B Common Stock, representing 50% of shares of all Class A Common Stock and Class B Common Stock outstanding (excluding shares of Class B Common Stock issued or issuable in connection with the Acquisition but including certain Existing Management Stock Options) pursuant to the Equity Tender Offer for an aggregate purchase payment not exceeding $465,000,000, (ii) permanently repay Company's existing Indebtedness in an amount not exceeding $653,200,000, (iii) permanently repay Smitty's existing Indebtedness in an amount not exceeding $102,900,000, (iv) redeem not less than approximately 3,000,000 shares of its Redeemable Preferred Stock for an aggregate redemption payment not exceeding $1,000,000 and (v) to pay Transaction Costs not exceeding $160,700,000.

        B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of the Revolving Loans on the Closing Date shall be applied by Company as provided in subsection 2.5A. The proceeds of any other Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and general corporate purposes.

        C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6     SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

        A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Agent


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

shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

        B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

        C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into


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


Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection
2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

        D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender will sustain or has sustained: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan,
(iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

        E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

        F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar


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

deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

        G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

        A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective (other than any change in such law, treaty or governmental rule, regulation or order which was promulgated prior to the date hereof and which becomes effective in accordance with its terms after the date hereof) after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank, the National Association of Insurance Commissioners ("NAIC") or other governmental or quasi-governmental authority (whether or not having the force of law):

                (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with


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

        respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such increased cost or reduction in amounts was incurred more than one year prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case such Lender shall not be limited to such one year period so long as such Lender has given such notice to Company no later than one year from the time such circumstance became applicable to such Lender. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        B.      WITHHOLDING OF TAXES.

                (i) Payments to Be Free and Clear. Except as specifically provided to the contrary in paragraphs (ii) and (iii) below, all sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:


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

                         (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                         (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                         (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

                         (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

        provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                (iii)    Evidence of Exemption from U.S. Withholding Tax.

                         (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in
                Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                         (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) promptly notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                         (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii) (a); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it




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

                became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change after the date of such satisfaction in any applicable law, treaty or governmental rule, regulation or order, or any change after the date of such satisfaction in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

        C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or after the date hereof, any change therein or in the interpretation or administration thereof by any governmental authority, central bank, the NAIC or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, the NAIC or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7C to the extent that any such reduction in return was incurred more than one year prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case such Lender shall not be limited to such one year period so long as such Lender has given such notice to Company no later than one year from the time such circumstance became applicable to such Lender. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.




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


2.8     OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

                Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause
(i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9     REPLACEMENT OF LENDER.

                In the event that Company receives a notice pursuant to subsection 2.7A, 2.7C or 3.6 or in the event of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders as provided in subsection 10.6, Company shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "REPLACED LENDER") with one or more Eligible Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.9 the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and



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

Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

SECTION 3.      LETTERS OF CREDIT

3.1 ISSUANCE OF LETTERS OF CREDIT AND REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

        A. LETTERS OF CREDIT. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(v) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(vi), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment

Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company or any wholly-owned Subsidiary of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit; provided, that if any such Letter of Credit is issued for the account of any such Subsidiary, Company shall execute jointly with such Subsidiary all letter of credit documentation (including, without limitation, letter of credit application) as may be required by the applicable Issuing Lender. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

                (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $75,000,000;

                (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided, further that such Issuing Lender shall deliver a written notice to Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend such Standby Letter of Credit (the "NOTIFICATION DATE" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date, unless such Event of Default has been waived in accordance with subsection 10.6;

                (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                (v) any Letter of Credit denominated in a currency other than Dollars.




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

        B.      MECHANICS OF ISSUANCE.

                (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with copy to Agent if Agent is not the proposed Issuing Lender) a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 1:00 P.M. (New York City time) at least five Business Days (or such shorter period as may be agreed to by the Issuing Lender in any particular instance), in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the Revolving Lender requested to issue the Letter of Credit, (b) the proposed date of issuance (which shall be a Business Day), (c) the face amount of the Letter of Credit,
        (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, (f) if such Letter of Credit is proposed to be issued for the account of a wholly-owned Subsidiary of Company, the name of such Subsidiary, and (g) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with the terms and conditions of the Letter of Credit prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                         Company shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                (ii) Determination of Issuing Lender. Upon receipt by a proposed Issuing Lender of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event Agent is the proposed Issuing Lender, (1) if Agent elects to issue such Letter of Credit, Agent shall promptly so notify Company, and Agent shall be the Issuing Lender with respect thereto and (2) if Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Company, whereupon Company may request any Arranger or Co-Agent to issue such Letter of Credit by delivering to such Arranger or such Co-Agent a copy of the applicable Notice of Issuance of Letter of Credit and the Arranger or Co-Agent so requested to issue such Letter of Credit shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Arranger or Co-Agent which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto; provided that in the event that all Arrangers and all Co-Agents shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Revolving Loans and Swing
        Line Loans, may exceed Agent's Revolving Loan Commitment then in effect; and (b) in the event any other Revolving Lender is the proposed Issuing Lender, such Revolving Lender shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Revolving Lender so elects to issue such Letter of Credit, it shall be the Issuing Lender with respect thereto and (2) if such Revolving Lender fails to so promptly notify Company and Agent or declines to issue such Letter of Credit, Company may request Agent or another Revolving Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B.

                (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                (iv) Notification to Revolving Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Agent of such issuance, which notice shall be accompanied by a copy of such Letter of Credit if such Letter of Credit is a Standby Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Revolving Lender of the amount of such Revolving Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                (v) Reports to Revolving Lenders. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Agent, for distribution to each other Revolving Lender, a report setting forth the daily maximum amount available to be drawn under the Letters




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

        of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

        C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in subsection 4.1, the Existing Letters of Credit shall, effective as of the Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Revolving Lender shall be deemed to have irrevocably purchased from the Issuing Lender of such Existing Letters of Credit a participation in such Letters of Credit and drawings thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. All such Existing Letters of Credit which become Letters of Credit under this Agreement shall be fully secured by the Collateral commencing on the Closing Date to the same extent as if initially issued hereunder on such date.

3.2     LETTER OF CREDIT FEES.

                Company agrees to pay the following amounts with respect to Letters of Credit:

                (i) with respect to each Standby Letter of Credit, (a) to the applicable Issuing Lender, a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under such Standby Letter of Credit, but in any event not less than $500 per year per Standby Letter of Credit and (b) to Agent, a letter of credit fee equal to (x) the Applicable Eurodollar Margin minus the Commitment Fee Percentage multiplied by (y) the daily maximum amount available to be drawn under such Standby Letter of Credit, in each case payable in arrears on and to (but excluding) each February 1, May 1, August 1 and November 1 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                (ii) with respect to each Commercial Letter of Credit, (a) to the applicable Issuing Lender, a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under such Commercial Letter of Credit, but in any event not less than $500 per year per Commercial Letter of Credit and (b) to Agent, a letter of credit fee equal to (x) the Applicable Eurodollar Margin minus the sum of (A) 1.0% per annum and (B) the Commitment Fee Percentage multiplied by (y) the daily maximum amount available to be drawn under such Commercial Letter of Credit, in each case payable in arrears on and to (but





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

        excluding) each February 1, May 1, August 1 and November 1 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                (iii) to the applicable Issuing Lender, with respect to the issuance, amendment, assignment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, assignment, transfer or payment, as the case may be.

Promptly upon receipt by Agent of any amount described in clause (i)(b) or
(ii)(b) of this subsection 3.2, Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clauses (i) and (ii) above shall accrue from and including the Closing Date.

3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

        A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

        B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing (whether or not Company is the account party under such Letter of Credit); provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing (it being understood, however, that such deemed Notice of Borrowing shall not be deemed to be a representation of Company that the representations and warranties contained in the Loan Documents are true, correct and complete in all material respects on and as of the date of such deemed Notice of Borrowing) to Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are

Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection
3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

        C. PAYMENT BY REVOLVING LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

                (i) Payment by Revolving Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.



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


                (ii) Distribution to Revolving Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

        D.      INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit issued by it (whether or not Company is the account party thereunder), interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have





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        been reimbursed by other Revolving Lenders pursuant to subsection
        3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4     OBLIGATIONS ABSOLUTE.

                The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it (whether or not Company is the account party thereunder) and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) the existence of any claim, set-off, defense or other right which Company, any Subsidiary that is an account party thereunder or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company or any Subsidiary that is an account party under a Letter of Credit, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured) other than the defense of payment in accordance with the terms of this Agreement;

                (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) payment to the beneficiary of such Letter of Credit by the applicable Issuing Lender under any Letter of Credit against presentation of a draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit;





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
                (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                (vi) any breach of this Agreement or any other Loan Document by any party thereto (other than a breach by the applicable Issuing Lender relating to the Letter of Credit in question);

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5     INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

        A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

        B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or





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
sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

                Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability directly attributable to the gross negligence or willful misconduct of such Issuing Lender or to the wrongful dishonor by any Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it, in each case, as determined by a final judgment of a court of competent jurisdiction.

3.6     INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                In the event that any Issuing Lender or any Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (other than any change in such law, treaty or governmental rule, regulation or order which was promulgated prior to the date hereof and which becomes effective in accordance with its terms after the date hereof), or compliance by any Issuing Lender or any Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):





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
                (i) subjects such Issuing Lender or such Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this
        Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

                (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or such Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or such Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any such case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that a Revolving Lender shall not be entitled to avail itself of the benefit of this subsection 3.6 to the extent that any such increased cost or reduction in amounts was incurred more than one year prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case such Revolving Lender shall not be limited to such one year period so long as such Revolving Lender has given such notice to Company no later than one year from the time such circumstance became applicable to such Revolving Lender. Such Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.





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
SECTION 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT

                The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1     CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE
        LOANS.

                The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

        A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

                (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, and to the extent applicable, approving and authorizing the Transactions and all transactions related thereto, including without limitation the retirement of Company's Class A Common Stock and Class B Common Stock repurchased in the Equity Tender Offer, in each case certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                (v) Executed originals of the Loan Documents to which such Person is a party; and





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
                (vi)     Such other documents as Agent may reasonably request.

        B. NO MATERIAL ADVERSE EFFECT. Except as set forth in Schedule 4.1B annexed hereto, since December 30, 1995, no Material Adverse Effect (in the sole opinion of Agent) shall have occurred; and since July 30, 1995, no event or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a material adverse effect (in the sole opinion of Agent) upon the business, operations, properties, assets, conditions (financial or otherwise) or prospects of Smitty's and its Subsidiaries, taken as a whole.

        C.      CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, MANAGEMENT, ETC.

                (i) Corporate Structure. The organizational structure of its Subsidiaries, both before and after giving effect to the Acquisition and the Merger, shall be as set forth on Schedule 5.1 annexed hereto and be satisfactory to Agent, Arrangers and Lenders.

                (ii) Capital Structure and Ownership. The capital structure and ownership of Company, both before and after giving effect to the Acquisition and the Merger, shall be as described in the Note Offering Materials and be satisfactory to Agent, Arrangers and Lenders.

                (iii) Management; Employment Contracts. The management structure of Company after giving effect to the Acquisition and the Merger, shall be as described in the Note Offering Materials and be satisfactory to Agent, Arrangers and Requisite Lenders, and Agent shall have received copies of, and shall be satisfied with the form and substance of, any and all written employment contracts with senior management of Company.

        D.      DEBT AND EQUITY CAPITALIZATION OF COMPANY.

                (i) Class A Common Stock, Class B Common Stock and Class C Common Stock. On or prior to the Closing Date, Company shall have authorized the Class C Common Stock, and such amendments to its Class A Common Stock, Class B Common Stock and Redeemable Preferred Stock as are necessary or desirable to permit the consummation of the Transactions, shall have obtained the requisite approval of its shareholders thereto, and shall have filed its Restated Articles of Incorporation with the Secretary of State of the State of Delaware effecting such authorizations and amendments, in each case as more particularly described in the Proxy Statement. The terms of such Company's Class A Common Stock, Class B Common Stock, Class C Common Stock and Redeemable Preferred Stock, as amended on or prior to the Closing Date, shall be satisfactory to Agent and Arrangers and its Restated Articles of Incorporation, as filed with the Secretary of the State of Delaware, shall have been delivered to Agent.





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
                (ii) Equity Holdings by Yucaipa. Upon the consummation of the Transactions, (1) the shareholders of Smitty's prior to the Acquisition, including Yucaipa, shall collectively own and control, directly or indirectly, not less than 3,038,888 shares of Company's Class B Common Stock, and (2) Company shall have issued, and The Yucaipa Companies shall have received, the Yucaipa Warrant. On or prior to the Closing Date, Company shall have delivered to Agent an Officers' Certificate in form and substance satisfactory to Agent setting forth in reasonable detail the percentage of the issued and outstanding shares of each series of Company's Common Stock beneficially owned and controlled, directly or indirectly, by Yucaipa and the Yucaipa Investors collectively on the Closing Date.

                (iii) Redemption of Redeemable Preferred Stock. On or prior to the Closing Date, Company shall have redeemed approximately 3,000,000 shares of its Redeemable Preferred Stock for an aggregate redemption payment not exceeding $1,000,000 in accordance with the provisions of Company's Restated Articles of Incorporation. Company shall have delivered an Officer's Certificate setting forth the aggregate amount paid therefor.

                (iv) Issuance of Class B Common Stock to Yucaipa; Consummation of the Equity Tender Offer; Amendments to Options. On or prior to the Closing Date, (1) Company shall have obtained the requisite approval of the holders of its Class A Common Stock and Class B Common Stock regarding (A) the Recapitalization and Merger Agreement and the transactions contemplated thereby, including the issuance of 3,038,888 shares of its Class B Common Stock to the existing shareholders of Smitty's as consideration for all of the outstanding stock of Smitty's in connection with the Acquisition, and (B) the Amended and Restated Certification of Incorporation of Company, and (2) Company shall have purchased approximately 13,400,000 shares of Class A Common Stock and Class B Common Stock, which shall represent approximately 50% of shares of all Class A Common Stock and Class B Common Stock outstanding (excluding shares of Class B Common Stock issued or issuable in connection with the Acquisition but including certain Existing Management Stock Options) pursuant to the Equity Tender Offer for an aggregate purchase amount not exceeding $465,000,000.

                (v) Senior Subordinated Notes. On or prior to the Closing Date, Company shall have issued the Senior Subordinated Notes and shall have received $575,000,000 in gross proceeds therefrom. The terms and conditions of the Senior Subordinated Notes shall be substantially as described in the Note Offering Materials and shall be satisfactory to Agent, Arrangers and Lenders; provided that the Senior Subordinated Notes shall be unsecured and shall not mature or provide for any scheduled principal payments prior to the tenth anniversary of the Closing Date; provided, further that the negative covenants and default provisions shall be less restrictive than those contained in this Agreement. Company shall have





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
        delivered to Agent a fully executed or conformed copy of the Senior Subordinated Note Indenture.

        E.      RELATED AGREEMENTS.

                (i) Approval of Related Agreements. Each of the Related Agreements shall be satisfactory in form and substance to Agent and Arrangers.

                (ii) Related Agreements in Full Force and Effect. Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agent to be material, in each case without the consent of Agent.

        F. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY, SMITTY'S AND THEIR RESPECTIVE SUBSIDIARIES.

                (i) Termination of Existing Company Credit Lines and Related Liens; Existing Letters of Credit. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Company Credit Lines (the aggregate principal amount of such Indebtedness not to exceed $10,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) other than with respect to any Existing Letters of Credit, made arrangements satisfactory to Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

                (ii) Redemption or Repayment of Existing Mortgage Indebtedness and Existing Unsecured Senior Indebtedness. Company shall have (a) repaid in full the principal amount of its existing mortgage Indebtedness other than the Specified Mortgage Notes (the aggregate principal amount of such Indebtedness not to exceed $233,200,000) and the principal amount of its existing unsecured senior Indebtedness (the aggregate principal amount of such Indebtedness not to exceed $410,000,000), which Indebtedness is identified in Part I of Exhibit A annexed to Schedule 7.1, and (b) made arrangements with the holders of such mortgage Indebtedness and a title insurance company regarding the subsequent delivery and recording of all such documents or instruments as are necessary to release all Liens securing the Indebtedness or other obligations of Company and its Subsidiaries thereunder, such arrangements to be satisfactory in form and substance to Agent.

                (iii) Termination of Existing Smitty's Credit Agreement and Related Liens; Existing Letters of Credit. On the Closing Date, Smitty's and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Smitty's Credit Agreement (the aggregate principal amount of such Indebtedness not to exceed $33,600,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Smitty's and its Subsidiaries thereunder, and (d) other than with respect to any Existing Letters of Credit, made arrangements satisfactory to Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Smitty's and its Subsidiaries with respect thereto.

                (iv) Redemption or Repayment of Existing Smitty's Subordinated Notes and Existing Smitty's Discount Debentures. Pursuant to the Smitty's Debt Purchase Offers, (i) not less than 100% of the Existing Smitty's Subordinated Notes and the Existing Smitty's Discount Debentures shall have been purchased (the aggregate principal or accreted amount of which Indebtedness not to exceed approximately $50,000,000 and $19,300,000, respectively) for an aggregate purchase price of $50,000,000 and $19,300,000, respectively, plus accrued and unpaid interest thereon, and a premium and a consent payment as described in the Smitty's Debt Purchase Offers, and (ii) Smitty's shall have obtained all such consents and amendments to the Existing Smitty's Subordinated Note Indenture and Existing Smitty's Discount Debenture Indenture as may be required to permit the transactions described herein. The terms and conditions of such purchases, consents and amendments shall be substantially as described in the Smitty's Debt Purchase Offers and shall be satisfactory to Agent, Arrangers and Requisite Lenders.

                (v) Existing Indebtedness to Remain Outstanding. Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1F, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Senior Subordinated Notes) shall consist of
        (a) approximately $6,300,000 in aggregate principal amount of Existing Company IRB's, (b) approximately $11,900,000 in aggregate principal amount of Existing Smitty's Sinking Fund Bonds, (c) the Specified Mortgage Notes and approximately $3,900,000 in aggregate principal amount of other mortgage notes and other Indebtedness and (d) Indebtedness in an aggregate amount not to exceed $31,600,000 in respect of Capital Leases. Company shall be in compliance with its obligations under the Existing Company IRB Indentures, the Existing Smitty's Sinking Fund Bond Indenture, such mortgage notes and other Indebtedness and Capital Leases and Company shall have delivered to Agent a fully executed or conformed copy of each of the Existing Company IRB Indenture, the Existing Smitty's Sinking Fund Indenture and the agreements or documents setting forth the terms and conditions of the Specified Mortgage Notes and other Indebtedness. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Arrangers.

        G. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions or the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Transactions, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any of the Transactions or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

        H.      CONSUMMATION OF ACQUISITION AND MERGER.

                (i) The Recapitalization and Merger Agreement shall be in full force and effect and shall not have been modified or waived in any material respect without the consent of Agent, Arrangers and Requisite Lenders. All conditions to the Acquisition and the Merger set forth in
        Article 9 of the Recapitalization and Merger Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived with the consent of Agent and Arrangers;

                (ii) the Merger shall have become effective in accordance with the terms of the Recapitalization and Merger Agreement and the laws of the State of Delaware; the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware on the Closing Date, shall be in form and in substance satisfactory to Agent, shall be in full force and effect and shall have been delivered to Agent;

                (iii) The sole consideration paid to the holders of equity interests in Smitty's in respect of such equity interests in connection with the Acquisition shall be 3,038,888 shares of Company's Class B Common Stock or such other consideration as shall be consented to by Agent, Arrangers and Requisite Lenders;

                (iv)     Transaction Costs shall not exceed $160,700,000; and





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
                (v) Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i)-(iv) above and stating that Company will proceed to consummate the Acquisition and the Merger immediately upon the making of the initial Loans.

        I.      DELIVERY OF MORTGAGES; TITLE INSURANCE POLICIES; APPRAISALS.
Schedule 4.1I annexed hereto shall set forth all Real Property Assets of Company or any of its Subsidiaries as of the Closing Date after giving effect to the Mergers. Agent shall have received from Company and each of its Subsidiaries having Real Property Assets (i) fully executed counterparts of Mortgages, which Mortgage shall cover the fee interest and/or leasehold interest of Company or such Subsidiary in each Real Property Asset designated as a "MORTGAGED PROPERTY" on Schedule 4.1I annexed hereto (each a "MORTGAGED PROPERTY" and collectively the "MORTGAGED PROPERTIES") (Mortgaged Properties shall include all Real Property Assets except (1) Surplus Leased Properties (other than subleased properties with annual net rental income to Company or its Subsidiaries in excess of $100,000), (2) Real Property Assets subject to an existing mortgage which is not required to be prepaid prior to the Closing Date pursuant to this Agreement, (3) other leased properties where the consent of the lessor to mortgage the same is required and such consent has not been obtained and (4) Excluded Sites), together with evidence (which may be in the form of recording instructions accepted by title insurers, which instructions may authorize the title insurer to remove from the counterpart of the Mortgage being recorded any exhibit pages rejected by the county recorder which, if not removed, would prevent the recordation of such Mortgage counterpart) that counterparts of the Mortgages have been or promptly will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to effectively create a valid and enforceable first priority lien (subject only to Liens permitted pursuant to this Agreement, and subject, where applicable, to the effect, if any, on lien priority of the absence of a recorded memorandum of lease) on each Mortgaged Property in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (ii) a preliminary title report, title commitment or lot book guaranty obtained by Company or such Subsidiary in respect of each Mortgaged Property as may be required by Agent; (iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in such states as may be required by Agent and in which each Mortgaged Property is located other than Wyoming and Idaho with respect to the enforceability of the Mortgages recorded in such state and such other matters as Agent may request, in form and substance satisfactory to Agent; (iv) in the case of each real property leasehold interest of Company or such Subsidiary constituting Mortgaged Property, such estoppel letters, consents and waivers from the landlords on such real property as may be required by Agent, which letters, consents, waivers and agreements shall be substantially in the form of Exhibit XIX annexed hereto and in any event in form and substance reasonably satisfactory to Agent; (v) Title Insurance Policies with respect to the Mortgaged Properties designated on Schedule 4.1I annexed hereto, in amounts not less than the respective amounts designated on such Schedule 4.1I with respect to any particular Mortgaged Property; (vi) information sufficient for Agent to





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determine whether (1) any Mortgaged Property is in an area designated by the
Federal Emergency Management Agency as having special flood or mud slide hazards (any Real Property Asset located within such an area being a "FLOOD HAZARD PROPERTY") and (2) the community in which each Flood Hazard Property is located is participating in the National Flood Insurance Program;
(vii) if any Mortgaged Properties are Flood Hazard Properties, Company's or such Subsidiary's written acknowledgment of receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program; (viii) appraisals of the Real Property Assets so designated on Schedule 4.1I annexed hereto performed by certified real estate appraisers approved by Agent, which appraisals shall be in form, scope and substance satisfactory to Agent; and
(ix) the evidence of insurance with respect to the Mortgaged Properties required to be provided to Agent pursuant to the Mortgages, including flood insurance with respect to each Mortgaged Property that is a Flood Hazard Property located in a community which is participating in the National Flood Insurance Program.

        J. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1I, Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected first priority security interest in the entire personal and mixed property Collateral except for the prior security interest, if any, granted to the holders of secured Indebtedness referred to in
Section 7.1 with respect to the personal property secured thereby. Such actions shall include, without limitation, the following:

                (i) Schedules to Collateral Documents. Delivery to Agent of accurate and complete schedules to all of the applicable Collateral Documents.

                (ii) Stock Certificates and Instruments. Delivery to Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock pledged pursuant to the Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing any Collateral;

                (iii)    Lien Searches and UCC Termination Statements.
        Delivery to Agent of (a) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                (iv) UCC Financing Statements and Fixture Filings. Delivery to Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                (v) PTO Cover Sheets, Etc. Delivery to Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

                (vi) Opinions of Local Counsel. Delivery to Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) under the laws of each jurisdiction other than Wyoming, Idaho and Texas in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent.

        K. ENVIRONMENTAL REPORTS. (i) Agent shall have received reports, opinions and other information in form, scope and substance satisfactory to Agent and (ii) Lenders shall have received summaries thereof in form, scope and substance satisfactory to Requisite Lenders, in each case concerning the Hazardous Materials liabilities of Company and Smitty's and their respective Subsidiaries.

        L. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Years 1994 and 1995, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of Company and its Subsidiaries as at March 30, 1996, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (iii) pro forma consolidated balance sheets of Company and its Subsidiaries as at March 30, 1996, prepared in accordance with GAAP and giving effect to the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Lenders. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Smitty's and its Subsidiaries for Fiscal Years 1994 and 1995, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) unaudited financial statements of Smitty's and its Subsidiaries as at April 7, 1996, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the nine-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Smitty's prior to the Merger that they fairly present the financial condition of Smitty's and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments. Agent and Lenders shall have had an opportunity to discuss such unaudited financial statements with the independent certified public accountants for Company with the cost of such review being for the account of Company.

        M. SOLVENCY ASSURANCES. On the Closing Date, Agent, Arrangers, and Lenders shall have received (i) a letter from Houlihan Lokey Howard & Zukin, dated the Closing Date and addressed to Agent, Arrangers and Lenders, in form and substance satisfactory to Agent, Arrangers and Lenders and with appropriate attachments, and (ii) a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit XII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company will be Solvent and that the consummation of the Equity Tender Offer will not violate Section 160 of the Delaware General Corporations Law.

        N. EVIDENCE OF INSURANCE. Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

        O. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably





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
request and (ii) evidence satisfactory to Agent that Company has requested such counsel to deliver such opinions to Lenders.

        P. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

        Q. OPINIONS OF COUNSEL DELIVERED UNDER RELATED AGREEMENTS. Agent and its counsel shall have received copies of each of the opinions of counsel delivered on behalf of or to any Loan Party under the Related Agreements, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

        R. AUDITOR'S LETTER. Agent shall have received an executed copy of the Auditor's Letter as delivered by Company to its independent certified public accountants.

        S. FAIRNESS OPINION. Agent shall have received a copy of an executed fairness opinion from Goldman, Sachs & Co. regarding the issuance by Company of its Class B Common Stock in connection with the Acquisition, which letter shall be in form and in substance satisfactory to Agent.

        T. SCHEDULED CALIFORNIA DISPOSITIONS. On or prior to the Closing Date, Company shall have received not less than $67,200,000 from the sale of its California facilities other than the California Stores and the Excess California Land. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, setting forth in reasonable detail the aggregate amount of proceeds received by it with respect to each facility disposed of on or prior to the Closing Date and the breakdown of such amounts for each such facility.

        U. FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

        V. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall





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be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

        W. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by other Related Agreements and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

        X.      TRANSACTION COSTS.  The Transaction Costs shall not exceed
$160,700,000.

        Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or which must be satisfactory to, all or Requisite Lenders; provided that in the case of any agreement or document which must be approved by, or which must be satisfactory to, all or Requisite Lenders, Agent or Company shall have delivered a copy of such agreement or document in substantially the form in which executed or delivered to such Lender on or prior to the Closing Date.

4.2     CONDITIONS TO ALL LOANS.

                The obligations of each Lender to make Loans on each Funding Date (other than any Funding Date relating to any Refunded Swing Line Loans) are subject to the following further conditions precedent:

                A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

                B.       As of that Funding Date:

                (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;





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                (ii)     No event shall have occurred and be continuing or
        would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect ; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3     CONDITIONS TO LETTERS OF CREDIT.

                The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

        A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

        B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed





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Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

        C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES

                In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that, prior to and after giving effect to the Merger, the following statements are true, correct and complete:

5.1     ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
        SUBSIDIARIES.

        A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto.
Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

        B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have, either individually or in the aggregate for all such jurisdictions, a Material Adverse Effect.

        C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

        D. SUBSIDIARIES. All of the Subsidiaries of Company, prior to and after the Merger, are identified in Schedule 5.1 annexed hereto, as said
Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The





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capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (other than the LC Subsidiaries) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (other than the LC Subsidiaries) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or to have such corporate power and authority has not had and will not have, either individually or in the aggregate for all such failures, a Material Adverse Effect. Each LC Subsidiary identified in Schedule 5.1 annexed hereto is a duly formed and validly existing limited liability company under the laws of the state of its organization or formation, as the case may be, with the power under the limited liability company act of such state and its articles of organization and operating agreement or certificate of formation and limited liability company agreement, as the case may be, to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Schedule 5.1 annexed hereto correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein and whether any such Subsidiary is an Inactive Subsidiary. The aggregate assets and annual revenues of all Inactive Subsidiaries identified on Schedule 5.1 annexed hereto does not and will not exceed $3,000,000 and $3,000,000, respectively.

5.2     AUTHORIZATION OF BORROWING, ETC.

        A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

        B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any material order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of





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Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or such approvals or consents the failure to obtain could not reasonably be expected to result in a Material Adverse Effect.

        C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) filings and recordings required in connection with the perfection of the security interests granted pursuant to the Loan Documents,
(ii) such registrations, consents, approvals, notices or other actions which have been obtained on or before the Closing Date and are described on Schedule 5.2C annexed hereto and (iii) notices or other actions required to be taken after the Closing Date relating to operating licenses, which notices or other actions will be given or taken as required in due course (or, in the case of any Loan Document or other Related Agreement executed and delivered after the Closing Date, on or before such date of execution and delivery) except for such filings, recording, registrations, consents, approvals, notices or other actions the failure to obtain or take could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        D. BINDING OBLIGATION. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        E. VALID ISSUANCE OF COMMON STOCK, PREFERRED STOCK, SENIOR SUBORDINATED NOTES AND YUCAIPA WARRANT.

                (i) Common Stock and Preferred Stock. The Preferred Stock is, and each class of Common Stock is, or when issued and delivered will be, duly and validly issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of Company's Common Stock and Preferred Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.





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                (ii)     Senior Subordinated Notes .  Company has the corporate
        power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions. Senior Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3     FINANCIAL CONDITION.

                Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1994 and December 30, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Years then ended, (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at March 30, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended, (iii) the audited consolidated balance sheets of Smitty's and its Subsidiaries as at July 30, 1994 and July 30, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Smitty's and its Subsidiaries for the Fiscal Years then ended, and (iv) the unaudited consolidated balance sheets of Smitty's and its Subsidiaries as at April 7, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the nine months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Loan Parties (and will not following the funding of the initial Loans) has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, other than (i) the incurrence of the Obligations and obligations under other Related Agreements, (ii) contingent obligations or liabilities for taxes, long





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term leases or forward or long term commitments and (iii) other items disclosed on Schedule 4.1B annexed hereto.

5.4     NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                As of the Closing Date, since July 30, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Smitty's and its Subsidiaries, taken as a whole. Since December 30, 1995 and except as disclosed on Schedule 4.1B annexed hereto, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5     TITLE TO PROPERTIES; LIENS.

                Each Loan Party has (i) good, sufficient and legal title, subject only to Liens permitted under this Agreement and, with respect to Real Property Assets acquired after the Closing Date by such Loan Party from a Person other than a Loan Party, such defects in title as existed prior to such acquisition, to (in the case of fee interests in real property), (ii) valid leasehold interests, subject only to Liens permitted under this Agreement and, with respect to Real Property Assets acquired after the Closing Date by such Loan Party from a Person other than a Loan Party, such defects in title as existed prior to such acquisition, in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of its properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6     LITIGATION; ADVERSE FACTS.

                There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the





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aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7     PAYMENT OF TAXES.

                Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8     PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
        CONTRACTS.

                A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments the performance of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9     GOVERNMENTAL REGULATION.

                Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness for borrowed money or which may otherwise render all or any portion of the Obligations unenforceable.





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5.10    SECURITIES ACTIVITIES.

                A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11    EMPLOYEE BENEFIT PLANS.

                A. Except with respect to the Deferred Compensation Agreements, each of the Loan Parties and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

                B. Except with respect to the Deferred Compensation Agreements, no ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of any of the Loan Parties or any of their respective ERISA Affiliates (unless no Loan Parties shall be jointly and severally liable therefor) in excess of $3,000,000 during the term of this Agreement.

                C. Except as disclosed on Schedule 5.11 annexed hereto and except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any of the Loan Parties or any of their respective ERISA Affiliates (unless no Loan Parties shall be jointly and severally liable therefor). Except with respect to the Deferred Compensation Agreements, there are no material liabilities of any Loan Party under any of the plans listed on Schedule 5.11 annexed hereto that are not reflected in the consolidated financial statements of Company.

                D. As of the most recent valuation date for any Pension Plan, the Amount of Unfunded Benefit Liabilities, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation (1) any Pension Plan which has a negative Amount of Unfunded Benefit Liabilities and (2) any Pension Plan for which





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neither Company nor any other Loan Party would have any liability if the
Pension Plan then terminated) does not exceed $6,000,000.

                E.       With respect to the Deferred Compensation Agreements,
(i) each of the Loan Parties and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and have performed all obligations where the failure to do so would have a Material Adverse Effect,
(ii) no ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of any of the Loan Parties or any of their respective ERISA Affiliates (unless no Loan Parties shall be jointly and severally liable therefor) which would have a Material Adverse Effect and (iii) there are no liabilities of any Loan Party that are not reflected in the consolidated financial statements of Company which would have a Material Adverse Effect.

5.12    CERTAIN FEES.

                Except as disclosed in Schedule 5.12 annexed hereto, no material broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13    ENVIRONMENTAL PROTECTION.

                A.       Except as set forth in Schedule 5.13 annexed hereto:

                (i) the operations of the Loan Parties (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                (ii) each of the Loan Parties has obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and each of the Loan Parties is in compliance with all material terms and conditions of such Governmental Authorizations;

                (iii) no Loan Party has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials except as would not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and





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        Liability Act (42 U.S.C. Section  9604) or comparable state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of Company's knowledge, none of the operations of any of the Loan Parties is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                (iv) none of the operations of any of the Loan Parties is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                (v) none of the Loan Parties or, to the best knowledge of Company, any predecessor of the Loan Parties has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility except as would not reasonably be expected to have a Material Adverse Effect, and none of Loan Parties' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent other than in compliance in all material respects with all applicable Environmental Laws;

                (vi) no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and no Loan Party has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                (vii) none of the Loan Parties or, to the best knowledge of Company, any of its predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                (viii) to the best knowledge of Company, no unpermitted underground storage tanks or surface impoundments are on or at any Facility; and

                (ix) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility that has a reasonable possibility of having a Material Adverse Effect.

                B. None of the Loan Parties or any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims which could reasonably be expected to result in a liability to Company or any of its Subsidiaries, after giving effect to indemnification provisions





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upon which Company is reasonably relying, in excess of $12,000,000 individually or in the aggregate.

                C. None of the Loan Parties has any contingent liability in connection with any Release of any Hazardous Materials by the Loan Parties which could reasonably be expected to result in a liability to Company or any of its Subsidiaries, after giving effect to indemnification provisions upon which Company is reasonably relying, in excess of $12,000,000 individually or in the aggregate.

                D. Except as set forth in Schedule 5.13 annexed hereto, no event or condition has occurred with respect to the Loan Parties relating to any Environmental Laws or any Release of Hazardous Materials at any Facility or any other location, which, individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

5.14    EMPLOYEE MATTERS.

                There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15    SOLVENCY.

                Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16    MATTERS RELATING TO COLLATERAL.

        A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1I, 4.1J, 6.8 and 6.9 and (ii) the delivery to Agent of any Pledged Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected first priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.






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        B.      GOVERNMENTAL AUTHORIZATIONS.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A, except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities and except for such authorizations, approvals, other actions, notices or filings, the failure to have which could not reasonably be expected to result in a Material Adverse Effect.

        C. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

        D. INFORMATION REGARDING COLLATERAL. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17    RELATED AGREEMENTS.

                A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement, the Existing Smitty's Subordinated Note Indenture, the Existing Smitty's Discount Debenture Indenture, and of all exhibits and schedules thereto.

                B. WARRANTIES IN RECAPITALIZATION AND MERGER AGREEMENT. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Yucaipa, Company or Smitty's in the Recapitalization and Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Recapitalization and Merger Agreement.

                C. SURVIVAL. Notwithstanding anything in the Recapitalization and Merger Agreement to the contrary, the representations and warranties of Company set forth in subsections 5.17B shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

5.18    PERMITS.





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

                Except as disclosed in Schedule 5.18 annexed hereto, each of Company and its Subsidiaries, prior to and after giving effect to the Acquisition and Merger, has such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of any of Company and its Subsidiaries ("Permits") and is (and will be immediately after the consummation of the Acquisition and the Merger) in compliance in all material respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in substantially the manner as presently conducted and to be conducted immediately after the consummation of the Acquisition and Merger, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of the Acquisition and Merger. Each of Company and its Subsidiaries, prior to and after giving effect to the Acquisition and Merger, is and will be in compliance in all material respects with its obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination which could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

5.19    DISCLOSURE.

                No representation or warranty of Company, Smitty's or any of its Subsidiaries contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.20    REAL PROPERTY ASSETS.

                Schedule 4.1I sets forth all of the Real Property Assets of Company or any of its Subsidiaries; Schedule 5.20A sets forth all of the Surplus Leased Properties of Company or any of its Subsidiaries; Schedule 5.20B sets forth all of the Surplus Owned





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Properties of Company or any of its Subsidiaries; Schedule 5.20C sets forth all of the Excess California Land and the California Stores of Company or any of its Subsidiaries, in each case as of the Closing Date after giving effect to the Merger.


SECTION 6.      COMPANY'S AFFIRMATIVE COVENANTS

                Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

                Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

                (i) Fiscal Period Financials: as soon as available and in any event within 30 days (or, in the case of the first Fiscal Period ending after the Closing Date, 30 days after the end of the subsequent Fiscal Period, or in the case of the last Fiscal Period in any Fiscal Quarter (other than the last Fiscal Quarter in any Fiscal Year), 45 days, or in the case of the last Fiscal Period in any Fiscal Year, 90 days) after the end of each Fiscal Period ending after the Closing Date
        (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Period and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Period and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Period, setting forth in comparative form (1) other than for the first 12 months after the Closing Date, the corresponding figures for the consolidated balance sheet and the related consolidated statement of income for the corresponding periods of the previous Fiscal Year and (2) the corresponding figures for the consolidated balance sheet and the related consolidated statement of income from the Financial Plan for the current Fiscal Year, and (b) sales growth on a comparable store basis for each Regional Division for such Fiscal Period and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Period, setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;





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                (ii)     Quarterly Financials:  as soon as available and in any
        event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period form the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in comparative form (1) other than for the first 12 months after the Closing Date, the corresponding figures for the corresponding periods of the previous Fiscal Year and
        (2) the corresponding figures from the Financial Plan for the current Fiscal Year, and (b) net sales and sales growth on a comparable store basis for each Regional Division for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year (or, if an extension has been obtained from the Securities and Exchange Commission for filing such report after such 90th day, then on the date of delivery of such report to the Securities and Exchange Commission and in any event within 105 days after the end of such Fiscal Year), (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case except for the first Fiscal Year ended after the Closing Date in comparative form the corresponding figures for the previous Fiscal Year, and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such





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        financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (iv) Officers' and Compliance Certificates: (a) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (1) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (2) a Compliance Certificate duly executed and duly completed in all respects; and (b) within 100 days after the beginning of each Fiscal Year and in any event on or prior to the date of any mandatory prepayments made pursuant to subsection 2.4B(iii)(e) during such Fiscal Year, an Officers' Certificate of Company setting forth the Consolidated Excess Cash Flow for the Fiscal Year covered by such financial statements and demonstrating in reasonable detail the derivation of such Consolidated Excess Cash Flow;

                (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the financial statements of Company and its Subsidiaries on a consolidated basis or any Regional Division delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection
        6.1 will differ in any material respect from the financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, subject to subsection 1.2, (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, financial statements of Company and its Subsidiaries on a consolidated basis or, to the extent applicable, any Regional Division for the current Fiscal Year to the effective date of such change, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, such financial statements prepared on a basis consistent with the accounting principles and policies used in the preparation of the financial statements delivered immediately prior to such change;





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                (vi)     Accountants' Certification:  together with each
        delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct;

                (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports (other than reports of a routine or ministerial nature which are not material) submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                (viii) SEC Filings and Press Releases: promptly upon the sending or filing thereof, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority (other than reports of a routine or ministerial nature which are not material), and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) that a condition or event that constitutes an Event of Default or Potential Event of Default has occurred and is continuing, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event




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        that would be required to be disclosed in a current report filed by
        Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                (x) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                         (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                         (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions to occur or which have occurred pursuant to the Loan Documents or the Related Agreements;

        written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                (xii)    ERISA Notices:  with reasonable promptness, copies of
        (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA




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
        Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year) as customarily prepared by Company, including without limitation (a) forecasted balance sheets and forecasted statements of income and cash flows of Company and its Subsidiaries on a consolidated basis and net sales and sales growth on a comparable store basis for each Regional Division for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (b) forecasted statements of income and cash flows of Company and its Subsidiaries on a consolidated basis for each Fiscal Period of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, an Officers' Certificate or other report, in each case in form and substance satisfactory to Agent, outlining all material insurance coverage maintained as of the date of such Officers' Certificate or report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports (other than routine follow-up reports to matters previously disclosed to Lenders), whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could reasonably be expected to result in a Material Adverse Effect;

                (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                (xvii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
        5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
        Schedule 5.1 annexed hereto for all purposes of this Agreement);






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                (xviii)  Margin Determination Certificate:  concurrently with the delivery of the financial statements required under subsections 6.1(ii) and 6.1(iii), Company shall deliver a Margin Determination Certificate;

                (xix) Schedules to the Security Agreement: as soon as available and in any event within 5 days after the end of each Fiscal Quarter, Company and the Subsidiary Guarantors shall deliver to Agent a supplement, if any, to Schedule 1(a), Schedule 1(b) and Schedule 1(h) to the Security Agreement and other statements and schedules required to be furnished pursuant to the Security Agreement; and

                (xx) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2     CORPORATE EXISTENCE, ETC.

                Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and if the loss thereof is not disadvantageous in any material respect to Company and its Subsidiaries, taken as a whole, or Lenders.

6.3     PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

                A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).





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6.4     MAINTENANCE OF PROPERTIES; INSURANCE.

                A. Company will, and will cause its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material Collateral (without limiting any obligations under the Collateral Documents) and all other material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurance companies or associations or with self-insurance programs, in each case to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance and, to the extent commercially reasonable, earthquake insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general geographic areas in which Company or any of its Subsidiaries operates. In addition, Company will maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property (as defined in subsection 4.1I) included in the Collateral and located in a community that participates in the National Flood Insurance Program. All insurance relating to the Collateral shall comply with the insurance provisions of the Collateral Documents.

                B. In the event that Company or any of its Subsidiaries, in connection with any casualty or casualties involving assets of Company or any of its Subsidiaries, receives (a) proceeds of insurance (other than proceeds which are required to be paid to a landlord and which cannot be paid to a mortgagee or other lender to Company or its Subsidiaries in preference to payments to a landlord under leases existing as of the Closing Date and which proceeds are in fact paid to such landlord in accordance with the terms of such leases) in excess of $5,000,000 in connection with any one casualty, or (b) aggregate proceeds of insurance in excess of $15,000,000 from all such casualties (on a cumulative basis, net of any proceeds already used to restore the assets affected by such casualty or casualties or to make prepayments in accordance with subsection 2.4B(iii)(a)), Company shall immediately pay all such insurance proceeds (and not just such excess) over to Agent, and Agent shall hold such proceeds in an interest bearing account. Agent shall (i) so long as no Event of Default has occurred and is continuing, disburse all such insurance proceeds (and any earnings on amounts held in such interest bearing account) held by it to Company, in accordance with and subject to such customary terms, conditions and procedures as Agent shall require, for the sole purpose of restoring or replacing (or reimbursing Company or any of its Subsidiaries for restoration or replacement costs previously expended and for costs expended in obtaining such proceeds with respect to) the affected assets, or, (ii) at Company's option (or if otherwise required by subsection 2.4B(iii)(a)), apply such proceeds and such earnings for the purpose of making a prepayment in accordance with subsection 2.4. Company





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hereby authorizes Agent to make such prepayments with such proceeds and such earnings. If an Event of Default has occurred and is continuing, Agent may elect, in its sole and absolute discretion, (i) to apply all or any portion of such insurance proceeds and such earnings to the restoration of any of the Collateral, subject to conditions determined by Agent, (ii) to disburse any such insurance proceeds and such earnings to Company for the purposes set forth in the immediately preceding sentence, (iii) to hold such insurance proceeds and such earnings as additional Collateral under the Collateral Documents or
(iv) to apply such insurance proceeds and such earnings as provided for in the Loan Documents.

6.5     INSPECTION; LENDER MEETING.

                Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of Company or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.6     COMPLIANCE WITH LAWS, ETC.

                Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL DISCLOSURE AND INSPECTION; REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

                A. Company shall, and shall cause its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and
(ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

                B. Company agrees that Agent may, from time to time as Agent deems reasonably necessary, retain, at Company's expense, an independent professional consultant reasonably acceptable to Company to review any report relating to Hazardous





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Materials prepared by or for Company or any of its Subsidiaries and to conduct its own investigation of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its reasonable best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants (to the extent it is authorized to do so) to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall only be conducted, unless otherwise agreed to by such Person and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall only be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's or any of its Subsidiary's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

                C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials at any Facility required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with any governmental authority or any adverse party with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials at any Facility required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any of its Subsidiaries or any other Person in response to
(x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could reasonably be expected to result in a Material Adverse Effect, (iv) Company's or any of its Subsidiaries' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency





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that suggests such agency is investigating whether Company or any of its
Subsidiaries may be potentially responsible for a Release of Hazardous
Materials.

                D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations which could reasonably be expected to have a Material Adverse Effect, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

                E. Company shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

                F. Company shall promptly take, and shall cause its Subsidiaries promptly to take, the appropriate remedial action as requested or approved by the Governmental Authority having jurisdiction over the Facility at issue in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY FUTURE SUBSIDIARIES.

                A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary (other than an Inactive Subsidiary) of Company after the date hereof, Company will promptly notify Agent of that fact and cause (i) such Subsidiary to execute and deliver to Agent a counterpart of the Subsidiary Guaranty, a Pledge Agreement, a Security Agreement, Mortgages and a Trademark Security Agreement and to take all such further actions and execute all such





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further documents and instruments (including without limitation actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a first-priority security interest (subject only to Liens permitted under this Agreement) in all of the real, personal and mixed property assets of such Subsidiary (other than with respect to Excluded Sites and other than any such assets which are subject to Liens permitted under subsection 7.2A(iv) and other Real Property Assets that such Subsidiary would not be obligated to pledge to Agent pursuant to subsection 6.9 (it being understood and agreed that all of the requirements of subsection 6.9 are applicable to the Real Property Assets of such Subsidiary, with the date such Subsidiary became a Subsidiary of Company being treated for purposes of subsection 6.9 as the date on which such Subsidiary acquired all of its Real Property Assets)) and (ii) the parent of such Subsidiary to execute and deliver to Agent a counterpart of the Pledge Agreement or a Pledge Amendment to the Pledge Agreement previously executed by such parent effecting the pledge by such parent to Agent of all of the capital stock of, or any other equity interest in, such Subsidiary.

                B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, (iv) the certificate or certificates evidencing all of the capital stock of (or, if certificated, any other equity interest in) such Subsidiary, and (v) if requested by Agent, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including without limitation matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

6.9     ADDITIONAL REAL PROPERTY.

        A. After the Closing Date, Company shall, and shall cause its Subsidiaries to,





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                (i) with respect to each leasehold interest in Real Property
        Assets hereafter acquired by Company or any of its Subsidiaries (in either case, the "Lessee"), use its best efforts (which shall not be deemed to include the payment of monetary consideration other than nominal monetary consideration and out-of-pocket expenses incurred by any lessor in connection with obtaining the items listed below, but shall include efforts to include each of the items listed below in the terms of the lease itself) to obtain and deliver to Agent as soon as practicable, and if possible within four months after such acquisition, an agreement by the landlord substantially in the form of Exhibit XIX annexed hereto and in any event including the following:

                         (a) the agreement of the lessor (if required under the
                lease) to the encumbrancing of such Lessee's leasehold interest under the lease pursuant to a Mortgage and to the assignment of such leasehold interest to Agent or its Affiliate following a default hereunder, and if the lease allows the lessor to unreasonably withhold consent to an assignment of the leasehold interest by Agent or its Affiliate to a subsequent third party assignee, the agreement of the lessor not to unreasonably withhold such consent,

                         (b) the lessor's waiver of all right, title and
                interest in the Lessee's personal property and fixtures located on the leased premises,

                         (c) a license from the lessor for Agent to enter upon
                the leased premises to take possession of or sell such personal property and fixtures or to exercise other remedies, whether or not the lease has been terminated,

                         (d) the lessor's agreement to give Agent written
                notice of any default by the Lessee under the lease, and not to terminate the lease unless Agent fails to cure the default within 30 days after receiving written notice from such lessor, or within any longer cure period set forth in the lease, and

                         (e) an original memorandum of the lease executed and
                acknowledged by the lessor thereunder (or, in the case of an existing leasehold interest which is of record and which is acquired by the Lessee by assignment, a memorandum of or a recordable duplicate original of such assignment, executed and acknowledged by the assigning Lessee), in form sufficient to give constructive notice (when recorded) of the Lessee's leasehold interest under the lease to third-party purchasers and encumbrancers of the affected real property and otherwise in form reasonably satisfactory to Agent, together with evidence of its recordation in all places necessary or desirable, in the reasonable judgment of Agent, to give constructive notice of the Lessee's leasehold interest to third parties, and





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                (ii) with respect to each Real Property Asset (x) which
        constitutes an Excluded Site pursuant to the last sentence of the definition thereof which has not been sold or leased within 120 days of the Closing Date and (y) in which Company or such Subsidiary acquires fee title or a leasehold interest after the Closing Date (in each case excluding any Real Property Asset which is, but only so long as it remains, (A) an Excluded Site, or (B) a leasehold interest as to which encumbrancing requires the consent of the lessor, where Company and its Subsidiaries have been unable to obtain the applicable lessor's consent thereto, or (C) an asset subject to a Lien permitted under subsection 7.2A(iv)), such non-excluded Real Property Assets being collectively referred to herein as the "COVERED REAL PROPERTY", as soon as practicable and in any event within one month after the applicable Real Property Asset becomes Covered Real Property, deliver:

                         (a) fully executed counterparts of a Mortgage, or an
                amendment to a Mortgage, in form satisfactory to Agent, which Mortgage or amendment shall encumber such Covered Real Property, together with evidence that counterparts of such Mortgage or amendment have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to effectively create a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on such Covered Real Property in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders,

                         (b) if requested by Agent, a title report, title
                commitment or other title search satisfactory to Agent obtained by such Person in respect of such Covered Real Property,

                         (c) if requested by Agent, an opinion of counsel
                (which counsel shall be reasonably satisfactory to Agent) in the state in which such Covered Real Property is located with respect to the enforceability of the Mortgages recorded in such state and such other matters as Agent may request, in form and substance satisfactory to Agent,

                         (d) in the case of each such Covered Real Property
                consisting of a leasehold interest, a copy of the lease (including all amendments thereto), together with such estoppel letters, consents, waivers and agreements from the lessor on such real property as were obtained pursuant to clause (i) above,

                         (e) environmental audits prepared by professional
                consultants mutually acceptable to Company and Agent, in form, scope and substance satisfactory to Agent in its reasonable discretion,





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                         (f) if Company or any of its Subsidiaries obtains an
                owner's or lessee's policy of title insurance with respect to such Covered Real Property, or if requested by Agent with respect to any other Covered Real Property having an acquisition cost or value (as estimated by Agent) in excess of $2,000,000, a Title Insurance Policy, in an amount reasonably satisfactory to Agent, with respect to Agent's lien thereon,

                         (g) information sufficient for Agent to determine
                whether (1) any such Real Property Asset is Flood Hazard Property and (2) the community in which each Flood Hazard Property is located is participating in the National Flood Insurance Program,

                         (h) upon Company's or such Subsidiary's receipt of
                written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, written acknowledgment of the receipt of such notification, and

                         (i) the evidence of insurance with respect to such
                Real Property Asset required to be provided to Agent pursuant to the terms of the Mortgages, including flood insurance with respect to each Flood Hazard Property located in a community that is participating in the National Flood Insurance Program.

                Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent to visit and inspect any Real Property Asset for the purpose of obtaining an appraisal of value, conducted by consultants retained by Agent in compliance with all applicable banking regulations.

                B. Upon the first anniversary of the Closing Date, Company shall, and shall cause its Subsidiaries to,

                (i) with respect to (x) each Surplus Leased Property then leased by Company or any of its Subsidiaries (in either case, the "Lessee") with a fair market value of $1,000,000 or greater, and (y) if the aggregate fair market value of all Surplus Leased Properties with a positive fair market value of less than $1,000,000 exceeds $5,000,000, all such Surplus Leased Properties with a positive fair market value,
        (i) use its best efforts (which shall not be deemed to include the payment of monetary consideration other than nominal monetary consideration and out-of-pocket expenses incurred by any lessor in connection with obtaining the items listed below) to obtain and deliver to Agent as soon as practicable, an agreement by the landlord substantially in the form of Exhibit XIX annexed hereto and in any event including the following:







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                         (a)     the agreement of the lessor (if required under
                the lease) to the encumbrancing of such Lessee's leasehold interest under the lease pursuant to a Mortgage and to the assignment of such leasehold interest to Agent or its Affiliate following a default hereunder, and if the lease allows the lessor to unreasonably withhold consent to an assignment of the leasehold interest by Agent or its Affiliate to a subsequent third party assignee, the agreement of the lessor not to unreasonably withhold such consent,

                         (b) the lessor's waiver of all right, title and interest in the Lessee's personal property and fixtures located on the leased premises,

                         (c) a license from the lessor for Agent to enter upon the leased premises to take possession of or sell such personal property and fixtures or to exercise other remedies, whether or not the lease has been terminated,

                         (d) the lessor's agreement to give Agent written notice of any default by the Lessee under the lease, and not to terminate the lease unless Agent fails to cure the default within 30 days after receiving written notice from such lessor, or within any longer cure period set forth in the lease, and

                         (e) an original memorandum of the lease executed and acknowledged by the lessor thereunder (or, in the case of an existing leasehold interest which is of record and which is acquired by the Lessee by assignment, a memorandum of or a recordable duplicate original of such assignment, executed and acknowledged by the assigning Lessee), in form sufficient to give constructive notice (when recorded) of the Lessee's leasehold interest under the lease to third-party purchasers and encumbrancers of the affected real property and otherwise in form reasonably satisfactory to Agent, together with evidence of its recordation in all places necessary or desirable, in the reasonable judgment of Agent, to give constructive notice of the Lessee's leasehold interest to third parties, and

                (ii) except with respect to a leasehold interest as to which the consent of a lessor is required, where Company and the Subsidiaries have been unable to deliver the applicable consent thereto, deliver:

                         (a) fully executed counterparts of a Mortgage, or an amendment to a Mortgage, in form satisfactory to Agent, which Mortgage or amendment shall encumber such Surplus Leased Property, together with evidence that counterparts of such Mortgage or amendment have been recorded in all places to the extent necessary or desirable, in the reasonable






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                judgment of Agent, so as to effectively create a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on such Surplus Leased Property in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders,

                         (b) a copy of the lease, including all amendments thereto,

                         (c) if requested by Agent and if then in the possession or control of Company, environmental audits prepared by professional consultants,

                         (d) information sufficient for Agent to determine whether (1) any such Surplus Leased Property is Flood Hazard Property and (2) the community in which each Flood Hazard Property is located is participating in the National Flood Insurance Program,

                         (e) upon Company's or such Subsidiary's receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, written acknowledgment of the receipt of such notification, and

                         (f) the evidence of insurance with respect to such Real Property Asset required to be provided to Agent pursuant to the terms of the Mortgages, including flood insurance with respect to each Flood Hazard Property located in a community that is participating in the National Flood Insurance Program.

                Upon the written request of Agent, Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent to visit and inspect any such Real Property Asset for the purpose of obtaining an appraisal of value, conducted by consultants retained by Agent in compliance with all applicable banking regulations.

6.10    INTEREST RATE PROTECTION.

                Within 90 days of the Closing Date, Company shall obtain, and shall thereafter cause to be maintained for a period of not less than two years after the date Company first obtained such agreements, one or more Interest Rate Agreements with respect to the Loans in an aggregate notional principal amount of not less than $260,000,000, each such Interest Rate Agreement to be in form and substance satisfactory to Agent and Arrangers.






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SECTION 7.      COMPANY'S NEGATIVE COVENANTS

                Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1     INDEBTEDNESS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (i) Company may become and remain liable with respect to the Obligations;

                (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
        7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

                (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Documents, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries or by any Subsidiary to Company or any other Subsidiary shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, in each case approved by Agent, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                (v) Company and its Subsidiaries, as applicable, may remain liable with respect to each of the items of existing Indebtedness described in Schedule 7.1





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        annexed hereto and any Indebtedness incurred to refinance such existing
        Indebtedness; provided that after giving effect to such refinancing Indebtedness and the repayment of the corresponding existing Indebtedness with the proceeds thereof, (a) the aggregate principal amount of the refinancing Indebtedness and the corresponding existing Indebtedness so refinanced shall not be greater than the outstanding principal amount of such existing Indebtedness immediately prior to such refinancing, (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than the existing Indebtedness being refinanced and (c) such refinancing Indebtedness shall not be secured by any additional property than that which secures the existing Indebtedness being refinanced;

                (vi) Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $575,000,000;

                (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness incurred to finance (or may assume Indebtedness originally incurred to finance) (a) the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of Company or any of its Subsidiaries or (b) the purchase price of any Real Property Assets consisting of fee interests in stores; provided that the aggregate principal amount of such Indebtedness when incurred (and, in the case of assumed Indebtedness, when originally incurred) shall not be less than 80% or more than 100% of the fair market value of (i) the equipment, fixtures and any other similar property acquired plus the reasonable installation and delivery charges associated therewith or the remodeling or other improvement costs relating to such facility or
        (ii) such Real Property Assets, as applicable; provided further that
        (1) the aggregate principal amount of all such Indebtedness incurred or assumed during any Fiscal Year for purposes described in the first clause (a) of this subsection 7.1(vii) shall not exceed $20,000,000 and
        (2) the aggregate principal amount of all Indebtedness incurred to finance the purchase price of any such Real Property Assets (together with assumed Indebtedness originally incurred to finance the purchase price of any such Real Property Assets) shall not exceed $10,000,000 at any time;

                (viii) Company may become and remain liable with respect to unsecured Indebtedness so long as each of the following conditions is satisfied: (A) Company becomes liable with respect to such Indebtedness concurrently with the termination of a lease of a Related Asset or the transfer to Company of either (i) an unencumbered fee interest in a Related Asset by the Owner Trustee or (ii) the proceeds realized by the Owner Trustee or Company from the sale of a Related Asset (such proceeds, the "Related Asset Proceeds"); (B) the principal amount of such Indebtedness does not exceed the then outstanding amount of indebtedness incurred by the Owner Trustee to acquire such Related Asset (the

        "Related Asset Notes"), the interest rate on such Indebtedness does not exceed the interest rate on the Related Asset Notes, the final stated maturity of, and interim amortization of, such Indebtedness are on the dates and in the amounts required with respect to the Related Asset Notes and the other terms and conditions governing such Indebtedness are substantially the same as the terms and conditions governing the Related Asset Notes, in each case as such rate, final maturity date, amortization schedule and other terms and conditions are in effect on the Closing Date; (C) if the Related Assets are transferred to Company, Company closes an Asset Sale selling the Related Assets so transferred not later than 90 days after such Related Assets are transferred to Company; (D) the Net Asset Sale Proceeds of the Asset Sale of the Related Assets or the Related Asset Proceeds, as the case may be, are applied by Company to permanently reduce the outstanding principal amount of Indebtedness of Company under this Agreement pursuant to subsection 2.4B(iii)(a) within the third Business Day following the date of receipt by Company of such Net Asset Sale Proceeds or Related Asset Proceeds and without regard to any exclusions permitted pursuant to clauses (i)-(vi) of the proviso therein contained; and (E) the outstanding principal amount of the Indebtedness permitted pursuant to this clause (viii) minus the sum of the Net Asset Sales Proceeds of all Asset Sales of Related Assets and all Related Asset Proceeds which have been applied pursuant to the foregoing clause (D) shall not at any time exceed $25,000,000;

                (ix) Company and its Subsidiaries may become and remain liable with respect to Indebtedness represented by Deferred Trade Payables in an aggregate amount for all such Indebtedness not to exceed $5,000,000 at any time outstanding;

                (x) Subsidiaries of Company acquired after the Closing Date, the acquisition of which is permitted under this Agreement, may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Subsidiary of Company in an aggregate amount for all such Subsidiaries not to exceed $4,000,000 at any time outstanding; provided that such Indebtedness is not incurred in contemplation of such acquisition; and

                (xi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

7.2     LIENS AND RELATED MATTERS.

                A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its

Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                (i)      Permitted Encumbrances;

                (ii) Liens granted pursuant to the Collateral Documents, including Liens securing its obligations to one or more Interest Rate Exchangers;

                (iii) existing Liens described in Schedule 7.2 annexed hereto;

                (iv) Liens on (a) Real Property Assets consisting of fee interests in stores or (b) equipment, fixtures and other similar property of Company or any of its Subsidiaries, in each case securing Indebtedness described in subsections 7.1(iii) and 7.1(vii); provided that such Liens shall extend only to the equipment, fixtures and other similar property so financed and the proceeds thereof; provided, further, that with respect to any such Lien described in clause (a) above, (1) no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of incurrence or assumption of such Lien, (2) such Lien is limited to such Real Property Assets (and equipment located in or on such Real Property Assets), (3) the Indebtedness secured by such Lien is Non- Recourse Indebtedness, and
        (4) the aggregate principal amount of all Indebtedness secured by all such Liens shall not at any time exceed $10,000,000;

                (v) other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that
        (a) any such Indebtedness shall be permitted under subsection 7.1 and
        (b) such Liens shall not attach to any Collateral;

                (vi) Liens securing Indebtedness permitted under subsection 7.1(x), which Liens are existing prior to the time the entity which incurred such Indebtedness became a Subsidiary of Company; provided that such Liens were not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary and such Liens extend to or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of Company;

                (vii) Liens in favor of third parties as consignors (or as creditors of such consignors) in goods which are delivered to Company or any of its Subsidiaries by such third parties on consignment in the ordinary course of business, the value of which goods so held on consignment shall at no time exceed $8,000,000 in the aggregate for Company and its Subsidiaries; and

                (viii) the replacement, extension or renewal of any Lien permitted by this subsection 7.2A upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof; provided that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien and the principal of the obligations secured thereby is not increased.

        B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

        C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale or as may be provided for in the Senior Subordinated Note Indenture, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired. The foregoing shall not prohibit the execution or renewal of a store lease which by its terms prohibits the hypothecation of the leasehold interest thereunder (but does not prohibit the incurrence of liens on any property of Company and its Subsidiaries other than such leasehold interest and equipment related thereto) if, despite the best efforts of Company and its Subsidiaries in accordance with subsection 6.9, the lessor will not agree to permit such hypothecation.

7.3     INVESTMENTS; JOINT VENTURES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company and described on Schedule 5.1 annexed hereto as in effect on the Closing Date;

                (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                (iv) Company and its Subsidiaries may create or acquire new Subsidiaries to the extent otherwise permitted under this Agreement; provided that (a) any such new Subsidiary is wholly-owned by Company or one of its wholly-owned Subsidiaries and the provisions of subsections
        6.8 and 6.9 have been complied with and (b) to the extent such creation or acquisition constitutes a Consolidated Capital Expenditure, such Consolidated Capital Expenditure is permitted under subsection 7.8;

                (v) Company and its Subsidiaries may continue to own the existing Investments owned by them and described in Schedule 7.3 annexed hereto;

                (vi) Company or any of its Subsidiaries may, so long as no Potential Event of Default or Event of Default has occurred and is continuing or occurs as a result thereof, make Development Investments in or to any Developer; provided that (a) no such Development Investment shall be permitted unless, at the time of the making of such Development Investment, the Development Site and the store located or to be located at the Development Site have been leased or irrevocably committed by the Developer to be leased to Company or one of its Subsidiaries, (b) neither Company nor any of its Subsidiaries may be or become a general partner of any Developer or otherwise be liable in any manner for any Indebtedness or any other obligations of any Developer (other than pursuant to customary provisions contained in any lease pertaining to a Development Site or a store leased to Company or one of its Subsidiaries) and (c) the aggregate Development Investments, together with the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all Contingent Obligations under subsection 7.4(viii), shall not exceed $30,000,000 at any time outstanding;

                (vii) Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers;

                (viii) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or any of its Subsidiaries may make loans to its employees for the purpose of purchasing Common Stock of Company; provided that the aggregate amount of such loans shall not exceed $4,000,000 at any time outstanding;

                (ix) Company and its Subsidiaries may accept promissory notes received in consideration of, or the deferral of a portion of the sales price accepted with respect to, any Asset Sale other than California Asset Sales; provided that (a) the aggregate principal amount of such promissory notes and the deferred portion of such sales prices related to all Asset Sales other than California Asset Sales shall not at any time exceed $10,000,000 and (b) any such promissory notes so accepted shall be pledged as security for the Obligations pursuant to the applicable Collateral Document;

                (x) Company or any of its Subsidiaries may, so long as no Potential Event of Default or Event of Default has occurred and is continuing or occurs as a result thereof, make California Development Investments; provided that (a) neither Company nor any of its Subsidiaries may be or become a general partner of any Developer or otherwise be liable in any manner for any Indebtedness or any other obligations of any Developer (other than pursuant to customary provisions contained in any lease pertaining to a Development Site);
        (b) the aggregate California Development Investments, together with the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all Contingent Obligations under subsection 7.4(ix), shall not exceed $30,000,000 at any time outstanding; (c) California Development Investments may be made in cash only with respect to Excess California Land or California Stores which are then subject to an executed contract of sale or lease with a party not an Affiliate of Company and the aggregate amount of all such cash California Development Investments shall not exceed $15,000,000 at any time outstanding; provided that up to $5,000,000 in California Development Investments may be made in cash with respect to Excess California Land or California Stores which are not then subject to such an executed contract of sale or lease;

                (xi) Company and its Subsidiaries may accept promissory notes received in consideration of, or the deferral of a portion of the sales price accepted with respect to, any California Asset Sales; provided that the aggregate principal amount of such promissory notes and the deferred portion of such sales prices related to California Asset Sales shall not exceed (x) 25% of the aggregate sales prices related to California Asset Sales until Company and its Subsidiaries have received the first $33,800,000 in Net Asset Sale Proceeds from California Asset Sales, and (y) 35% of the aggregate sales prices related to California Asset Sales made after receipt by Company and its Subsidiaries of such $33,800,000; and any such promissory notes so accepted shall be pledged as security for the Obligations pursuant to the applicable Collateral Document;

                (xii) Company and its Subsidiaries may make loans to redevelopment agencies for business purposes in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                (xiii) Company and its Subsidiaries may make and own Investments (a) in suppliers in anticipation of becoming a customer of such suppliers and in lieu of deposits, cash discounts or concessions and (b) in connection with joint ventures with suppliers entered into in the ordinary course of business; provided that the aggregate amount of all such Investments under clauses (a) and (b), together with the amount of guarantees permitted under subsection 7.4(v), shall not exceed $5,000,000 at any time outstanding; and

                (xiv) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $5,000,000.

7.4     CONTINGENT OBLIGATIONS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty, including Contingent Obligations thereunder for the benefit of Interest Rate Exchangers;

                (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection
        6.10 and under other Hedge Agreements with respect to Indebtedness, which Hedge Agreements are in form and substance satisfactory to Agent;

                (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets other than guaranties of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by Company and its Subsidiaries in connection with such Asset Sales and other sales;

                (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount which, together with the amount of Investments permitted under subsection 7.3(xiii), shall not to exceed at any time $5,000,000;

                (vi) Company may become and remain liable with respect to Contingent Obligations under guarantees in respect of Operating Leases and Capital Leases entered into by Company or any of its Subsidiaries which are permitted under subsection 7.9;

                (vii) Company and its Subsidiaries, as applicable, may remain liable with respect to existing Contingent Obligations described in Schedule 7.4 annexed hereto;

                (viii) Company and its Subsidiaries may, so long as no Potential Event of Default or Event of Default has occurred and is continuing at the time of becoming liable therefor or occurs as a result thereof, become and remain liable with respect to Contingent Obligations that are (x) guaranties of Development Investments described in clause (a) of the term "Development Investments" or (y) commitments by Company or any of its Subsidiaries to make a Development Investment; provided that, with respect to both clause (x) and clause
        (y) above, (1) no such Contingent Obligations shall be permitted unless, at the time of becoming liable with respect to such Contingent Obligations, the Development Site and the store located or to be located at the Development Site have been leased or irrevocably committed by the Developer to be leased to Company or one of its Subsidiaries, (2) neither Company nor any of its Subsidiaries may be or become a general partner of any Developer or otherwise be liable in any manner for any Indebtedness or any other obligations of any Developer (other than pursuant to customary provisions contained in any lease pertaining to a Development Site or a store leased to Company or one of its Subsidiaries) and (3) the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all Contingent Obligations under this subsection 7.4(viii), together with the aggregate Development Investments under subsection 7.3(vi), shall not exceed $30,000,000 at any time outstanding;

                (ix) Company and its Subsidiaries may, so long as no Potential Event of Default or Event of Default has occurred and is continuing at the time of becoming liable therefor or occurs as a result thereof, become and remain liable with respect to Contingent Obligations that are (x) guaranties of California Development Investments described in clause (a) of the term "California Development Investments" or (y) commitments by Company or any of its Subsidiaries to make a California Development Investment; provided that, with respect to both clauses (x) and (y) above, (1) no such Contingent Obligations shall be permitted unless, at the time of becoming liable with respect to such Contingent Obligations, neither Company nor any of its Subsidiaries may be or become a general partner of any Developer or otherwise be liable in any manner for any Indebtedness or any other obligations of any Developer (other than pursuant to customary provisions contained in any lease pertaining to a Development Site) and
        (2) the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all Contingent Obligations under this subsection 7.4(ix), together with the aggregate California Development Investments under subsection 7.3(x), shall not exceed $30,000,000 at any time outstanding;

                (x) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of subordinated guaranties of the Senior Subordinated Notes in the form contained in, and to the extent required to be made in accordance with the terms and conditions of, the Senior Subordinated Note Indenture as in effect on the Closing Date; and

                (xi) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $7,000,000.

7.5     RESTRICTED JUNIOR PAYMENTS; OTHER RESTRICTED PAYMENTS.

                A. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result thereof: (i) on the Closing Date, Company may purchase for cash up to approximately 13,400,000 shares in aggregate of Company's Class
A Common Stock and Class B Common Stock outstanding prior to the Closing Date (including certain Existing Management Stock Options) for an aggregate price not exceeding $465,000,000 pursuant to the Equity Tender Offer; (ii) on the Closing Date, Company may redeem for cash up to approximately 3,000,000 shares of its Redeemable Preferred Stock for an aggregate redemption price not exceeding $1,000,000 pursuant to the Recapitalization and Merger Agreement;
(iii) on the Closing Date, Smitty's may redeem the Existing Smitty's Subordinated Notes for an aggregate redemption price not exceeding $50,000,000, plus the payment of accrued but unpaid interest thereon and premiums and consent payments with respect thereto, as described in the Smitty's Debt Purchase Offers; (iv) Company may redeem its Redeemable Preferred Stock at the times and in the amounts required under its Restated Articles of Incorporation as in effect on the Closing Date; (v) Company may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture; and (vi) Company may make regularly scheduled payments of interest in respect of Subordinated Indebtedness (other than the Senior Subordinated Notes) in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the agreements, documents and indentures evidencing and/or relating to such Subordinated Indebtedness.
Neither Company nor any of its Subsidiaries will directly or indirectly declare, order, pay or make, or set apart any sum or property for, any Restricted Junior Payment or agree to do so except as permitted by this subsection 7.5.

                B. Company shall not fail to immediately pay when due any Specified Mortgage Notes, whether such Specified Mortgage Notes become due at stated maturity, by acceleration, by mandatory prepayment or otherwise, and Company shall voluntarily prepay such Specified Mortgage Notes as soon as entitled to do so in accordance with the terms of the Specified Mortgage Notes. Other than with respect to the Brigham City Bonds referenced in clause (i) of the definition of Existing Company IRB's, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any voluntary or optional payment or prepayment of principal of, premium, if any, or interest on, or voluntary or optional redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any other Senior Indebtedness; provided that, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result thereof,
(i) Company may make payments of regularly scheduled interest or principal in respect of any other Senior Indebtedness (other than Existing Smitty's Sinking Fund Bonds) in accordance with the terms of and to the extent required by the applicable Senior Debt Indenture and (ii) Saint Lawrence Holding Company may make regularly scheduled interest and sinking fund payments in respect of any Existing Smitty's Sinking Fund Bonds in accordance with the terms of and to the extent required by the Existing Smitty's Sinking Fund Bond Indenture.

7.6     FINANCIAL COVENANTS.

                A. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) the sum of Consolidated Adjusted EBITDA plus Consolidated Rental Payments to (ii) Consolidated Fixed Charges (a) for the Fiscal Quarter ending September 28, 1996, to be less than 1.20:1.00, (b) for the two-Fiscal Quarter period ending December 28, 1996 to be less than 1.25:1.00, (c) for the three-Fiscal Quarter period ending April 5, 1997, to be less than 1.25:1.00, and (d) thereafter, for any consecutive four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter set forth below to be less than the correlative ratio indicated:

                                                                                              MINIMUM FIXED
                           PERIOD                                                        CHARGE COVERAGE RATIO
        --------------------------------------------                                     ---------------------
             Second Fiscal Quarter 1997                                                        1.25:1.00
             Third Fiscal Quarter 1997                                                         1.20:1.00
             Fourth Fiscal Quarter 1997                                                        1.20:1.00

             First Fiscal Quarter 1998                                                         1.20:1.00
             Second Fiscal Quarter 1998                                                        1.20:1.00
             Third Fiscal Quarter 1998                                                         1.20:1.00
             Fourth Fiscal Quarter 1998                                                        1.25:1.00

             First Fiscal Quarter 1999                                                         1.25:1.00
             Second Fiscal Quarter 1999                                                        1.25:1.00
             Third Fiscal Quarter 1999                                                         1.25:1.00
             Fourth Fiscal Quarter 1999                                                        1.25:1.00

             First Fiscal Quarter 2000                                                         1.25:1.00
             Second Fiscal Quarter 2000                                                        1.25:1.00
             Third Fiscal Quarter 2000                                                         1.25:1.00
             Fourth Fiscal Quarter 2000                                                        1.25:1.00

             First Fiscal Quarter 2001                                                         1.30:1.00
             Second Fiscal Quarter 2001                                                        1.30:1.00
             Third Fiscal Quarter 2001                                                         1.30:1.00
             Fourth Fiscal Quarter 2001                                                        1.30:1.00

             First Fiscal Quarter 2002                                                         1.30:1.00
             Second Fiscal Quarter 2002                                                        1.30:1.00
             Third Fiscal Quarter 2002                                                         1.30:1.00
             Fourth Fiscal Quarter 2002                                                        1.30:1.00

             First Fiscal Quarter 2003                                                         1.35:1.00
             Second Fiscal Quarter 2003                                                        1.35:1.00
             Third Fiscal Quarter 2003                                                         1.35:1.00
             Fourth Fiscal Quarter 2003                                                        1.20:1.00

             First Fiscal Quarter 2004                                                         1.20:1.00
             Second Fiscal Quarter 2004                                                        1.20:1.00
             Third Fiscal Quarter 2004                                                         1.20:1.00
             Fourth Fiscal Quarter 2004                                                        1.20:1.00

             First Fiscal Quarter 2005                                                         1.20:1.00
             Second Fiscal Quarter 2005                                                        1.20:1.00
             Third Fiscal Quarter 2005                                                         1.20:1.00

        B.      MAXIMUM LEVERAGE RATIO.  Company shall not permit the ratio of
(i)(A) Consolidated Total Debt as of September 28, 1996, December 28, 1996, and April 5, 1997, respectively, to (B) Consolidated Adjusted EBITDA multiplied by
(a) for the Fiscal Quarter ending September 28, 1996, 4.000, (b) for the two-Fiscal Quarters ending December 28, 1996, 2.000 and (c) for the three-Fiscal Quarters ending April 5,

1997, 1.325, (x) for the Fiscal Quarter ending September 28, 1996, to exceed 7.1:1.00, (y) for the two-Fiscal Quarter period ending December 28, 1996 to exceed 6.40:1.00 and (z) for the three-Fiscal Quarter period ending April 5, 1997 to exceed 6.20:1.00, and (ii) (A) Consolidated Total Debt as of the last day of any Fiscal Quarter set forth below to (B) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such last day to exceed the correlative ratio indicated:

                       PERIOD                                                       MAXIMUM LEVERAGE RATIO
        ------------------------------------                                        ----------------------
             Second Fiscal Quarter 1997                                                    5.90:1.00
             Third Fiscal Quarter 1997                                                     5.60:1.00
             Fourth Fiscal Quarter 1997                                                    5.50:1.00

             First Fiscal Quarter 1998                                                     5.40:1.00
             Second Fiscal Quarter 1998                                                    5.20:1.00
             Third Fiscal Quarter 1998                                                     5.10:1.00
             Fourth Fiscal Quarter 1998                                                    4.90:1.00

             First Fiscal Quarter 1999                                                     4.80:1.00
             Second Fiscal Quarter 1999                                                    4.70:1.00
             Third Fiscal Quarter 1999                                                     4.60:1.00
             Fourth Fiscal Quarter 1999                                                    4.50:1.00

             First Fiscal Quarter 2000                                                     4.40:1.00
             Second Fiscal Quarter 2000                                                    4.30:1.00
             Third Fiscal Quarter 2000                                                     4.20:1.00
             Fourth Fiscal Quarter 2000                                                    4.10:1.00

             First Fiscal Quarter 2001                                                     4.00:1.00
             Second Fiscal Quarter 2001                                                    3.90:1.00
             Third Fiscal Quarter 2001                                                     3.80:1.00
             Fourth Fiscal Quarter 2001                                                    3.70:1.00

             First Fiscal Quarter 2002                                                     3.60:1.00
             Second Fiscal Quarter 2002                                                    3.50:1.00
             Third Fiscal Quarter 2002                                                     3.40:1.00
             Fourth Fiscal Quarter 2002                                                    3.30:1.00

             First Fiscal Quarter 2003                                                     3.30:1.00
             Second Fiscal Quarter 2003                                                    3.20:1.00
             Third Fiscal Quarter 2003                                                     3.10:1.00
             Fourth Fiscal Quarter 2003                                                    2.80:1.00

             First Fiscal Quarter 2004                                                     2.80:1.00
             Second Fiscal Quarter 2004                                                    2.70:1.00
             Third Fiscal Quarter 2004                                                     2.50:1.00
             Fourth Fiscal Quarter 2004                                                    2.50:1.00

             First Fiscal Quarter 2005                                                     2.50:1.00
             Second Fiscal Quarter 2005                                                    2.50:1.00
             Third Fiscal Quarter 2005                                                     2.50:1.00

        C. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Company shall not permit Consolidated Adjusted EBITDA (a) for the Fiscal Quarter ending September 28, 1996, to be less than $51,900,000, (b) for the two-Fiscal Quarter period ending December 28, 1996 to be less than $114,600,000, (c) for the three-Fiscal Quarter period ending April 5, 1997, to be less than $177,700,000, and (d) thereafter, for any consecutive four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter set forth below to be less than the correlative amount indicated:

                                                                                        MINIMUM CONSOLIDATED
                           PERIOD                                                         ADJUSTED EBITDA
        --------------------------------------------                                    --------------------
             Second Fiscal Quarter 1997                                                     $246,400,000
             Third Fiscal Quarter 1997                                                       257,500,000
             Fourth Fiscal Quarter 1997                                                      262,800,000

             First Fiscal Quarter 1998                                                       267,500,000
             Second Fiscal Quarter 1998                                                      275,000,000
             Third Fiscal Quarter 1998                                                       279,700,000
             Fourth Fiscal Quarter 1998                                                      283,600,000

             First Fiscal Quarter 1999                                                       286,200,000
             Second Fiscal Quarter 1999                                                      288,800,000
             Third Fiscal Quarter 1999                                                       291,700,000
             Fourth Fiscal Quarter 1999                                                      294,600,000

             First Fiscal Quarter 2000                                                       297,700,000
             Second Fiscal Quarter 2000                                                      300,600,000
             Third Fiscal Quarter 2000                                                       303,500,000
             Fourth Fiscal Quarter 2000                                                      304,500,000

             First Fiscal Quarter 2001                                                       305,500,000
             Second Fiscal Quarter 2001                                                      305,900,000
             Third Fiscal Quarter 2001                                                       308,400,000
             Fourth Fiscal Quarter 2001                                                      311,500,000

             First Fiscal Quarter 2002                                                       313,700,000
             Second Fiscal Quarter 2002                                                      316,700,000
             Third Fiscal Quarter 2002                                                       320,600,000
             Fourth Fiscal Quarter 2002                                                      324,000,000

             First Fiscal Quarter 2003                                                       327,000,000
             Second Fiscal Quarter 2003                                                      330,100,000
             Third Fiscal Quarter 2003                                                       333,200,000
             Fourth Fiscal Quarter 2003                                                      336,300,000

             First Fiscal Quarter 2004                                                       340,200,000
             Second Fiscal Quarter 2004                                                      343,800,000
             Third Fiscal Quarter 2004                                                       347,400,000
             Fourth Fiscal Quarter 2004                                                      351,200,000

             First Fiscal Quarter 2005                                                       354,000,000
             Second Fiscal Quarter 2005                                                      356,500,000
             Third Fiscal Quarter 2005                                                       359,000,000


        D. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit Consolidated Net Worth at any time during the period commencing on the day immediately preceding the first day of any of the periods set forth below and ending on the day immediately preceding the last day of such period set forth below to be less than the correlative amount indicated below for such period set forth below:

                                                                                             MINIMUM
                           PERIOD                                                     CONSOLIDATED NET WORTH
        --------------------------------------------                                  ----------------------
             Third Fiscal Quarter 1996                                                    ($115,300,000)
             Fourth Fiscal Quarter 1996                                                    (113,000,000)

             First Fiscal Quarter 1997                                                     (112,600,000)
             Second Fiscal Quarter 1997                                                    (110,800,000)
             Third Fiscal Quarter 1997                                                     (109,900,000)
             Fourth Fiscal Quarter 1997                                                    (103,800,000)

             First Fiscal Quarter 1998                                                      (97,800,000)
             Second Fiscal Quarter 1998                                                     (91,800,000)
             Third Fiscal Quarter 1998                                                      (85,800,000)
             Fourth Fiscal Quarter 1998                                                     (79,800,000)

             First Fiscal Quarter 1999                                                      (69,300,000)
             Second Fiscal Quarter 1999                                                     (58,800,000)
             Third Fiscal Quarter 1999                                                      (48,300,000)
             Fourth Fiscal Quarter 1999                                                     (37,800,000)

             First Fiscal Quarter 2000                                                      (23,700,000)
             Second Fiscal Quarter 2000                                                      (9,500,000)
             Third Fiscal Quarter 2000                                                        4,700,000
             Fourth Fiscal Quarter 2000                                                      18,900,000

             First Fiscal Quarter 2001                                                       34,400,000
             Second Fiscal Quarter 2001                                                      50,000,000
             Third Fiscal Quarter 2001                                                       65,500,000
             Fourth Fiscal Quarter 2001                                                      81,100,000

             First Fiscal Quarter 2002                                                      102,000,000
             Second Fiscal Quarter 2002                                                     122,900,000
             Third Fiscal Quarter 2002                                                      143,800,000
             Fourth Fiscal Quarter 2002                                                     164,800,000

             First Fiscal Quarter 2003                                                      188,800,000
             Second Fiscal Quarter 2003                                                     212,900,000
             Third Fiscal Quarter 2003                                                      237,000,000
             Fourth Fiscal Quarter 2003                                                     261,100,000

             First Fiscal Quarter 2004                                                      287,700,000
             Second Fiscal Quarter 2004                                                     314,400,000
             Third Fiscal Quarter 2004                                                      341,100,000
             Fourth Fiscal Quarter 2004                                                     367,800,000

             First Fiscal Quarter 2005                                                      385,000,000
             Second Fiscal Quarter 2005                                                     400,000,000
             Third Fiscal Quarter 2005                                                      450,000,000

7.7     RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

                Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, including the creation or acquisition of any Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or a substantial portion of the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                (i) any wholly-owned Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary; provided that, in the case of such a merger or consolidation, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation; and provided further that if any such transaction involves a Subsidiary Guarantor, the surviving corporation shall be Company or a Subsidiary Guarantor;

                (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8 and Development Investments (to the extent such Development Investments do not constitute Consolidated Capital Expenditures) permitted under subsection 7.3(vi);

                (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                (iv) Company and its Subsidiaries may sell or otherwise dispose of damaged, worn out or obsolete assets that are no longer necessary for the proper conduct of their respective business for fair market value in the ordinary course of business;

                (v) Company and its Subsidiaries may sell grocery stores (including equipment therein acquired after the date which precedes the Closing Date by six months) opened or acquired after the date which precedes the Closing Date by six months in connection with a concurrent lease-back of such grocery stores (including such equipment) to the extent such transactions are permitted under subsection 7.10;

                (vi) Company and its Subsidiaries, as lessors or sublessors, may lease or sublease any of their respective real or personal property in the ordinary course of business;

                (vii) Company may make California Asset Sales other than sales of Related Assets; provided that the consideration received shall be in amount at least equal to the fair market value thereof and the proceeds thereof shall be applied as required by subsection 2.4B(iii)(a); and Company may make sales of Related Assets acquired pursuant to subsection 7.1(viii) or subsection 7.7(xi);

        provided that the consideration received shall be in an amount at least equal to the fair market value thereof and the proceeds of the sale of the Related Asset shall be applied as required by subsection 7.1(viii) or subsection 7.7(xi), as the case may be;

                (viii) Company and its Subsidiaries may make Asset Sales of stores which are no longer useful to the business of Company and its Subsidiaries; provided that the aggregate number of any stores sold pursuant to this clause (viii) shall not exceed five in any Fiscal Year plus a number of stores equal to the difference between five and the number of stores sold under this clause (viii) in the immediately preceding Fiscal Year;

                (ix) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $5,000,000; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (y) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                (x) Company and its Subsidiaries may sell or otherwise dispose of all or any portion of the manufacturing facilities, stores and related personal property located at or used in connection with the operation of such facilities and stores, in each case as listed on
        Schedule 7.7; provided that the consideration received shall be an amount at least equal to the fair market value thereof and the proceeds thereof shall be applied as required by subsection 2.4B(iii)(a); and

                (xi) Company may transfer a store to the Owner Trustee concurrently with the receipt of an unencumbered fee interest in a Related Asset so long as each of the following conditions is satisfied:
        (A) the transfer is made in accordance with the terms of the documentation governing the Related Assets as in effect on the Closing Date or in accordance with terms which are approved by Arrangers; (B) the fair market value of the store or stores transferred to the Owner Trustee does not exceed the fair market value of the Related Asset or Assets received by Company by more than an amount which has been approved by Agent; (C) Company closes an Asset Sale selling such Related Asset not later than 90 days after receipt of such Related Asset; and (D) the Net Asset Sale Proceeds of the Asset Sale of the Related Asset are applied by Company to permanently reduce the outstanding principal amount of Indebtedness of Company under this Agreement pursuant to subsection 2.4B(iii)(a) within the third Business Day following the date of receipt by Company of such Net Asset Sale Proceeds and without regard to any exclusion permitted pursuant to clauses (i)-(vi) of the proviso therein contained.

7.8     CONSOLIDATED CAPITAL EXPENDITURES.

                Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased (i) by an amount equal to the excess, if any (but in no event more than 25% of the Maximum Consolidated Capital Expenditures Amount for Fiscal Year 1996 as set forth in the table below and 15% of the Maximum Consolidated Capital Expenditures Amount for the immediately preceding Fiscal Year as set forth in the table below for each Fiscal Year thereafter) of the Maximum Consolidated Capital Expenditures Amount for the immediately preceding Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year, (ii) by an amount up to, but in no event greater than, 10% of the Maximum Consolidated Capital Expenditures Amount for the immediately following Fiscal Year, as set forth in the table below, which amount described in this clause (ii) shall reduce the Maximum Consolidated Capital Expenditures Amount for the immediately following Fiscal Year and (iii) by an amount equal to (but in no event greater than $25,000,000 for any Fiscal Year) the aggregate amount of Net Asset Sale Proceeds (other than insurance proceeds, condemnation awards, indemnity payments and Net Asset Sale Proceeds applied in accordance with subsection 2.4B(iii)(a)(v)) received by Company and its Subsidiaries during such Fiscal Year to the extent such proceeds have been reinvested in new stores or the construction or remodeling of stores of Company and its Subsidiaries within 270 days of receipt in accordance with subsection 2.4B(iii)(a)(i)(A); provided, however that the amount which may be added to the Maximum Consolidated Capital Expenditures Amount pursuant to clauses (i) and
(ii) of the immediately preceding proviso shall not exceed for Fiscal Year 1997, 40% of the Maximum Consolidated Capital Expenditures Amount for Fiscal Year 1997 and for each Fiscal Year thereafter, 15% of the Maximum Consolidated Capital Expenditures Amount for such Fiscal Year as set forth in the table below:

                                                                                       MAXIMUM CONSOLIDATED
                  FISCAL YEAR                                                          CAPITAL EXPENDITURES
        ----------------------------------                                             --------------------
        Closing Date to
        1996 Fiscal Year End                                                               $76,300,000

        Fiscal Year 1997                                                                    64,100,000

        Fiscal Year 1998                                                                    63,700,000

        Fiscal Year 1999                                                                    63,300,000

        Fiscal Year 2000                                                                    67,100,000

        Fiscal Year 2001                                                                    73,100,000

        Fiscal Year 2002                                                                    74,700,000

        Fiscal Year 2003                                                                    76,200,000

        Fiscal Year 2004                                                                    78,200,000

        January 2, 2005 to
          August 31, 2005                                                                   55,000,000

7.9     RESTRICTION ON LEASES.

                Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, all amounts paid or payable under all Capital Leases and Operating Leases (net of sublease income) at the time in effect during the then current Fiscal Year shall not exceed the corresponding amount set forth below opposite such Fiscal
Year:

                                                                                            MAXIMUM
                  PERIOD                                                                 LEASE PAYMENTS
        -----------------------------                                                    --------------
        June 30, 1996 to
        1996 Fiscal Year End                                                               $30,600,000

        Fiscal Year 1997                                                                    71,500,000

        Fiscal Year 1998                                                                    80,400,000

        Fiscal Year 1999                                                                    89,300,000

        Fiscal Year 2000                                                                    98,900,000

        Fiscal Year 2001                                                                   113,900,000

        Fiscal Year 2002                                                                   125,100,000

        Fiscal Year 2003                                                                   134,800,000

        Fiscal Year 2004                                                                   149,300,000

        January 2, 2005 to
          August 31, 2005                                                                  105,000,000


7.10    SALES AND LEASE-BACKS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11    SALE OR DISCOUNT OF RECEIVABLES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12    TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries; (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries; (iii) issuances of stock, payments of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements, severance agreements and other arrangements, in each case as in effect as of the Closing Date and unamended, and substantially similar agreements as may hereafter become effective, in each case with officers or directors who are Affiliates of Company or any of its Subsidiaries; (iv) payment of consulting and other fees and expenses and the reimbursement of losses, costs and expenses under the Management Agreement, as amended in accordance with subsection 7.15A, and in form and substance satisfactory to Agent; (v) the payment of fees and expenses to Yucaipa or its affiliates and designees and other holders of capital stock of Smitty's in connection with the Acquisition, in each case in amounts that are satisfactory to Agent; (vi) payments by Company and its Subsidiaries pursuant to tax sharing agreements in effect from time to time among Company and its Subsidiaries; or
(vii) the issuance by Company of common stock to Yucaipa pursuant to Yucaipa's exercise of the Yucaipa Warrant.

7.13    DISPOSAL OF SUBSIDIARY STOCK; RESTRICTIONS ON SUBSIDIARIES.

                A. Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(i) and except pursuant to the Collateral Documents, Company shall not and shall not permit any of its Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law, or in the case of Company's Subsidiaries, to Company or to a wholly-owned Subsidiary of Company.

                B. Except as provided herein or in any of the other Loan Documents, the Senior Subordinated Note Indenture and in any other document evidencing

Indebtedness in existence on the Closing Date or any permitted refinancing thereof as permitted under subsection 7.1(v) (only so long as the agreements governing such refinancing shall not contain covenants that are more restrictive than the covenants contained in the indentures or documents so refinanced), Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.14    CONDUCT OF BUSINESS.

                From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.15 AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS; DESIGNATION OF "DESIGNATED SENIOR INDEBTEDNESS".

                A. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Company shall not, and shall not permit any of its Subsidiaries to, amend, waive any of its rights under, or otherwise change the terms of any of the Related Agreement (other than the Related Financing Documents) in each case as in effect on the Closing Date, without the prior written consent of the Requisite Lenders, if such amendment, waiver or change would increase materially the obligations of Company or any of its Subsidiaries or confer additional rights on any other party to any such agreement which would be adverse to Company or any of its Subsidiaries.

                B. AMENDMENTS OF DOCUMENTS RELATING TO SENIOR INDEBTEDNESS AND SUBORDINATED INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any of the Senior Indebtedness, the Senior Subordinated Notes, the Existing Smitty's Subordinated Notes, the Existing Smitty's Discount Debentures, the Senior Debt Indentures, the Senior Subordinated Note Indenture, the Existing Smitty's Subordinated Note Indenture or the Existing Smitty's Discount Debenture Indenture (collectively, "RESTRICTED AGREEMENTS"), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on any such Restricted Agreements, change any dates upon which payments of principal or interest are due thereon, change any of the covenants with respect thereto in a manner which is more restrictive to

Company or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions (if any) thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of any such Restricted Agreements (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

                C. DESIGNATION OF "DESIGNATED SENIOR INDEBTEDNESS". Company shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.

7.16    FISCAL YEAR

                Company shall not change its Fiscal Year-end from the Saturday closest to December 31.

SECTION 8.      EVENTS OF DEFAULT

                If any of the following conditions or events ("Events of Default") shall occur:

8.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

                Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2     DEFAULT IN OTHER AGREEMENTS.

                (i) Failure of Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $10,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness (other than the Specified Mortgage Notes) in an individual principal amount of $5,000,000 or more or any items of Indebtedness (other than the Specified Mortgage Notes) with an aggregate principal amount of $10,000,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $10,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3     BREACH OF CERTAIN COVENANTS.

                Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4     BREACH OF WARRANTY.

                Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the receipt by Company of notice from Agent or any Lender of such default; or

8.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than an Inactive Subsidiary whose financial condition does not adversely affect any other Loan Party) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than an Inactive Subsidiary) under the Bankruptcy Code or under any





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other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries ( other than an Inactive Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than an Inactive Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than an Inactive Subsidiary), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8     JUDGMENTS AND ATTACHMENTS.

                Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and either (a) shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder) or (b) shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired; or






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8.9     DISSOLUTION.

                Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10    EMPLOYEE BENEFIT PLANS.

                There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of any of the Loan Parties or any of their respective ERISA Affiliates (unless no Loan Party shall be jointly and severally liable therefor) in excess of $5,000,000 during the term of this Agreement; or there shall exist an Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation (1) any Pension Plan which has a negative Amount of Unfunded Benefit Liabilities and (2) any Pension Plan for which neither Company nor any other Loan Party would have liability if the Pension Plan were terminated) which exceeds $10,000,000; or

8.11    CHANGE IN CONTROL.

                A Change of Control shall have occurred; or

8.12    INVALIDITY OF SUBSIDIARY GUARANTY.

                Upon execution and delivery thereof, the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.13    FAILURE OF SECURITY.

                Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or cease to have a valid and perfected first priority security interest in any significant part of the Collateral (other than as a direct result of a breach by Agent of any obligation imposed on Agent under the Collateral Documents); or






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8.14    FAILURE TO CONSUMMATE THE TRANSACTIONS.

                Any of the Transactions and related transactions contemplated hereby (i) shall not be consummated in accordance with the Loan Documents and the Related Agreements prior to or concurrently with or immediately after the making of the initial Loans (and in any event on the Closing Date), or (ii) shall be unwound, reversed or otherwise rescinded or modified in whole or in part for any reason; or

8.15    ACTION UNDER RELATED FINANCING DOCUMENTS.

                Any holder of any Indebtedness evidenced by the Related Financing Documents shall file an action seeking the rescission thereof or damages or injunctive relief relating thereto; or any event shall occur which, under the terms of any Related Financing Documents, shall require Company or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of any Indebtedness evidenced by the Related Financing Documents; or Company or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any Indebtedness evidenced by the Related Financing Documents, except to the extent expressly permitted by subsection 7.5:

THEN (i) upon the occurrence of any Event of Default described in subsection
8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan (including the obligation of Swing Line Lender to make any Swing Line Loans), the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan (including the obligation of Swing Line Lender to make any Swing Line Loans), the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders to purchase participations in Letters of Credit as provided in subsection 3.3C or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(vi).






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                Any amounts described in clause (b) above, when received by
Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

                Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


SECTION 9.      AGENT

9.1     APPOINTMENT.

        A. APPOINTMENT OF AGENT. Each Lender hereby appoints, and each Interest Rate Exchanger, by its acceptance of the benefits of this Agreement and the other Loan Documents, shall be deemed to have appointed, Bankers as Agent hereunder and under the other Loan Documents and each Lender hereby authorizes, and each Interest Rate Exchanger, by its acceptance of the benefits of this Agreement and the other Loan Documents, shall be deemed to have authorized, Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents, and each Interest Rate Exchanger is considered to be a "Lender" for purposes of this Section 9. Each Lender hereby appoints Bankers and Chase as Arrangers hereunder. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent, Arrangers, Co-Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, and other than as expressly provided for in subsection 2.1D(v), Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party. Each Lender named as an Arranger hereunder shall have no






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duties or responsibilities under this Agreement or any other Loan Document to any Person, other than as a Lender hereunder and thereunder.

        B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                In the event that Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Agent shall be deemed to be references to Agent and/or such Supplemental Collateral Agent, as the context may require.

                Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Agent until the appointment of a new Supplemental Collateral Agent.






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9.2     POWERS AND DUTIES; GENERAL IMMUNITY.

        A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

        B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

        C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting,





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or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

        D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4     RIGHT TO INDEMNITY.

                Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company,





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for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other
Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. To the extent indemnification payments made by Lenders pursuant to this Section 9.4 are subsequently recovered by Agent from, or for the account of, Company, Agent will promptly refund such previously paid indemnification payments to Lenders. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5     SUCCESSOR AGENT AND SWING LINE LENDER.

                A. SUCCESSOR AGENT. Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Agent or its successor as Swing Line Lender, and any successor Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.






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9.6     COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

                Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release\ any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

SECTION 10.     MISCELLANEOUS

10.1    ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

        A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other





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Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

        B.      ASSIGNMENTS.

                (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation in any Letter of Credit or in any Swing Line Loan, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations in any Letter of Credit or in any Swing Line Loan, and other Obligations of the assigning Lender) to any other Eligible Assignee, with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of, in the case of assignments to a Lender or an Affiliate of Lender, $1,500 and, in the case of assignments to any other Eligible Assignee, $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to





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
        subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of
        Exhibit IV-A, Exhibit IV-B, Exhibit IV-C, Exhibit IV-D or Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

                (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).






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        C.      PARTICIPATIONS.  The holder of any participation, other than an
Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any portion of the principal amount of or the postponement of the date of payment of interest on any Loan allocated to such participation (it being understood that changes in interim amortization amounts are not extensions of scheduled final maturity dates), or the extension of the stated expiration date beyond the Revolving Loan Commitment Termination Date of any Letter of Credit allocated to such participation, or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation (other than any waiver of any increase in the interest rate applicable to the Loans pursuant to subsection 2.2E), and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D,
2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

        D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

        E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

        F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and
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Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2    EXPENSES.

                Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of the Arrangers incurred in preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Agent (including internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the reasonable costs and expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Collateral Document, including without limitation filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Agent or Requisite Lenders may reasonably request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the reasonable costs and expenses (including without limitation the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9, any environmental audits or reports provided for under subsection 6.9; (vi) all other actual and reasonable costs and expenses incurred by Arrangers in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence of an Event of Default, all reasonable costs and expenses, including reasonable attorneys' fees (including internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.






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10.3    INDEMNITY.

                In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, trustees, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries and in any event including without limitation the Environmental Losses.

                Without limiting the generality of the foregoing, the rights of each Indemnitee under this subsection 10.3 relating to any Environmental Losses shall be in addition to any other rights and remedies of such Indemnitee against Company or its Affiliates under any other document or instrument now or hereafter executed by






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Company or its Affiliates, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA or other similar Environmental Laws), and shall not in any way be deemed a waiver of any of such rights. Company agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA or other similar Environmental Laws) or subrogation against any other Loan Party, unless and until all Obligations of Company (other than Obligations which are contingent and unliquidated and not due and owing on such date and which pursuant to the provisions of this Agreement, Letters of Credit or the Loan Documents survive the termination of this Agreement, the repayment of the Obligations, the termination of the Commitments and the expiration or cancellation of all Letters of Credit) have been satisfied.

                To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4    SET-OFF.

                In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5    RATABLE SHARING.

                Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in





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accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations or participating interests (which it shall be deemed to have purchased from each seller of a participation or a participating interest simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations or participating interests shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation or a participating interest so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation or participating interests held by that holder.

10.6    AMENDMENTS AND WAIVERS.

                A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause
(i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents, (iii) amend, modify, terminate or waive any provision of this subsection 10.6, (iv) reduce the percentage specified in the definition of Requisite Lenders (it being understood that, with the consent of the





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Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Requisite Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date) or (v) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement; provided further that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender); (2) without the consent of the Swing Line Lender, amend, modify, terminate or waive any provision of subsection 2.1A(vi) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans; (3) without the consent of the Requisite Class Lenders of each Class which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Requisite Class Lenders of each Class in the case of an amendment to the definition of Requisite Class Lenders), amend the definition of Requisite Class Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the Classes pursuant to subsection 2.4B(iv) (although the Requisite Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as between the Classes, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered); (4) without the consent of Requisite Class Lenders of the respective Class, waive or reduce any scheduled repayment set forth in subsections 2.4A (i)-(iv) of such affected Class; (5) no amendment, modification, termination or waiver relating to the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit shall be effective without the written concurrence of each Issuing Lender having a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by Agent and of Agent; or (6) without the consent of Agent, amend, modify, terminate or waive any provision of Section 9 as the same applies to Agent or of any other provision of this Agreement as the same applies to the rights or obligations of Agent.

                B. If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Notes as contemplated by clauses (i) through (v) of the first proviso of subsection 10.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.9 so long as at the time of such replacement, each such Replacement





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Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4B(i)(b) and 2.4B(ii)(b); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.6B if, immediately after the termination of such Lender's Revolving Loan Commitment in accordance with subsection 2.4B(ii)(b), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 10.6A.

                C. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7    INDEPENDENCE OF COVENANTS.

                All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8    NOTICES.

                Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party






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hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.
Without limiting the generality of the immediately preceding sentence, Company's obligations relating to any Environmental Losses under subsection
10.3 shall survive the sale or other transfer of subject Mortgaged Property or Covered Real Property, as the case may be, by Company (or its Affiliate) prior to the Transfer Date.

10.10   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11   MARSHALLING; PAYMENTS SET ASIDE.

                Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the






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obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12   SEVERABILITY.

                In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13   OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14   HEADINGS.

                Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15   APPLICABLE LAW.

                THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16   SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations





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hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
        SECTION 5-1402 OR OTHERWISE.

10.18   WAIVER OF JURY TRIAL.

                EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF

THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19   CONFIDENTIALITY.

                Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound lending or investment practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or the NAIC or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall use its best efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20   COUNTERPARTS; EFFECTIVENESS.

                This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                COMPANY:

                                        SMITH'S FOOD & DRUG CENTERS, INC.

                                        By:         MICHAEL C. FREI
                                               ------------------------------

                                        Title:   Senior Vice President
                                               ------------------------------


                                        Notice Address:

                                               1550 South Redwood Road
                                               ------------------------------
                                               Salt Lake City, UT 84104
                                               ------------------------------
                                               Attention: Michael Frei
                                               ------------------------------

                             LENDERS:

                                        BANKERS TRUST COMPANY,
                                        individually and as Agent and Arranger

                                        By:       MARY JO JOLLY
                                            ---------------------------------
                                                  Mary Jo Jolly

                                        Title:   Assistant Vice President
                                               ------------------------------


                                        Notice Address:

                                               One Bankers Trust Plaza
                                               ------------------------------
                                               130 Liberty Street
                                               ------------------------------
                                               14th Floor
                                               ------------------------------
                                               New York, NY 10006
                                               ------------------------------
                                               Attention:  Michelle Zorn
                                               ------------------------------

                                       With a copy to:

                                               300 South Grand Avenue
                                               -----------------------------
                                               41st Floor
                                               -----------------------------
                                               Los Angeles, CA 90071
                                               -----------------------------
                                               Attention:  Eric S. Swanson
                                               -----------------------------

                                        THE CHASE MANHATTAN BANK, N.A.,
                                         individually and as Arranger


                                        By:          ELLEN GERTZOG
                                               ------------------------------
                                                     Ellen Gertzog

                                        Title:      Vice President
                                               ------------------------------


                                        Notice Address:

                                               270 Park Avenue
                                               ------------------------------
                                               9th Floor
                                               ------------------------------
                                               New York, NY 10017-2070
                                               ------------------------------
                                               Attention:  Ellen Gertzog
                                               ------------------------------

                                        CHASE SECURITIES INC.,
                                        Individually and as Syndication Agent


                                        By:          JOHN R. SORICE
                                               ------------------------------

                                        Title:       Vice President
                                               ------------------------------


                                        Notice Address:

                                               270 Park Avenue
                                               ------------------------------
                                               4th Floor
                                               ------------------------------
                                               New York, NY 10017-2070
                                               ------------------------------
                                               Attention:  John Sorice
                                               ------------------------------

                                ABN AMRO BANK N.V.
                                SAN FRANCISCO INTERNATIONAL BRANCH
                                By:  ABN AMRO North America, Inc.


                                By:     DIANNE D. WAGGONER
                                        -------------------------------------
                                Title:  Group Vice President
                                        -------------------------------------

                                By:     GINA M. BRUSATORI
                                        -------------------------------------
                                        Gina M. Brusatori

                                Title:  VP and Director
                                        -------------------------------------

                                Notice Address:

                                      101 California Street, Suite 4550
                                      San Francisco, CA 94111-5812
                                      Attention: Dianne D. Waggoner
                                                 Group Vice President & Director

                                ACADIA PARTNERS, L.P.


                                By:   Acadia PW Partners, L.P.
                                      as General Partner of Acadia
                                      Partners, L.P.


                                      By:  Acadia MGP, Inc., as
                                           Managing General Partner
                                           of the General Partner

                                By:     SCOTT KRASE
                                        -------------------------------------
                                Title:
                                        -------------------------------------

                                Notice Address:

                                      c/o Oak Hill Partners, Inc.
                                      65 East 55th Street
                                      New York, NY 10022
                                      Attention: Scott Krase

                                BANK OF AMERICA N.T. & S.A.


                                By:     LINDA A. CARPER
                                        -------------------------------------
                                        Linda A. Carper

                                Title:  Managing Director
                                        -------------------------------------

                                Notice Address:

                                      335 Madison Avenue, #9618-LFG
                                      New York, NY 10017
                                      Attention: Linda A. Carper, M.D.

                                BANK OF IRELAND,
                                GRAND CAYMAN BRANCH


                                By:     ROGER BURNS
                                        -------------------------------------
                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      640 5th Avenue
                                      New York, NY  10019
                                      Attention:  Roger Burns
                                                  Vice President

                                BANK OF MONTREAL


                                By:     WILLIAM DOBSON
                                        -------------------------------------
                                Title:  Director
                                        -------------------------------------

                                Notice Address:

                                      430 Park Avenue, 16th Floor
                                      New York, NY  10022
                                      Attention:  William Dobson

                                BANQUE FRANCAISE DU COMMERCE EXTERIEUR


DANIEL TOUFFU
-----------------------------   By:     IAIN A. WHYTE
Daniel Touffu                           --------------------------------------
First VP and Regional Manager           Iain A. Whyte

                                Title:  Vice President
                                        --------------------------------------

                                Notice Address:

                                      660 South Figueroa St.
                                      Suite 1400
                                      Los Angeles, CA  90017
                                      Attention:  Iain Whyte

                                BANQUE PARIBAS



                                By:     LINDA L. ALESHIRE
                                        -------------------------------------
                                        Linda L. Aleshire

                                Title:  VICE PRESIDENT
                                        -------------------------------------


                                By:     JOHN CATE
                                        -------------------------------------
                                        John Cate

                                Title:  GROUP VICE PRESIDENT
                                        -------------------------------------

                                Notice Address:

                                      2029 Century Park East
                                      Suite 3900
                                      Los Angeles, CA 90067
                                      Attention: Linda Aleshire

                                BARCLAYS BANK PLC



                                By:     KEITH F. ARNSDORFF
                                        -------------------------------------
                                        Keith F. Arnsdorff

                                Title:  Associate Director
                                        -------------------------------------

                                Notice Address:

                                      222 Broadway
                                      CSU - 12th Floor
                                      New York, NY 10038
                                      Attention: Valerie Niemczynski

                                BHF-BANK AKTIENGESELLSCHAFT



                                By:     RENATE BOSTON
                                        -------------------------------------
                                Title:  Vice President
                                        -------------------------------------


                                By:     DAN DOBRJANSKY
                                        -------------------------------------
                                Title:  Assistant Treasurer
                                        -------------------------------------

                                Notice Address:

                                      590 Madison Avenue
                                      New York, NY 10022-2540
                                      Attention: Renate Boston

                                CAISSE NATIONALE DE CREDIT AGRICOLE



                                By:     DAVID BOUHL
                                        -------------------------------------
                                        David Bouhl, F.V.P.

                                Title:  Head of Corporate Banking
                                        Chicago
                                        -------------------------------------

                                Notice Address:

                                      55 East Monroe, Suite 4700
                                      Chicago, IL 60603
                                      Attention: David Bouhl

                                CHL HIGH YIELD LOAN PORTFOLIO
                                (a unit of Chemical Bank)


                                By:     RICHARD W. STEWART
                                        -------------------------------------
                                        Richard W. Stewart

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      380 Madison Avenue
                                      12th Floor
                                      New York, NY 10017
                                      Attention: Richard W. Stewart

                                CIBC INC.



                                By:     PAUL MOHME
                                        -------------------------------------
                                Title:  Associate Director
                                        -------------------------------------

                                Notice Address:

                                      350 South Grand Avenue
                                      Suite 2600
                                      Los Angeles, CA 90071
                                      Attention: Paul Mohme

                                COMPAGNIE FINANCIERE DE CIC
                                ET DE L'UNION EUROPEENNE


                                By:     SEAN MOUNIER
                                        -------------------------------------
                                        Sean Mounier

                                Title:  First Vice President
                                        -------------------------------------


                                By:     MARCUS EDWARD
                                        -------------------------------------
                                        Marcus Edward

                                Title:  Vice President
                                        -------------------------------------




                                Notice Address:

                                      520 Madison Avenue
                                      37th Floor
                                      New York, NY  10022
                                      Attention:  Brian O'Leary

                                CONTINENTAL CASUALTY COMPANY


                                By:     BURTON WEINSTEIN
                                        -------------------------------------
                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      c/o Loews Corporation
                                      667 Madison Avenue
                                      New York, NY  10021-8087
                                      Attention:  High Yield, 7th Floor

                                CREDIT LYONNAIS LOS ANGELES BRANCH


                                By:     DAVID L. MILLER
                                        -------------------------------------
                                Title:  Senior Vice President
                                        -------------------------------------

                                Notice Address:

                                      1301 Avenue of the Americas
                                      New York, NY  10019
                                      Attention:  Mark Koneval
                                                  Assistant Vice President
                                                  Leveraged Finance - 18th Floor

                                CRESCENT/MACH I PARTNERS, L.P.


                                By:   TCW Asset Management Company, its
                                      Investment Manager


                                By:     JUSTIN DRISCOLL
                                        -------------------------------------
                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      200 Park Avenue, Suite 2200
                                      New York, New York 10166-0228
                                      Attention: Mark L. Gold/Justin Driscoll

                                THE DAI-ICHI KANGYO BANK, LTD.,
                                LOS ANGELES AGENCY


                                By:     T. NOZAKI
                                        -------------------------------------
                                        Tomohiro Nozaki

                                Title:  Senior Vice President &
                                        Joint General Manger
                                        -------------------------------------

                                Notice Address:

                                      555 West 5th Street
                                      Fifth Floor
                                      Los Angeles, CA 90013
                                      Attention: David K. Henry

                                THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                THE UNITED STATES


                                By:     JOEL SEREBRANSKY
                                        -------------------------------------
                                Title:  Investment Officer
                                        -------------------------------------

                                Notice Address:

                                      c/o Alliance Capital Management
                                      1345 Avenue of the Americas
                                      38th Floor
                                      New York, NY  10105
                                      Attention:  Joel Serebransky

                                EQUITABLE VARIABLE LIFE INSURANCE COMPANY


                                By:     INA LANE
                                        -------------------------------------
                                Title:  Investment Officer
                                        -------------------------------------

                                Notice Address:

                                      c/o Alliance Capital Management
                                      1345 Avenue of the Americas
                                      38th Floor
                                      New York, NY  10105
                                      Attention:  Joel Serebransky

                                FEDERAL STREET PARTNERS


                                By:     GRETCHEN BERGSTRESSER
                                        -------------------------------------
                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      100 Federal Street, 01-08-05
                                      Boston, MA  02110
                                      Attention:  Gretchen Bergstresser

                                THE FIRST NATIONAL BANK OF CHICAGO


                                By:     KAREN F. KITZER
                                        -------------------------------------
                                Title:  Senior Vice President
                                        -------------------------------------

                                Notice Address:

                                      One First National Plaza
                                      Suite 0088
                                      Chicago, IL  60670
                                      Attention:  Karen G. Hannusch

                                FIRST SECURITY BANK OF UTAH, N.A.


                                By:     JEFF J. JENSEN
                                        -------------------------------------
                                        Jeff Jensen

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      15 East 100 South, 2nd Floor
                                      Salt Lake City, Utah 84111
                                      Attention:  Jeff Jensen

                                FIRST SOURCE FINANCIAL LLP


                                By:   First Source Financial, Inc.,
                                      as Agent/Manager


                                By:     R.M. COSEO
                                        -------------------------------------

                                Title:  Senior Vice President
                                        -------------------------------------

                                Notice Address:

                                      2850 W. Golf Road, Suite 520
                                      Rolling Meadows, IL 60008
                                      Attention: Kevin Kirsten

                                FLEET BANK, N.A.


                                By:     GEORGE TRIEBENBACHER
                                        -------------------------------------

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      175 Water Street
                                      27th Floor
                                      New York, NY 10038
                                      Attention: George Triebenbacher

                                THE FUJI BANK, LIMITED
                                LOS ANGELES AGENCY



                                By:     N. UMEMURA
                                        -------------------------------------
                                        Nobuhiro Umemura

                                Title:  Joint General Manager
                                        -------------------------------------

                                Notice Address:

                                      333 S. Grand Avenue, 25th Floor
                                      Los Angeles, CA 90071
                                      Attention: Ching Lim

                               HELLER FINANCIAL, INC.


                                By:     JENA L. HOLMAN
                                        -------------------------------------

                                Title:  Assistant Vice President
                                        -------------------------------------

                                Notice Address:

                                      500 W. Monroe Street
                                      Chicago, IL 60661
                                      Attention: Linda Wolf

                                THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                LOS ANGELES AGENCY



                                By:     T. AKIYAMA
                                        -------------------------------------
                                        Takahide Akiyama

                                Title:  Joint General Manager
                                        -------------------------------------

                                Notice Address:

                                      350 S. Grand Avenue, Suite 1500
                                      Los Angeles, CA 90071
                                      Attention: J. Blake Seaton

                                ING CAPITAL ADVISORS, INC.
                                as Agent for Bank Syndication Account



                                By:     MICHAEL P. McADAMS
                                        -------------------------------------
                                        Michael P. McAdams

                                Title:  Managing Director
                                        -------------------------------------

                                Notice Address:

                                      333 South Grand Avenue, Suite 400
                                      Los Angeles, CA 90071
                                      Attention: Michael Hatley

                                MASSACHUSETTS MUTUAL LIFE INSURANCE
                                COMPANY



                                By:     CLIFFORD M. RHEAR
                                        -------------------------------------
                                Title:  Managing Director
                                        -------------------------------------

                                Notice Address:

                                      1295 State Street
                                      Springfield, MA 01111
                                      Attention: John Wheeler

                                MERRILL LYNCH SENIOR FLOATING RATE FUND,
                                INC.


                                By:     JOHN W. FRASER
                                        -------------------------------------
                                        John W. Fraser

                                Title:  Authorized Signatory
                                        -------------------------------------

                                Notice Address:

                                      800 Scudders Mill Road, Area 2C
                                      Plainsboro, NJ 08536
                                      Attention: John W. Fraser

                                MIDLAND BANK PLC



                                By:     JOHN HOWKER
                                        -------------------------------------
                                Title:  Executive Director
                                        -------------------------------------

                                Notice Address:

                                      140 Broadway, 5th Floor
                                      New York, NY 10005
                                      Attention: John Howker

                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION



                                By:     PATRICIA LORET DE MOLA
                                        -------------------------------------
                                Title:  Senior Vice President
                                        -------------------------------------

                                Notice Address:

                                      520 Madison Avenue, 26th Floor
                                      New York, NY 10022
                                      Attention: Patricia Loret de Mola
                                                 Senior Vice President

                                NATIONAL CITY BANK


                                By:     JEFFERY C. POUGH
                                        -------------------------------------

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      1900 E. Ninth Street, LOC 2102
                                      Cleveland, Ohio 44114
                                      Attention: Lisa B. Lisi

                                NEW YORK LIFE INSURANCE COMPANY


                                By:     KAREN HINIKER
                                        -------------------------------------

                                Title:  Assistant Vice President
                                        -------------------------------------

                                Notice Address:

                                      51 Madison Avenue
                                      New York, NY 10010
                                      Attention: Vice President
                                                 Investment Department
                                                 Private Finance Group

                                NEW YORK LIFE INSURANCE AND ANNUITY
                                CORPORATION


                                By:     LYDIA S. SANGREE
                                        -------------------------------------
                                        Lydia S. Sangree

                                Title:  Assistant Vice President
                                        -------------------------------------

                                Notice Address:

                                      51 Madison Avenue
                                      New York, NY 10010
                                      Attention: Vice President
                                                 Investment Department
                                                 Private Finance Group



                                    S-38(a)

                                THE NIPPON CREDIT BANK, LTD.
                                LOS ANGELES AGENCY


                                By:     BERNARDO E. CORREA-HENSCHKE
                                        -------------------------------------
                                        Bernardo E. Correa-Henschke

                                Title:  Vice President & Senior Manager
                                        -------------------------------------

                                Notice Address:

                                      550 South Hope Street
                                      Suite 2500
                                      Los Angeles, CA  90071
                                      Attention:  Julien Michaels

                                ORIX USA CORPORATION


                                By:     DAVID WOOLSEY
                                        -------------------------------------
                                        David Woolsey

                                Title:  Deputy President and COO
                                        -------------------------------------

                                Notice Address:

                                      780 Third Avenue, 48th Floor
                                      New York, NY  10017-7088
                                      Attention:  Kiyomi Kosaka

                                PEARL STREET L.P.


                                By:     EDWARD C. FORST
                                        -------------------------------------
                                        Edward C. Forst

                                Title:  Authorized Signatory
                                        -------------------------------------

                                Notice Address:

                                      85 Broad Street, 6th Floor
                                      New York, NY  10004
                                      Attention:  Kathy King

                                PILGRIM AMERICA PRIME RATE TRUST


                                By:     HOWARD TIFFEN
                                        -------------------------------------
                                        Howard Tiffen

                                Title:  Senior Vice President
                                        -------------------------------------

                                Notice Address:

                                      40 N. Central Ave., Suite 1200
                                      Phoenix, AZ  85004
                                      Attention:  Robert Clouse

                                PPM AMERICA, INC., as attorney in fact,
                                on behalf of Jackson National Life
                                Insurance Company



                                By:     MICHAEL DiRe
                                        -------------------------------------

                                Title:  Vice President/Head-High Yield
                                        Bank Loans
                                        -------------------------------------

                                Notice Address:

                                      225 West Wacker Drive, Suite 1200
                                      Chicago, IL 60606-1228
                                      Attention: Private Placements
                                                 Michael DiRe or Guy Petrelli

                                PRIME INCOME TRUST


                                By:     RAFAEL SCOLARI
                                        -------------------------------------
                                Title:
                                        -------------------------------------

                                Notice Address:

                                      2 World Trade Center -- 72nd Floor
                                      New York, NY 10048
                                      Attention: Rafael Scolari

                                PROTECTIVE LIFE INSURANCE COMPANY


                                By:     MARK K. OKADA
                                        -------------------------------------
                                        Mark K. Okada CFA

                                Title:  Principal
                                        Protective Asset Management Co.
                                        -------------------------------------

                                Notice Address:

                                      1150 Two Galleria Tower
                                      13455 Noel Road -- LB #45
                                      Dallas, TX 75240
                                      Attention: Mark Okada -- Principal

                                SENIOR HIGH INCOME PORTFOLIO, INC.



                                By:     JOHN W. FRASER
                                        -------------------------------------
                                        John W. Fraser

                                Title:  Authorized Signatory
                                        -------------------------------------

                                Notice Address:

                                      800 Scudders Mill Road, Area 2C
                                      Plainsboro, NJ 08536
                                      Attention: John W. Fraser

                                SOUTHERN PACIFIC THRIFT AND LOAN
                                ASSOCIATION



                                By:     CHRIS KELLEHER
                                        -------------------------------------
                                        Chris Kelleher

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      12300 Wilshire Blvd., Suite 200
                                      Los Angeles, CA 90025
                                      Attention: Chris Kelleher

                                THE SUMITOMO TRUST & BANKING CO., LTD.
                                LOS ANGELES AGENCY



                                By:     ELEANOR CHAN
                                        -------------------------------------
                                        Eleanor Chan

                                Title:  Manager & Vice President
                                        -------------------------------------

                                Notice Address:

                                      333 S. Grand Ave., Suite 5300
                                      Los Angeles, CA 90071
                                      Attention:      Loan Administration
                                      with a copy to: Karen Ryan

                                SUNAMERICA INC.



                                By:     LYNN A. HOPTON
                                        -------------------------------------
                                Title:  Vice President
                                        -------------------------------------
                                        SunAmerica Investments, Inc.

                                Notice Address:

                                      1 SunAmerica Center
                                      38th Floor
                                      Century City
                                      Los Angeles, CA 90067
                                      Attention: Sabur Moini

                                TCW ASSET MANAGEMENT COMPANY,
                                as Attorney-in-Fact for
                                Occidental Life Insurance Company of
                                North Carolina


                                By:     JUSTIN DRISCOLL
                                        -------------------------------------

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      200 Park Avenue, Suite 2200
                                      New York, New York 10166-0228
                                      Attention: Mark L. Gold/Justin Driscoll

                                TCW ASSET MANAGEMENT COMPANY,
                                as Attorney-in-Fact for
                                Integon Life Insurance Corporation


                                By:     JUSTIN DRISCOLL
                                        -------------------------------------

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      200 Park Avenue, Suite 2200
                                      New York, New York 10166-0228
                                      Attention: Mark L. Gold/Justin Driscoll

                                TRANSAMERICA BUSINESS CREDIT CORPORATION


                                By:     RON WALKER
                                        -------------------------------------

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      555 Theodore Fremd Avenue
                                      Suite C-301
                                      Rye, NY 10580
                                      Attention:  Ron Walker

                                THE TRAVELERS INSURANCE COMPANY


                                By:     ROBERT M. MILLS
                                        -------------------------------------
                                        Robert M. Mills

                                Title:  Assistant Investment Officer
                                        -------------------------------------

                                Notice Address:

                                      Investment Group - 9PB
                                      205 Columbus Boulevard - Loading Dock
                                      Hartford, CT 06183-2030
                                      Attention: Robert Mills

                                UNION BANK, A DIVISION OF
                                UNION BANK OF CALIFORNIA, N.A.


                                By:     TIMOTHY P. STREB
                                        -------------------------------------
                                        Timothy P. Streb

                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      Retailing Industries Department
                                      350 California St.
                                      11th Floor
                                      San Francisco, CA 94104
                                      Attention: Timothy P. Streb

                                USL CAPITAL CORPORATION


                                By:     CRAIG F. BRUZZONE
                                        -------------------------------------


                                Title:  Vice President
                                        -------------------------------------

                                Notice Address:

                                      c/o Municipal & Corporate Financing
                                      733 Front Street, MS-520
                                      San Francisco, CA 94111
                                      Attention: Craig F. Bruzzone

                                VAN KAMPEN AMERICAN CAPITAL
                                PRIME RATE INCOME TRUST


                                By:     JEFFREY W. MAILLET
                                        -------------------------------------
                                        Jeffrey W. Maillet

                                Title:  Sr. Vice Pres.-Portfolio Manager
                                        -------------------------------------

                                Notice Address:

                                      One Parkview Plaza
                                      Oakbrook Terrace, IL 60181
                                      Attention: Jeffrey W. Maillet

                                  SCHEDULE 2.1

                    LENDERS' COMMITMENTS AND PRO RATA SHARES


            Tranche A        Pro Rata     Tranche B       Pro Rata     Tranche C        Pro Rata
            Term Loan        Share        Term Loan       Share        Term Loan        Share
 Share
  Lender    Commitment                    Commitment                   Commitment
-------------------------------------------------------------------------------------------------
            $                         %   $                        %   $                        %





            -------------     ---------   -------------    ---------   -------------    ---------
   TOTAL    $                      100%   $                     100%   $                     100%



            Tranche D        Pro Rata Share      Revolving    Pro Rata     Pro Rata
            Term Loan                            Loan         Share
 Share                       (re: Tranche D                   (re: Rev.
  Lender    Commitment       Term Loans)         Commitment   Loans)       (Overall)
-------------------------------------------------------------------------------------
            $                                %   $                     %            %





            -------------            ---------   ---------     ---------    ---------
   TOTAL    $                             100%   $                  100%         100%





LA1-703302.V6
(Credit Agreement)

                                                                    SCHEDULE 5.1

                            SUBSIDIARIES OF COMPANY


                                                                                                    Ownership
                                     Jurisdiction of                    Direct                      by (Each)
          Entity                     Incorporation                    Parent(s)                   Direct Parent
         --------                    --------------                   ---------                   -------------
                                                                                                           %





LA1-703302.V6
(Credit Agreement)